Exhibit 10.2

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of July 25, 2022 (this “Agreement”), is among ESSENTIAL PROPERTIES REALTY TRUST, INC., a Maryland real estate investment trust (the “Parent REIT”), ESSENTIAL PROPERTIES, L.P., a Delaware limited partnership (the “Borrower”), the Subsidiary Guarantors party hereto, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the “Agent”), and the Lenders party hereto.

RECITALS

WHEREAS, the Parent REIT, the Borrower, the lenders from time to time party thereto (the “Lenders”) and the Agent are parties to the Amended and Restated Credit Agreement, dated as of April 12, 2019 (as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of November 22, 2019, as further amended by that certain Second Amendment to Amended and Restated Credit Agreement, dated as of February 10, 2022, and as further amended, restated, amended and restated, modified or supplemented prior to the date hereof, the “Credit Agreement”; the Credit Agreement, as modified hereby and as further amended from time to time in accordance with the terms thereof, the “Amended Credit Agreement”). Terms used but not defined herein shall have the respective meanings ascribed thereto in the Amended Credit Agreement.

WHEREAS, the Borrower has requested that the Second Tranche Term Loan Lenders provide Second Tranche Term Loan Commitments to the Borrower on the Third Amendment Effective Date (as defined below) in an aggregate principal amount of $400,000,000.

WHEREAS, the Parent REIT, the Borrower, the Agent, and the Lenders party hereto have agreed to amend the Credit Agreement in accordance with and subject to the terms and conditions set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

I.SECOND TRANCHE TERM Loan COMMITMENTS. Pursuant to Section 2.3(c) of the Amended Credit Agreement and this Agreement, subject solely to the satisfaction or waiver of the conditions set forth in Section IV below, on and as of the Third Amendment Effective Date, each Second Tranche Term Loan Lender hereby provides its Second Tranche Term Loan Commitment to the Borrower.

II.Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section IV below, as of the Third Amendment Effective Date, the Credit Agreement is hereby amended such that, immediately after giving effect to this Agreement, the Amended Credit Agreement will read as set forth in Exhibit A.

III.REPRESENTATIONS. Each of the Parent REIT and the Borrower, on its own behalf and on behalf of the other Loan Parties, hereby represents, warrants and confirms that the representations and warranties in Section 4 of the Amended Credit Agreement and the other Loan Documents are true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) as of the Third Amendment Effective Date, except to the extent any such representation or warranty relates solely to an earlier date, in which case such representation or warranty shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such earlier date, and the representations and warranties contained in Section 4.1 of the Amended Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) or (b), as applicable, of Section 6.1 of the Amended Credit Agreement.

IV.CONDITIONS TO EFFECTIVENESS. This Agreement will become effective on the first date (such date, the “Third Amendment Effective Date”) on which each of the following conditions is satisfied:

A.The Agent shall have received counterparts of this Agreement executed and delivered by the Parent REIT, the Borrower, the other Loan Parties on the date hereof, each Second Tranche Term Loan Lender and each Lender (as defined in the Credit Agreement).

B.(i) The Agent shall have received all reasonable fees and other amounts due and payable by the Borrower to the Agent in accordance with the terms of the Amended Credit Agreement on or prior to the date hereof, including, to the extent invoiced, reimbursement or payment of all out of pocket expenses required pursuant to the terms of the Amended Credit Agreement to be reimbursed or paid by the Borrower in connection herewith; and

(ii) each Joint Lead Arranger shall have received all of the fees payable to such Joint Lead Arranger, for its own account (and for the account of the Lenders, as applicable), in the amounts then due to such Joint Lead Arranger in accordance with the terms of the fee letter between the Borrower and such Joint Lead Arranger.

C.The Agent shall have received all information reasonably requested by the Agent or any Lender regarding the Borrower and the other Loan Parties in order to comply with the Patriot Act and similar “know your customer” requirements of the Agent and the Lenders party to this Agreement.

D.As of the date hereof, both immediately before and immediately after entering into and giving effect to this Agreement, no Default or Event of Default exists.

E.The Agent shall have received a certificate of each Loan Party, dated the Third Amendment Effective Date, substantially in the form of Exhibit C of the Amended Credit Agreement, with appropriate insertions and attachments.

F.The Agent shall have received the executed legal opinions of counsel to the Group Members, in form and substance reasonably acceptable to the Agent. Such legal opinions shall cover such matters incident to the transactions contemplated by this Agreement as the Agent may reasonably require and shall be addressed to the Agent and the Lenders.

G.The Agent shall have received a Compliance Certificate, dated the Third Amendment Effective Date, demonstrating pro-forma compliance with each of the covenants set forth in Section 7.1 of the Amended Credit Agreement as of the last day of the most recent fiscal quarter of the Borrower for which the Borrower has provided financial statements under Section 6.1(b) of the Credit Agreement.

H.The Agent shall have received copies of the corporate documents referenced in Section 5.1(m) of the Amended Credit Agreement.

I.The Agent shall have received from the Borrower such other documents, instruments, certificates, assurances, consents and approvals as the Agent shall have reasonably requested from the Borrower prior to the Third Amendment Effective Date.

V.    CONDITIONS TO EXTENSION OF SECOND TRANCHE TERM LOANS. Notwithstanding Section 5.2 of the Amended Credit Agreement, the obligation of each Second Tranche Term Loan Lender to make any extension of a Second Tranche Term Loan requested to be made by it, including on the Third Amendment Effective Date (each such date, a “Second Tranche Term Loan Funding Date”) is subject to the satisfaction, or waiver by the Majority Second Tranche Term Loan Lenders, of the following conditions precedent:

A.    Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such Second Tranche Term Loan Funding Date as if made on and as of such date, provided that, (x) to the extent that any such representation or warranty relates to a specific earlier date, they shall be true and correct as of such earlier date and (y) to the extent that any such representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates.

B.    No Default. No Default or Event of Default shall have occurred and be continuing on such Second Tranche Term Loan Funding Date or after giving effect to the extensions of such Second Tranche Term Loan requested to be made on such date, including pro forma compliance with each of the financial covenants set forth in Section 7.1(a) and (e) of the Amended Credit Agreement (for the avoidance of doubt the Borrower shall not be required to deliver a Compliance Certificate containing calculations necessary for determining such pro forma compliance).

VI.    CONFIRMATION OF GUARANTY. Each Loan Party (a) confirms its obligations under the Guarantee Agreement, (b) confirms that its obligations under the Amended Credit Agreement constitute “Obligations” (as defined in the Amended Credit Agreement), (c) confirms its guarantee of the Obligations under the Guarantee Agreement, (d) confirms that its obligations under the Amended Credit Agreement are entitled to the benefits of the guarantee set forth in the Guarantee Agreement and (e) agrees that the Amended Credit Agreement is the “Credit Agreement” under and for all purposes of the Guarantee Agreement. Each Loan Party, by its execution of this Agreement, hereby confirms that the Obligations shall remain in full force and effect after giving effect to this Agreement.

VII.    NO NOVATION. This Agreement, the Amended Credit Agreement or the effectiveness of this Agreement or the Amended Credit Agreement shall not extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement or any other Loan Document or discharge or release the Lien or priority of any Loan Document or any other security therefor or any guarantee thereof. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Existing Credit Agreement, any other Loan Document or instruments guaranteeing or securing the same, which shall remain in full force and effect, except as modified hereby.

VIII.    MISCELLANEOUS.

A.    Each party hereto agrees, that except as specifically amended hereby, as of the Third Amendment Effective Date, the Loan Documents remain unmodified and in full force and effect. Each of the Parent REIT and the Borrower hereby ratifies and confirms its obligations under the Amended Credit Agreement and the other Loan Documents to which it is a party.

B.     On and after the Third Amendment Effective Date, references in the Amended Credit Agreement or in any other Loan Document to the Loan Documents shall be deemed to be references to the Loan Documents as amended hereby and as further amended, restated, modified or supplemented from time to time. This Agreement shall constitute a Loan Document.

C.    On the Third Amendment Effective Date, each Lender party hereto that is not a Lender under the Credit Agreement shall become a party to the Amended Credit Agreement, have the rights and obligations of a Lender thereunder, and shall be a “Lender” for all purposes of the Amended Credit Agreement and the other Loan Documents.

D.    This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic mail message shall be effective as delivery of a manually executed counterpart of this Agreement.

E.    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

F.    Section 10.12 of the Amended Credit Agreement is incorporated herein by reference, mutatis mutandis.

G.    This Agreement and the other Loan Documents represent the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the parties hereto relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

H.    Any provision in this Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.

I.    Notwithstanding anything to the contrary in Section 10.1 of the Amended Credit Agreement, Section V of this Agreement may be amended, modified or waived by, or with the consent of, the Majority Second Tranche Term Loan Facility Lenders and each Loan Party party to the Amended Credit Agreement (which consent shall be the only consent required hereunder, under the Amended Credit Agreement or any other Loan Document to make of effect such amendment, modification or waiver).

J.    The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to (i) any document to be signed by any Lender or Issuing Lender (collectively, the “Lender Parties”), in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form; and (ii) any document to be signed by the Borrower or any other Loan Party in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature of such Lender Party, the Borrower or other Loan Party, or the use of a paper-based recordkeeping system with respect to such Lender Party, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, the Agent is under no obligation to agree to accept electronic signatures from any Lender Party, the Borrower or other Loan Party in any form or in any format unless expressly agreed to by the Agent pursuant to procedures approved by it; provided further that, upon the request of the Agent or any Lender, any such electronic signature shall be followed by a manually executed version thereof. Each of the undersigned hereby (i) agrees that, for all purposes, electronic images of this Agreement (including with respect to any of the Lender Parties’ signature pages thereto) shall have the same legal effect, validity, admissibility into evidence and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity, admissibility into evidence or enforceability of this Agreement based solely on the lack of paper original copies hereof, including with respect to any of the Lender Parties’ signatures hereto.

IX.    ARRANGER TITLES. From and after the Third Amendment Effective Date, the following Lenders shall have the following titles with respect to the Second Tranche Term Loan Facility:

BofA Securities, Inc.	Left Lead Arranger and Joint Book Runner
Wells Fargo Securities LLC	Right Lead Arranger and Joint Book Runner
BMO Capital Markets Corp.	Joint Lead Arranger
The Huntington National Bank	Joint Lead Arranger
TD Bank, N.A.	Joint Lead Arranger

[Remainder of page intentionally blank]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.
ESSENTIAL PROPERTIES REALTY TRUST, INC., as the PARENT REIT

By: /s/ Mark E. Patten______________
Name: Mark E. Patten
Title: Executive Vice President, Chief Financial
Officer, Treasurer and Corporate Secretary

ESSENTIAL PROPERTIES, L.P., as the Borrower

By: Essential Properties OP G.P., LLC, its general
partner

By: /s/ Mark E. Patten _____________
Name: Mark E. Patten
Title: Executive Vice President, Chief Financial
Officer, Treasurer and Corporate Secretary

SUBSIDIARY GUARANTORS:

SCF Realty IFH LLC, a Delaware limited liability
company
SCF Realty Funding LLC, a Delaware limited liability
company
SCF Realty Servicing Company LLC, a Delaware
limited liability company
SCFRC-HW LLC, a Delaware limited liability company
SCF Realty Capital Trust LLC, a Delaware limited
liability company
SCFRC-HW-V LLC, a Delaware limited liability company
SCFRC-HW-528 South Broadway-Salem LLC, a
Delaware limited liability company
SCFRC-HW-G LLC, a Delaware limited liability company
SCF RC Funding IV LLC, a Delaware limited liability
company
SCF TRS LLC, a Delaware limited liability company
SCF RC Funding Canal LLC, a Delaware limited
liability company
SCf RC Funding I LLC, a Delaware limited liability
company
SCF RC Funding II LLC, a Delaware limited liability
company
SCF RC Funding III LLC, a Delaware limited liability
company
LB Funding I LLC, a Delaware limited liability company

By: Essential Properties, L.P., as manager, sole member
or sole member of the sole member of each of the
entities listed above

By: Essential Properties OP G.P., LLC, its general
partner

By: /s/ Mark E. Patten
Name: Mark E. Patten Title: Executive Vice President,
Chief Financial Officer, Treasurer and Corporate
Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION, as
Administrative Agent, Sustainability Structuring Agent,
Joint Lead Arranger and as a Lender

By: /s/ D. Bryan Gregory
Name: D. Bryan Gregory
Title: Managing Director

BANK OF AMERICA, N.A., as a Lender

By: /s/ Cheryl Sneor
Name: Cheryl Sneor
Title: Vice President

Bank of Montreal, as a Lender

By: /s/ Rebecca Liu Chabanon
Name: Rebecca Liu Chabanon
Title: Vice President

THE HUNTINGTON NATIONAL BANK, as a Lender

By: /s/ Erin L. Mahon
Name: Erin L. Mahon
Title: Assistant Vice President

TD Bank. N.A., as a Lender

By: /s/ Brian DelGreco
Name: Brian DelGreco
Title: Vice President

Truist Bank, as a Lender

By: /s/ Ryan Almond
Name: Ryan Almond
Title: Director

Capital One, National Association, as a Lender

By: /s/ Jessica W. Phillips
Name: Jessica W. Phillips
Title: Authorized Signatory

MIZUHO BANK, LTD., as a Lender

By: /s/ Donna DeMagistris
Name: Donna DeMagistris
Title: Executive Director

Citizens Bank, N.A., as a Lender

By: /s/ Donald Woods
Name: Donald Woods
Title: SVP

Citibank N.A., as a Lender

By: /s/ Christopher Albano
Name: Christopher Albano
Title: Authorized Signatory

GOLDMAN SACHS BANKS USA, as a Lender

By: /s/ Jonathan Dworkin
Name: Jonathan Dworkin
Title: Authorized Signatory

Barclays Bank PLC, as a Lender

By: /s/ Craig Malloy
Name: Craig Malloy
Title: Director

ASSOCIATED BANK, NATIONAL ASSOCIATION, as a
Lender

By: /s/ Mitchell Vega
Name: Mitchell Vega
Title: Senior Vice President

EXHIBIT A

Amended Credit Agreement

$1,200,000,000
AMENDED AND RESTATED CREDIT AGREEMENT
among
ESSENTIAL PROPERTIES REALTY TRUST, INC., as the Parent REIT,
ESSENTIAL PROPERTIES, L.P., as the Borrower,
the Lenders referred to herein, as Lenders,
and
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Sustainability Structuring Agent and Issuing Lender
dated as of April 12, 2019
-------------------------------------

WELLS FARGO SECURITIES LLC,
and BOFA SECURITIES, INC., as Joint Bookrunners
and with
TRUIST SECURITIES, INC.,
as Joint Lead Arrangers

and

BARCLAYS BANK PLC, CITIBANK, N.A., CAPITAL ONE, NATIONAL ASSOCIATION, TD BANK, N.A., HUNTINGTON NATIONAL BANK, BANK OF MONTREAL, MIZUHO BANK, LTD.,
as Documentation Agents

SECTION 1	DEFINITIONS .....................................................................................................................	1
1.1	Defined Terms ....................................................................................................................	1
1.2	Other Definitional Provisions ............................................................................................	1
1.3	Accounting Changes ........................................................................................................	1
SECTION 2	AMOUNT AND TERMS OF COMMITMENTS ..................................................................	1
2.1	Revolving Credit Commitments .........................................................................................	1
2.2	Procedure for Revolving Credit Borrowing ........................................................................	1
2.3	Initial Term Loans and Second Tranche Term Loans ........................................................	1
2.4	Procedure for Initial Term Loan Borrowing and Second Tranche Term Loan Borrowing ...	1
2.5	Repayment of Loans; Evidence of Debt ............................................................................	1
2.6	Extension of Revolving Credit Termination Date ...............................................................	1
2.7	Facility Fees, etc. ..............................................................................................................	1
2.8	Termination or Reduction of Revolving Credit Commitments ............................................	1
2.9	Optional Prepayments .......................................................................................................	1
2.1	Mandatory Prepayments ...................................................................................................	1
2.11	Conversion and Continuation Options ...............................................................................	1
2.12	Minimum Amounts and Maximum Number of Term SOFR Tranches ................................	1
2.13	Interest Rates and Payment Dates ....................................................................................	1
2.14	Computation of Interest and Fees; Retroactive Adjustments of Applicable Margin ...........	1
2.15	Inability to Determine Interest Rate ...................................................................................	1
2.16	Pro Rata Treatment and Payments ...................................................................................	1
2.17	Requirements of Law .........................................................................................................	1
2.18	Taxes ...................................................................................................................................	1
2.19	Indemnity .............................................................................................................................	1

2.2	Illegality	1
2.21	Change of Lending Office	1
2.22	Replacement of Lenders under Certain Circumstances	1
2.23	Incremental Borrowings	1
2.24	Defaulting Lender.	1
2.25	ESG Adjustments	1
2.26	Effect of Benchmark Transition Event	1
2.27	Funds Transfer Disbursements	1
SECTION 3	LETTERS OF CREDIT	1
3.1	L/C Commitment	1
3.2	Procedure for Issuance of Letter of Credit	1
3.3	Fees and Other Charges	1
3.4	L/C Participations	1
3.5	Reimbursement Obligation of the Borrower	1
3.6	Obligations Absolute	1
3.7	Letter of Credit Payments	1
3.8	Applications	1
3.9	Resignation of an Issuing Lender	1
SECTION 4	REPRESENTATIONS AND WARRANTIES	1
4.1	Financial Condition	1
4.2	No Change	1
4.3	Corporate Existence; Compliance with Law	1
4.4	Corporate Power; Authorization; Enforceable Obligations	1
4.5	No Legal Bar	1
4.6	No Material Litigation	1
4.7	No Default	1
4.8	Ownership of Property; Liens	1
4.9	Intellectual Property	1
4.1	Taxes	1
4.11	Federal Regulations	1
4.12	Labor Matters	1
4.13	ERISA	1
4.14	Investment Company Act; Other Regulations	1
4.15	Subsidiaries	1
4.16	Use of Proceeds	1
4.17	Environmental Matters	1
4.18	Accuracy of Information, etc.	1
4.19	[Intentionally Omitted].	1
4.2	Solvency	1
4.21	[Intentionally Omitted].	1
4.22	REIT Status; Borrower Tax Status	1
4.23	Insurance	1
4.24	[Intentionally Omitted]	1

4.25	Compliance with Anti-Terrorism, Embargo and Anti-Money Laundering Laws	1
4.26	Acquisition of Eligible Unencumbered Assets	1
SECTION 5	CONDITIONS PRECEDENT	1
5.1	Conditions to Effectiveness	1
5.2	Conditions to Each Extension of Credit	1
SECTION 6	AFFIRMATIVE COVENANTS	1
6.1	Financial Statements	1
6.2	Certificates; Other Information	1
6.3	Payment of Obligations	1
6.4	Conduct of Business and Maintenance of Existence; Compliance	1
6.5	Maintenance of Property; Insurance	1
6.6	Inspection of Property; Books and Records; Discussions	1
6.7	Notices	1
6.8	Environmental Laws	1
6.9	Additional Guarantors	1
6.1	Use of Proceeds	1
6.11	[Reserved]	1
6.12	[Reserved]	1
6.13	Compliance with OFAC; Anti-Corruption Laws and Sanctions	1
SECTION 7	NEGATIVE COVENANTS	1
7.1	Financial Condition Covenants.	1
7.2	Limitation on Indebtedness	1
7.3	Limitation on Liens	1
7.4	Limitation on Fundamental Changes	1
7.5	Limitation on Disposition of Property	1
7.6	Limitation on Restricted Payments	1
7.7	Limitation on Investments	1
7.8	Limitation on Modifications of Organizational Documents	1
7.9	Limitation on Transactions with Affiliates	1
7.1	[Intentionally Omitted].	1
7.11	Limitation on Changes in Fiscal Periods	1
7.12	Limitation on Negative Pledge Clauses	1
7.13	Limitation on Restrictions on Subsidiary Distributions	1
7.14	Limitation on Lines of Business	1
7.15	Limitation on Activities of the Parent REIT	1
7.16	[Intentionally Omitted].	1
7.17	REIT Status	1
7.18	[Intentionally Omitted]	1
7.19	OFAC; Anti-Corruption Laws and Sanctions	1
7.2	Borrower Tax Status	1
SECTION 8	EVENTS OF DEFAULT	1
8.1	Events of Default	1
8.2	Allocation of Proceeds	1

SECTION 9	THE AGENTS	1
9.1	Appointment	1
9.2	Delegation of Duties	1
9.3	Exculpatory Provisions	1
9.4	Reliance by Agents	1
9.5	Notice of Default	1
9.6	Non-Reliance on Agents and Other Lenders	1
9.7	Indemnification	1
9.8	Agent in Its Individual Capacity	1
9.9	Successor Administrative Agent	1
9.1	Authorization to Release Guarantees	1
9.11	The Arrangers; the Co-Syndication Agents	1
9.12	No Duty to Disclose	1
9.13	Waiver	1
9.14	Certain ERISA Matters	1
9.15	Erroneous Payments	1
9.16	Approvals of Lenders	1
SECTION 10	MISCELLANEOUS	1
10.1	Amendments and Waivers	1
10.2	Notices	1
10.3	No Waiver; Cumulative Remedies	1
10.4	Survival of Representations and Warranties	1
10.5	Payment of Expenses	1
10.6	Successors and Assigns; Participations and Assignments	1
10.7	Adjustments; Set-off	1
10.8	Counterparts	1
10.9	Severability	1
10.1	Integration	1
10.11	Governing Law	1
10.12	Submission To Jurisdiction; Waivers	1
10.13	Acknowledgments	1
10.14	Confidentiality	1
10.15	Release of Guarantee Obligations	1
10.16	Waivers of Jury Trial	1
10.17	Acknowledgment and Consent to Bail-In of Affected Financial Institutions.	1
10.18	Effect of Amendment and Restatement of the Existing Credit Agreement	1
10.19	Keepwell	1
10.20	[Reserved]	1
10.21	Acknowledgement Regarding Any Supported QFCs	1

ANNEX:

A	Commitments
SCHEDULES:

4.4	Consents, Authorizations, Filings and Notices
4.15	Subsidiaries
7.18	Existing Ground Leases
7.2(d)	Existing Indebtedness
7.3	Existing Liens

EXHIBITS:

A	Form of Amended and Restated Guarantee Agreement
B	Form of Compliance Certificate
C	Form of Closing Certificate
D	Eligible Unencumbered Real Property Asset Certificate
E	Form of Assignment and Assumption
F-1	Form of Revolving Credit Note
F-2	Form of Term Note
G-1	Form of U.S. Tax Compliance Certificate (For Non-U.S. Lenders That Are Not Partnerships for U.S. Federal Income Tax Purposes)
G-2	Form of U.S. Tax Compliance Certificate (For Non-U.S. Participants That Are Not Partnerships for U.S. Federal Income Tax Purposes)
G-3	Form of U.S. Tax Compliance Certificate (For Non-U.S. Participants That Are Partnerships for U.S. Federal Income Tax Purposes)
G-4	Form of U.S. Tax Compliance Certificate (For Non-U.S. Lenders That Are Partnerships for U.S. Federal Income Tax Purposes)
H	Form of Borrowing Notice
I	Form of New Lender Supplement
J	Form of Commitment Increase Supplement
K	Form of Disbursement Instruction Agreement

AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 12, 2019, among ESSENTIAL PROPERTIES REALTY TRUST, INC., a Maryland real estate investment trust (the “Parent REIT”), ESSENTIAL PROPERTIES, L.P., a Delaware limited partnership (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as sustainability structuring agent (in such capacity, the “Sustainability Structuring Agent”).

W I T N E S S E T H:

WHEREAS, the Parent REIT and the Borrower are parties to that certain $300,000,000 Revolving Credit Agreement, dated as of June 25, 2018 (as amended, supplemented or otherwise modified in writing prior to the date hereof, the “Existing Credit Agreement”), among the Parent REIT, the Borrower, the several banks and other financial institutions or entities parties thereto (the “Existing Lenders”), Barclays Bank PLC, as administrative agent, and others;

WHEREAS, Parent REIT and the Borrower have requested that the certain Lenders agree to amend and restate the Existing Credit Agreement;

WHEREAS, the Administrative Agent, the Issuing Lenders and the Revolving Credit Lenders desire to make available to the Borrower, a revolving credit facility in the amount of $600,000,000, which shall include an up to $10,000,000 letter of credit subfacility, on the terms and conditions contained herein;

WHEREAS, the Administrative Agent and the Term Loan Lenders desire to make available to the Borrower, a term loan facility in the initial amount of $200,000,000 and a second tranche term loan facility in the initial amount of $400,000,000, on the terms and conditions contained herein;

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties hereto hereby agree that on the Restatement Effective Date, as provided in Section 10.19, the Existing Credit Agreement shall be amended and restated in its entirety as follows:

SECTION 1    DEFINITIONS

1.1    Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“Acceptable Ground Lease”: collectively, (a) each Existing Ground Lease, and (b) a ground lease that satisfies each of the following conditions: (i)(x) no default has occurred and is continuing and no terminating event has occurred under such lease by the Borrower or any Guarantor thereunder, (y) no event has occurred which but for the passage of time, or notice, or both would constitute a default or terminating event under such lease and (z) to the Borrower’s and each Guarantor’s knowledge, there is no default or terminating event under such lease by any lessor thereunder, in each case, which event, default or terminating event has caused or otherwise resulted in or could reasonably be expected to cause or otherwise result in any material interference with the applicable Person’s occupancy under such lease, and (ii) such lease contains terms and conditions customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease, including, without limitation, the following: (A) a remaining term (including any unexercised extension options exercisable at the ground lessee’s sole election with no veto or approval rights by ground lessor or any lender to such ground lessor other than customary requirements regarding no event of default) of 30 years or more from the Closing Date unless otherwise approved by the Administrative Agent in writing (such approval not to be unreasonably withheld or delayed) (or less if the lessee has the unilateral option to purchase the fee interest at the end of the lease term for a de minimis purchase price); (B) the right of the lessee to mortgage and encumber its interest in the leased property, and to amend the terms of any such mortgage or encumbrance, in each case, without the consent of the lessor, or if the consent of lessor is required, such consent cannot be unreasonably withheld, conditioned or delayed, whether by contract or applicable law, or is subject to satisfaction of objective criteria not constituting a discretionary approval; (C) the obligation of the lessor to give the holder of any mortgage Lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so; (D) acceptable transferability of the lessee’s interest under such lease, including ability to sublease; (E) acceptable limitations on the use of the leased property; and (F) clearly determinable rental payment terms which in no event contain profit participation rights.

“Accounting Change”: as defined in Section 1.3.

“Acquisition”: as to any Person, the acquisition by such Person of (a) Capital Stock (other than the Capital Stock of the Unconsolidated Joint Ventures) of any other Person if, after giving effect to the acquisition of such Capital Stock, such other Person would be a Subsidiary, and (b) any other Property of any other Person.

“Adjusted Funds From Operations”: for the Parent REIT for any period, as reported for such period in the “Non-GAAP Financial Measures” section of the Parent REIT’s quarterly or annual financial statements, as applicable, determined as: (a) net income or loss (calculated in accordance with GAAP) for such period, adjusted to exclude, without duplication: (i) extraordinary items (determined in accordance with GAAP), (ii) net gain or loss from sales of depreciable real estate assets, (iii) impairment write-downs associated with depreciable real estate assets, (iv) real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), adjusted for (b) the REIT’s and its consolidated subsidiaries’ pro rata share of adjustments to net income or loss referred to in clause (a) above of any Unconsolidated Joint Venture, adjusted for (c) certain income and expense amounts that the Parent REIT determined are infrequent and unusual in nature and/or not related to the Parent REIT’s and its Subsidiaries’ core real estate operations, and adjusted for (d) such other adjustments to net income with respect to certain items that the Parent REIT determined are not indicative of the Parent REIT’s and its Subsidiaries’ operating performance, including, without limitation, straight-line rental revenue, non-cash interest expense, non-cash compensation expense, other amortization expense, other non-cash charges (including changes to the Parent REIT’s and its Subsidiaries’ provision for loan losses following the adoption of ASC 326), capitalized interest expense and transaction costs.

“Adjusted Term SOFR”: for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) one tenth of one percent (0.10%), except that if, as of any date of determination, Adjusted Term SOFR determined as provided above shall be less than zero, then Adjusted Term SOFR as of such date shall be deemed to be zero.

“Administrative Agent”: as defined in the preamble hereto.

“Affected Financial Institution”: (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate”: as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise; provided that, the right to designate a member of a board or manager of a Person will not, by itself, be deemed to constitute “control”.

“Agents”: the collective reference to the Co-Syndication Agents, the Sustainability Structuring Agent and the Administrative Agent.

“Aggregate Exposure”: with respect to any Lender at any time, an amount equal to (a) prior to the Second Tranche Term Loan Commitment Expiration Date, the aggregate amount of such Lender’s Commitments at such time, plus the aggregate then unpaid principal amount of such Lender’s Initial Term Loans at such time and (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender’s Term Loans and (ii) the amount of such Lender’s Revolving Credit Commitment then in effect or, if the Revolving Credit Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding.

“Aggregate Exposure Percentage”: with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the sum of the Aggregate Exposures of all Lenders at such time.

“Agreement”: this Amended and Restated Credit Agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Applicable Margin”:

(a)    On any day from and after the Second Amendment Effective Date until the Third Amendment Effective Date, for each Type of Loan, a percentage per annum determined by reference to the Consolidated Leverage Ratio pursuant to the pricing grid below:

Pricing Level	Consolidated Leverage Ratio	Applicable Margin for Revolving Credit Facility Term SOFR Loans	Applicable Margin for Revolving Credit Facility Base Rate Loans	Applicable Margin for Term Loan Facility Term SOFR Loans	Applicable Margin for Term Loan Facility Base Rate Loans
I	<0.35 to 1.00	1.05%	0.05%	1.20%	0.20%
II	≥ 0.35 to 1.00 and <0.40 to 1.00	1.10%	0.10%	1.25%	0.25%
III	≥ 0.40 to 1.00 and < 0.45 to 1.00	1.20%	0.20%	1.35%	0.35%
IV	≥ 0.45 to 1.00 and < 0.50 to 1.00	1.25%	0.25%	1.45%	0.45%
V	≥ 0.50 to 1.00 and < 0.55 to 1.00	1.30%	0.30%	1.55%	0.55%
VI	≥ 0.55 to 1.00	1.50%	0.50%	1.75%	0.75%

At such time as this subparagraph (a) is applicable, changes in the Applicable Margin resulting from changes in the Consolidated Leverage Ratio shall become effective on the date on which financial statements are delivered to the Lenders pursuant to Section 6.1 (but in any event not later than the 50th day after the end of each of the first three quarterly periods of each fiscal year or the 95th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Consolidated Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 0.55 to 1.00. Each determination of the Consolidated Leverage Ratio pursuant to this pricing grid shall be made for the periods and in the manner contemplated by Section 7.1(a); and

(b)    From and after the Third Amendment Effective Date, the Applicable Margin shall mean, as of any date of determination, a percentage per annum determined by reference to the Credit Rating Level as set forth below:

Pricing Level	Credit Rating Level	Applicable Margin for Revolving Credit Facility Term SOFR Loans	Applicable Margin for Revolving Credit Facility Base Rate Loans	Applicable Margin for Term Loan Facility Term SOFR Loans	Applicable Margin for Term Loan Facility Base Rate Loans
I	Credit Rating Level 1	0.725%	0.000%	0.800%	0.000%
II	Credit Rating Level 2	0.775%	0.000%	0.850%	0.000%
III	Credit Rating Level 3	0.850%	0.200%	0.950%	0.000%
IV	Credit Rating Level 4	1.050%	0.450%	1.200%	0.200%
V	Credit Rating Level 5	1.400%	0.800%	1.600%	0.600%

At such time as this subparagraph (b) is applicable, the Applicable Margin for each Base Rate Loan shall be determined by reference to the Credit Rating Level in effect from time to time, and the Applicable Margin for any Interest Period for all Term SOFR Loans comprising part of the same borrowing shall be determined by reference to the Credit Rating Level in effect on the first day of such Interest Period; provided, however, that no change in the Applicable Margin resulting from the applicability of a Credit Rating Level or a change in the Credit Rating Level shall be effective until three Business Days after the date on which the Administrative Agent receives written notice of the applicability of such Credit Rating Level or a change in such Credit Rating Level and, upon effectiveness thereof, such change in the Applicable Margin shall be deemed to have been in effect from the first day of the Interest Period applicable thereto.

In addition and notwithstanding the foregoing in this definition, if (i) the Credit Rating Level in effect at any time is Credit Rating Level 3 and (ii) the Consolidated Leverage Ratio, as reported on the most recent Compliance Certificate delivered to the Lenders pursuant to Section 6.2(b), is less than 0.35 to 1:00, then the Applicable Margin for each type of Loan shall be based on Credit Rating Level 2, which shall become effective on the date on which such Compliance Certificate is delivered (but in any event not later than the 50th day after the end of each of the first three quarterly periods of each fiscal year or the 95th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this subparagraph (b). If any Compliance Certificate referred to above is not delivered within the time periods specified above, then, until such Compliance Certificate is delivered, the Consolidated Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 0.35 to 1.00. Each determination of the Consolidated Leverage Ratio pursuant to this pricing grid shall be made for the periods and in the manner contemplated by Section 7.1(a).

“Application”: an application, in such form as the relevant Issuing Lender may specify from time to time, requesting such Issuing Lender to issue a Letter of Credit.

“Appraisal”: an MAI appraisal of the value of an Eligible Unencumbered Real Property Asset or other Real Property Asset, determined on an “as-is” value basis, performed by an independent appraiser.

“Approved Fund”: any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of any entity that administers or manages a Lender.

“Arrangers”: each of Wells Fargo Bank, National Association, and BofA Securities, Inc. and its designated affiliates, each in their capacity as joint lead arranger and bookrunner.

“Assignment and Assumption”: an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.6), and accepted by the Administrative Agent in the form of Exhibit E or any other form approved by the Administrative Agent and the Borrower.

“Assignor”: as defined in Section 10.6(c).

“Available Tenor”: as of any date of determination and with respect to any then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then removed from the definition of “Interest Period” pursuant to Section 2.26.

“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation”: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code”: Title 11 of the United States Code, 11 U.S.C. § 101, et seq., as the same may be amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights or any other Federal or state bankruptcy or insolvency law.

“Bank Secrecy Act”: the Bank Secrecy Act, 31 CFR 103, as amended from time to time.

“Base Rate”: for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) 1.0% per annum plus the Adjusted Term SOFR, as applicable, for a one-month tenor in effect on such day (for avoidance of doubt after giving effect to the proviso of the definition thereof) applicable to an Interest Period of one month. For purposes hereof: “Prime Rate” shall mean the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Board (as determined by the Administrative Agent). The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually available. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate, or the one-month Adjusted Term SOFR shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Federal Funds Effective Rate, or the one-month Adjusted Term SOFR, respectively.

“Base Rate Loans”: Loans for which the applicable rate of interest is based upon the Base Rate.

“Benchmark”: initially, the Term SOFR Reference Rate; provided that, if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or then-current

Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.26.

“Benchmark Replacement”: with respect to any Benchmark Transition Event for any then-current Benchmark, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for such Benchmark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement for such Benchmark for U.S. dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment”: with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes”: with respect to the use or administration of an initial Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 9.7 and other technical, administrative or operational matters) that the Administrative Agent in consultation with the Borrower decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent in consultation with the Borrower determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date”: the earlier to occur of the following events with respect to the then-current Benchmark:

(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event”: with respect to the then-current Benchmark, the occurrence of one or more of the following events with respect to such Benchmark:

(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component thereof) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

“Benchmark Transition Start Date”: in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period”: with respect to any then-current Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark pursuant to the definition of Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Documents in accordance with Section 2.26 and (y) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section titled Section 2.26.

“Beneficial Ownership Certification”: a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation”: 31 C.F.R. § 1010.230.

“Benefit Plan”: any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Benefited Lender”: as defined in Section 10.7.

“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower”: as defined in the preamble hereto.

“Borrowing Date”: any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

“Borrowing Notice”: with respect to any request for borrowing of Loans hereunder, a notice from the Borrower, substantially in the form of, and containing the information prescribed by, Exhibit H, delivered to the Administrative Agent.

“Business Day”: (a) a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Term SOFR Loans, is also not a day which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Capital Lease Obligations”: with respect to any Person (and subject to Section 1.3), the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital One Credit Agreement”: the credit agreement, dated as of November 26, 2019, among the Parent REIT, the Borrower, the several banks and other financial institutions or entities from time to time party to that agreement, and Capital One, National Association, as administrative agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) and any renewal, extension, refunding, refinancing or replacement thereof.

“Capital One Hedge Agreement”: any Hedge Agreement permitted under Section 7.2(n) that is entered into by and between any Loan Party and any Capital One Hedge Bank and designated in writing by the Borrower to the Administrative Agent as a “Capital One Hedge Agreement”.

“Capital One Hedge Bank”: any Person that is an agent, a lender, an arranger or an affiliate of any of the foregoing under the Capital One Credit Agreement, at the time it enters into a Capital One Hedge Agreement, in its capacity as a party thereto, whether or not such Person subsequently ceases to be an agent, a lender, an arranger or an affiliate of any of the foregoing under the Capital One Credit Agreement.

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Capitalization Rate”: with respect to any Real Property Asset, 7.00%.

“Cash Collateralize”: to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent or the applicable Issuing Lender, as applicable, as collateral for the L/C Obligations or obligations of the Lenders to fund participations in respect thereof (as the context may require), cash or deposit account balances or, if the applicable Issuing Lender benefiting from such collateral shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the applicable Issuing Lender.

The term “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents”: (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-2 by S&P or P-2 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within one year from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; and (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

“Cash Management Agreement”: any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card (including non-card electronic payables and purchasing cards), electronic funds transfer and other cash management arrangements.

“Casualty”: with respect to any Property, that such Property is damaged or destroyed, in whole or in part, by fire or other casualty.

“Change in Law”: the occurrence, after the Restatement Effective Date (or, with respect to any Lender not party to this Agreement as of the Restatement Effective Date, such later date on which such Lender becomes party hereto), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control”: the occurrence of any of the following events: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 35% of the outstanding common stock of the Parent REIT; (b) during any period of 12 consecutive months, the board of directors of the Parent REIT shall cease to consist of a majority of Continuing Directors; or (c) the Parent REIT or one of its Wholly-Owned Subsidiaries shall cease to (i) be the sole general partner of the Borrower or to own, directly or indirectly, all the general partnership interests of the Borrower, (ii) control the management and policies of the Borrower or (iii) own a majority of the Capital Stock of the Borrower.

“Closing Date”: June 25, 2018.

“Co-Syndication Agents”: as defined in the preamble hereto.

“Code”: the Internal Revenue Code of 1986, as amended from time to time.

“Commitment”: with respect to any Lender, each of the Initial Term Loan Commitment, the Second Tranche Term Loan Commitment, the Incremental Loan Commitment and the Revolving Credit Commitment of such Lender.

“Commitment Increase Supplement”: as defined in Section 2.23(b)(iii).

“Commodity Exchange Act”: the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute, and the applicable rules, regulations and orders of the Commodity Futures Trading Commission (and the application and official interpretation thereof) related thereto.

“Commonly Controlled Entity”: an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of any Plan subject to Section 412 or 430 of the Code, Section 414(b), (c), (m) or (o) of the Code.

“Compliance Certificate”: a certificate duly executed by a Responsible Officer, substantially in the form of Exhibit B.

“Condemnation”: a temporary or permanent taking by any Governmental Authority as the result, in lieu or in anticipation, of the exercise of the right of condemnation or eminent domain, of all or any part of any Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting such Property or any part thereof.

“Connection Income Taxes”: Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Adjusted EBITDA”: for any given period and without duplication, (a) the Consolidated EBITDA of the Parent REIT and its Subsidiaries determined on a consolidated basis for such period, minus (b) the Reserve for Replacements. The Parent REIT’s Ownership Share of the Consolidated Adjusted EBITDA of its Unconsolidated Joint Ventures will be included when determining the Consolidated Adjusted EBITDA of the Parent REIT.

“Consolidated EBITDA”: with respect to a Person for any period and without duplication: (a) net income (loss) of such Person for such period determined on a consolidated basis excluding the following (but only to the extent included in determining net income (loss) for such period): (i) depreciation and amortization; (ii) interest expense; (iii) income tax expense; (iv) extraordinary or nonrecurring items, including, without limitation, gains and losses from the sale of operating Real Property Assets; and (v) equity in net income (loss) of its Unconsolidated Joint Ventures; plus (b) such Person’s Ownership Share of Consolidated EBITDA of its Unconsolidated Joint Ventures. Consolidated EBITDA shall be adjusted to remove any impact from straight line rent adjustments required under GAAP, amortization of intangibles pursuant to FASB ASC 805 and capitalized lease incentives. For purposes of this definition, nonrecurring items shall be deemed to include (1) gains and losses on early extinguishment of Indebtedness, (2) severance and other restructuring charges and non-cash items and charges, including share-based compensation expense and impairment charges or expenses (to the extent not actually paid as a cash expense and other than non-cash charges that constitute an accrual of a reserve for future cash payments or charges), (3) transaction costs of permitted transactions which transaction costs are not permitted to be capitalized pursuant to GAAP, (4) impairment losses, (5) equity based, non-cash compensation, (6) costs, expenses and charges, including commissions, discounts and other fees and charges, associated with the issuance or incurrence of any Indebtedness or Capital Stock, and (7) provisions for loan losses. The Parent REIT’s Ownership Share of the Consolidated EBITDA of its Unconsolidated Joint Ventures will be included when determining the Consolidated EBITDA of the Parent

REIT. For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”), (i) if at any time during such Reference Period the Parent REIT or any Subsidiary shall have made any Adjustment Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Adjustment Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period, and (ii) if during such Reference Period the Parent REIT or any Subsidiary shall have made an Adjustment Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving effect thereto on a pro forma basis. For purposes hereof, “Adjustment Disposition” means any Disposition or series of related Dispositions that yields gross proceeds to the Parent REIT or any of its Subsidiaries in excess of $100,000,000, and “Adjustment Acquisition” means any Acquisition that (a) constitutes (i) assets comprising all or substantially all or any significant portion of a business or operating unit of a business, or (ii) all or substantially all of the Capital Stock of a Person, and (b) involves the payment of consideration by the Parent REIT and its Subsidiaries in excess of $100,000,000.

“Consolidated Fixed Charge Coverage Ratio”: for any period, the ratio of (a) Consolidated Adjusted EBITDA for such period to (b) Consolidated Fixed Charges of the Parent REIT and its consolidated Subsidiaries for such period.

“Consolidated Fixed Charges”: with respect to a Person and for any period and without duplication: (a) the Consolidated Interest Expense of such Person paid in cash for such period, plus (b) the aggregate of all regularly scheduled principal payments on Indebtedness payable by such Person during such period (excluding balloon, bullet or similar payments of principal due upon the stated maturity of Indebtedness), plus (c) the aggregate amount of all Preferred Dividends paid by such Person during such period. The Parent REIT’s Ownership Share of the Consolidated Fixed Charges of its Unconsolidated Joint Ventures will be included when determining the Consolidated Fixed Charges of the Parent REIT.

“Consolidated Interest Expense”: with respect to a Person and for any period, without duplication, (a) total interest expense of such Person, including capitalized interest (other than capitalized interest funded under a construction loan interest reserve account), determined on a consolidated basis in accordance with GAAP for such period, but excluding amortization of deferred loan costs, gains or losses on the early retirement of Indebtedness, debt modification charges, or prepayment premiums, plus (b) such Person’s Ownership Share of the Consolidated Interest Expense of its Unconsolidated Joint Ventures for such period.

“Consolidated Leverage Ratio”: on any date of determination, the ratio of (a) Consolidated Total Debt of the Parent REIT and its consolidated Subsidiaries on such date to (b) Total Asset Value on such date; provided that for purposes of calculating Total Asset Value on such date, the Total Asset Value and Consolidated Total Debt of any Person Disposed of by the Parent REIT or its consolidated Subsidiaries during the fiscal quarter ending on such date shall be excluded for such period (assuming the consummation of such Disposition and the repayment of any Indebtedness in connection therewith occurred on the first day of such period).

“Consolidated Secured Debt”: with respect to a Person as of a given date and without duplication, the aggregate principal amount of all Indebtedness of such Person outstanding on such date that is secured in any manner by any lien on any property and, in the case of the Parent REIT, shall include (without duplication) the Parent REIT’s Ownership Share of the Consolidated Secured Debt of its Unconsolidated Joint Ventures; provided that, any Recourse Indebtedness that is secured only by a pledge of Capital Stock shall not be deemed to be Consolidated Secured Debt.

“Consolidated Secured Debt Leverage Ratio”: on any date of determination, the ratio of (a) Consolidated Secured Debt of the Parent REIT and its consolidated Subsidiaries on such date to (b) Total Asset Value on such date; provided that for purposes of calculating Total Asset Value and Consolidated Secured Debt on such date, the Total Asset Value and Consolidated Secured Debt of any Person Disposed of by the Parent REIT or its consolidated Subsidiaries during the fiscal quarter ending on such date shall be excluded for such period (assuming the consummation of such Disposition and the repayment of any Indebtedness in connection therewith occurred on the first day of such period).

“Consolidated Total Debt”: as to any Person as of a given date and without duplication: (a) all Indebtedness of such Person and its Subsidiaries determined on a consolidated basis, and (b) such Person’s Ownership Share of the Indebtedness of any Unconsolidated Joint Venture of such Person.

“Consolidated Unsecured Debt”: with respect to a Person as of a given date, all Consolidated Total Debt of such Person that is not Consolidated Secured Debt of such Person; provided that, any Recourse Indebtedness that is secured only by a pledge of Capital Stock shall be deemed to be Consolidated Unsecured Debt.

“Consolidated Unsecured Interest Expense”: with respect to a Person for any period and without duplication, all Consolidated Interest Expense of such Person for such period attributable to Consolidated Unsecured Debt of such Person.

“Continuing Directors”: the directors of the Parent REIT on the Second Amendment Effective Date, and, at the beginning of any period of 12 consecutive months for which any such determination is being made, each other director of the Parent REIT, if, in each case, such other director’s nomination for election to the board of directors of the Parent REIT is recommended or approved by at least a majority of the then Continuing Directors.

“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

“Control Investment Affiliate”: as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Credit Rating”: as of any date of determination, the highest level of the credit ratings (or their equivalents) most recently announced for the Parent REIT’s long-term senior unsecured non-credit enhanced debt for borrowed money by any of the Rating Agencies, subject to the following:

(a)     a credit rating of BBB- from S&P or Fitch is equivalent to a credit rating of Baa3 from Moody’s and vice versa; a credit rating of BBB from S&P or Fitch is equivalent to a credit rating of Baa2 from Moody’s and vice versa; a credit rating of BBB+ from S&P or Fitch is equivalent to a credit rating of Baa1 by Moody’s and vice versa; and a credit rating of A- from S&P or Fitch is equivalent to a credit rating of A3 from Moody’s and vice versa;

(b)    if the Parent REIT shall only obtain a credit rating from one of S&P, Moody’s or Fitch without seeking or obtaining a credit rating from the other Rating Agencies, then the Borrower shall only be entitled to the benefit of the Credit Rating Level for such Credit Rating;

(c)    if the Parent REIT shall have obtained a credit rating from more than one of the Rating Agencies and shall thereafter lose such rating or ratings (whether as a result of a withdrawal, suspension, election to not obtain a rating, or otherwise) such that only one rating from S&P, Moody’s or Fitch is remaining, such remaining credit rating shall be deemed to be such Parent REIT’s rating;

(d)    if the Parent REIT shall have obtained a credit rating from one or more of the Rating Agencies and shall thereafter lose such rating or ratings (whether as a result of withdrawal, suspension, election to not obtain a rating, or otherwise) from such Rating Agencies and as a result does not have a credit rating from any of S&P, Moody’s or Fitch, the Parent REIT shall be deemed, for the purposes hereof, not to have a Credit Rating;

(e)    if the Parent REIT receives two or more Credit Ratings, and such Credit Ratings are not all at the same level, then the Parent REIT’s Credit Rating shall:

(i)    if the difference between the highest and the lowest such Credit Ratings is one ratings level (e.g. Baa2 by Moody's and BBB- by S&P or Fitch), be determined by reference to the highest of such Credit Ratings; and

(ii)    if the difference between the highest and the lowest such Credit Ratings is two or more ratings levels (e.g. Baa1 by Moody's and BBB- by S&P or Fitch) or more, be deemed to be the Credit Rating that is one rating level immediately below the level of the highest of such Credit Ratings; and

(f)    if at any time any of the Rating Agencies shall no longer perform the functions of a securities rating agency, then the Borrower and the Administrative Agent shall promptly negotiate in good faith to agree upon a substitute rating agency or agencies (and to correlate the system of ratings of each substitute rating agency with that of the rating agency being replaced), and pending such amendment, the available Credit Rating from S&P, Moody’s or Fitch shall be deemed the Credit Rating of the Parent REIT, notwithstanding such unavailability.

“Credit Rating Level”: one of the following five pricing levels, as applicable, and provided that, during any period that the Parent REIT has no Credit Rating, Credit Rating Level 5 shall be the applicable Credit Rating Level:

“Credit Rating Level 1” means the Credit Rating Level applicable for so long as the Credit Rating is greater than or equal to A- by S&P or Fitch or A3 by Moody’s;

“Credit Rating Level 2” means the Credit Rating Level applicable for so long as the Credit Rating is greater than or equal to BBB+ by S&P or Fitch or Baa1 by Moody’s and Credit Rating Level 1 is not applicable;

“Credit Rating Level 3” means the Credit Rating Level applicable for so long as the Credit Rating is greater than or equal to BBB by S&P or Fitch or Baa2 by Moody’s and Credit Rating Levels 1 and 2 are not applicable;

“Credit Rating Level 4” means the Credit Rating Level applicable for so long as the Credit Rating is greater than or equal to BBB- by S&P or Fitch or Baa3 by Moody’s and Credit Rating Levels 1, 2 and 3 are not applicable; and

“Credit Rating Level 5” means the Credit Rating Level which would be applicable for so long as the Credit Rating is less than BBB- by S&P or Fitch and Baa3 by Moody’s or there is no Credit Rating.

“Debtor Relief Laws”: the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or otherwise available debtor relief laws of the United States, of any State or of any other applicable jurisdictions from time to time in effect.

“Default”: any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Defaulted Amount”: as defined in Section 2.16(g).

“Defaulting Lender”: subject to Section 2.24(b), any Lender that:

(a)    has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due,

(b)    has notified the Borrower, the Administrative Agent or any Issuing Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied),

(c)    has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or

(d)    has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) has become the subject of a Bail-In Action; provided that, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Capital Stock in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.24(b)) upon delivery of written notice of such determination to the Borrower, each Issuing Lender and each Lender.

“Derivatives Counterparty”: as defined in the definition of “Restricted Payment”.

“Disbursement Instruction Agreement” means an agreement substantially in the form of Exhibit K to be executed and delivered by the Borrower pursuant to Section III of the Second Amendment, as the same may be amended, restated or modified from time to time with the prior written approval of the Administrative Agent.

“Disqualified Equity Interest” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than solely for Capital Stock that are not Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the later of the Term Loan Maturity Date and the Revolving Credit Termination Date, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Capital Stock referred to in clause (a) above, in each case at any time on or prior to the date that is 91 days after the later of the Term Loan Maturity Date and the Revolving Credit Termination Date, or (c) contains any repurchase obligation which may come into effect prior to payment in full of all Obligations (other than contingent obligations not then due and payable and that by their terms survive the termination thereof); except that any Capital Stock that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Capital Stock upon the occurrence of a change in control or an asset sale occurring prior to the date that is 91 days after the later of the Term Loan Maturity Date and the Revolving Credit Termination Date shall not constitute Disqualified Equity Interests if such Capital Stock provides that the issuer thereof will not redeem any such Capital Stock pursuant to such provisions prior to the repayment in full of the Obligations (other than contingent obligations not then due and payable and that by their terms survive the termination thereof). In addition, any Capital Stock held by any future, present or former employee, director, officer, manager or consultant (or their estates, spouses or former spouses) of the Parent REIT, other Loan Parties, any of the Subsidiaries or any direct or indirect parent company of the Borrower or the other Loan Parties pursuant to any stockholders agreement, management equity plan or stock option plan or any other management or employee benefit plan or agreement shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by the Parent REIT, the other Loan Parties or any Subsidiary following the termination of employment with the Parent REIT, the other Loan Parties, any of the Subsidiaries or such parent company, or death or disability of, such employee, director, officer, manager or consultant, or in order to satisfy applicable regulatory or statutory obligations (so long as, in each case referred to in this sentence, any such requirement is made subject to compliance with this Agreement).

“Disposition”: with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms “Dispose” and “Disposed of” shall have correlative meanings.

“Division Transaction”: with respect to any limited liability company (a) the division of such limited liability company into two or more limited liability companies pursuant to a “plan of division” or similar method or (b) the creation, or reorganization into, or allocation of its assets to, one or more series, in the case of clause (a) and (b) above, within the meaning of the Delaware Limited Liability Company Act or similar statute in any other state.

“Dollars” and “$”: dollars in lawful currency of the United States of America.

“EEA Financial Institution”: (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority”: any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any credit institution or investment firm established in any EEA Member Country.

“Eligible Assignee”: as defined in Section 10.6(c).

“Eligible Subsidiary”: each direct or indirect Wholly-Owned Subsidiary of the Borrower that directly or indirectly owns or leases an Eligible Unencumbered Asset.

“Eligible Unencumbered Assets”: collectively, the Eligible Unencumbered Mortgage Notes Receivable, the Eligible Unencumbered Real Property Assets and Eligible Unencumbered Other Assets.
“Eligible Unencumbered Mortgage Notes Receivable”: any Mortgage Note Receivable that is (i) not subject to (a) a Lien other than Permitted Liens or (b) any Negative Pledge other than

Permitted Negative Pledges, (ii) not more than 60 days past due, (iii) owned solely by the Borrower or one of its Wholly-Owned Subsidiaries, (iv) secured by a first priority lien on real property located on a Real Property Asset that meets the criteria for Eligible Unencumbered Real Property Asset (excluding the conditions set forth in clause (b) of the definition thereof) and (v) if owned by a Subsidiary of the Parent REIT, (a) no direct or indirect Capital Stock of such Subsidiary is subject to any Liens (other than in favor of the Parent REIT or any Wholly-Owned Subsidiary of the Parent REIT or of the Borrower and Permitted Liens) or Negative Pledge (other than Permitted Negative Pledges) and (b) the Borrower has the right, directly or indirectly, to sell, transfer or otherwise dispose of such Mortgage Note Receivable without the consent of any Person (other than any consent required under this Agreement and other than Permitted Transfer Restrictions).

“Eligible Unencumbered Mortgage Notes Receivable Value”: on any date of determination, an aggregate amount equal to the GAAP book value of Eligible Unencumbered Mortgage Notes Receivable as of such date, provided that, the Eligible Unencumbered Mortgage Notes Receivable Value for any for Eligible Unencumbered Mortgage Notes Receivable owned by an Unconsolidated Joint Venture shall be equal to the Parent REIT’s Ownership Share of the Eligible Unencumbered Mortgage Notes Receivable Value for such Eligible Unencumbered Mortgage Notes Receivable, and provided further that the Eligible Unencumbered Mortgage Notes Receivable Value shall not exceed 10% of total Eligible Unencumbered Pool Asset Value.

“Eligible Unencumbered Other Assets”: cash, cash equivalents and Marketable Securities that are (i) not subject to (a) a Lien other than Permitted Liens or (b) any Negative Pledge other than Permitted Negative Pledges, (ii) owned solely by the Borrower or a Wholly-Owned Subsidiary of the Borrower and (iii) if owned by a Subsidiary of the Parent REIT, (a) no direct or indirect Capital Stock of such Subsidiary is subject to any liens (other than in favor of the Parent REIT or any Wholly-Owned Subsidiary of the Parent REIT or of the Borrower and Permitted Liens) or Negative Pledge (other than Permitted Negative Pledges) and (b) the Borrower has the right, directly or indirectly, to sell, transfer or otherwise dispose of such cash, cash equivalents and Marketable Securities without the consent of any Person (other than any consent required under this Agreement and other than Permitted Transfer Restrictions), provided that, value given to Eligible Unencumbered Other Assets owned by an Unconsolidated Joint Venture shall be equal to the Parent REIT’s Ownership Share of the applicable value for such Eligible Unencumbered other assets.

“Eligible Unencumbered Pool Asset Value”: on any date of determination, an aggregate amount equal to:

(a)    with respect to the Eligible Unencumbered Real Property Assets, the Eligible Unencumbered Real Property Value, plus

(b)    with respect to the Eligible Unencumbered Mortgage Notes Receivable, the Eligible Unencumbered Mortgage Notes Receivable Value.

For purposes of determining Eligible Unencumbered Pool Asset Value, Net Operating Income from Real Property Assets disposed of by the Parent REIT or any Subsidiary, during the fiscal quarter most recently ended shall be excluded from the calculation of Eligible Unencumbered Pool Asset Value.
“Eligible Unencumbered Real Property Asset”: any Real Property Asset for which the Administrative Agent has received an Eligible Unencumbered Real Property Asset Certificate from the Borrower certifying that such Real Property Asset meets the following criteria:

(a)    such Real Property Asset is located in any of the 50 states of the United States, the District of Columbia or the Commonwealth of Puerto Rico;

(b)    such Real Property Asset is wholly-owned by the Borrower or a Wholly-Owned Subsidiary thereof in fee simple or subject to a ground lease pursuant to an Acceptable Ground Lease;

(c)    such Real Property Asset shall not have any material environmental, structural or title defects, and not be subject to any condemnation proceeding that in any event would give rise to a materially adverse effect as to the value, use of, operation of or ability to sell or finance such Real Property Asset;

(d)    such Real Property Asset shall be subject to (A) a triple-net lease to a third party or (B) a double-net or equivalent lease to a third party;

(e)    [reserved];

(f)    such Real Property Asset is not subject to (i) a Lien (other than Permitted Liens) or (ii) any Negative Pledge (other than Permitted Negative Pledges); and

(g)    if such Real Property Asset is owned by a Subsidiary of the Parent REIT, (i) no Capital Stock of such Subsidiary is subject to any Liens (other than in favor of the Parent REIT or any Wholly-Owned Subsidiary of the Parent REIT or of the Borrower and Permitted Liens) or Negative Pledge (other than Permitted Negative Pledges) and (ii) the Borrower has the right, directly or indirectly, to sell, transfer or otherwise dispose of such Real Property Asset without the consent of any Person, in each case, other than any consent required under this Agreement and other than Permitted Transfer Restrictions.

A Real Property Asset satisfying the conditions set forth above shall become an Eligible Unencumbered Real Property Asset on the second Business Day after receipt by the Administrative Agent of an Eligible Unencumbered Real Property Asset Certificate from the Borrower.

“Eligible Unencumbered Real Property Asset Certificate”: a certificate duly executed by a Responsible Officer, substantially in the form of Exhibit D.

“Eligible Unencumbered Real Property Value”: on any date of determination, subject to the proviso below, an aggregate amount equal to:

(a)    the sum of (A) for any Eligible Unencumbered Real Property Asset owned or leased by the Parent REIT and its subsidiaries for four fiscal quarters or more, the Unencumbered NOI of such Eligible Unencumbered Real Property Asset for the fiscal quarter most recently ended multiplied by four divided by the applicable Capitalization Rate for such asset and (B) for any Eligible Unencumbered Real Property Asset owned or leased by the Parent REIT and the subsidiaries for less than four fiscal quarters, an amount equal to the lesser of the appraised value and the sum of the purchase price plus lease incentives of such Eligible Unencumbered Real Property Asset (unless no Appraisal is available as of such date of determination, in which case the amount shall be the sum of the purchase price plus lease incentives); provided that, the aggregate amount of lease incentives included above for all Eligible Unencumbered Real Property Assets as of any date of determination shall not exceed 5% of Eligible Unencumbered Real Property Value:

minus the sum of:

(b)    (i) the aggregate Eligible Unencumbered Real Property Value of Real Property Assets leased to any single tenant or group of Affiliates thereof exceeding 15% of the Eligible Unencumbered Real Property Value;

(ii)    [reserved];

(iii)    the aggregate Eligible Unencumbered Pool Asset Value of properties with tenants whose business is classified within the same NAICS Industry Group exceeding 25% of the Eligible Unencumbered Real Property Value;

(iv)    the aggregate Eligible Unencumbered Real Property Value of properties located in a single state exceeding 20% of the Eligible Unencumbered Real Property Value;

(v)    the aggregate Eligible Unencumbered Real Property Value of properties subject to construction, redevelopment or undeveloped land exceeding 10% of the Eligible Unencumbered Real Property Value;

(vi)    the aggregate Eligible Unencumbered Real Property Value of properties subject to a ground lease exceeding 15% of the Eligible Unencumbered Real Property Value; and

(vii)    the aggregate Eligible Unencumbered Real Property Value of properties subject to a double-net lease exceeding 15% of the Eligible Unencumbered Real Property Value;

For purposes of determining Eligible Unencumbered Real Property Value, (i) Net Operating Income from Real Property Assets disposed of by the Parent REIT or any Subsidiary during the fiscal quarter most recently ended shall be excluded from the calculation of Eligible Unencumbered Real Property Value and (ii) the Eligible Unencumbered Real Property Value for any Eligible Unencumbered Real Property Asset owned by an Unconsolidated Joint Venture shall be equal to the Parent REIT’s Ownership Share of the Eligible Unencumbered Real Property Value for such Eligible Unencumbered Real Property Asset. Nothing in either clause (a) or (b) above shall require that the Parent REIT or a Subsidiary obtain an Appraisal of any real estate, unless such Appraisal is required by GAAP.

“Environmental Claim”: any investigative, enforcement, cleanup, removal, containment, remedial, or other private or governmental or regulatory action threatened, instituted, or completed pursuant to any applicable Environmental Law against any Group Member or against or with respect to any Real Property or facility.

“Environmental Laws”: any and all laws, rules, orders, regulations, statutes, ordinances, codes, decrees, agreements or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.

“Environmental Permits”: any and all permits, licenses, approvals, registrations, notifications, exemptions and other authorizations required under any Environmental Law.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“Erroneous Payment”: as defined in Section 9.15.

“Erroneous Payment Deficiency Assignment”: as defined in Section 9.15.

“Erroneous Payment Impacted Class”: as defined in Section 9.15.

“Erroneous Payment Return Deficiency”: as defined in Section 9.15.

“ESG”: as defined in Section 2.25.

“ESG Amendment”: as defined in Section 2.25.

“ESG Applicable Margin Adjustments”: as defined in Section 2.25.

“ESG Pricing Provisions”: as defined in Section 2.25.

“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor thereto), as in effect from time to time.
“Event of Default”: any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Exchange Act”: as defined in the definition of “Change of Control”.

“Excluded Hedge Obligation”: with respect to any Loan Party, any obligation under Specified Hedge Agreements if, and to the extent that, all or a portion of the Guarantee Obligations of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such obligation (or any Guarantee Obligation thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee Obligation of such Loan Party becomes effective with respect to such obligation under such Hedge Agreement. If an obligation under a Specified Hedge Agreement arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such obligation that is attributable to swaps for which such Guarantee Obligation or security interest is or becomes illegal.

“Excluded Subsidiary”: at any time when the Credit Rating is an Investment Grade Rating, each Subsidiary of the Parent REIT that, at such time, does not have any Guarantee Obligations with respect to Indebtedness for borrowed money.

“Excluded Taxes”: any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.22) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.18, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.18(e) and (d) any withholding Taxes imposed under FATCA.

“Existing Ground Lease”: each ground lease listed in Schedule 7.18:

(a)    under which no event of default has occurred or solely with the passage of time or the giving of notice would occur;

(b)    under which no ground lessor has the unilateral right to terminate such ground lease prior to expiration of the stated term of such ground lease absent the occurrence of any casualty, condemnation or default by the Borrower or any of its Subsidiaries thereunder; and

(c)    that has, as of any date of determination, a remaining term of at least one year.

“Existing Lenders”: as defined in the preamble hereto.

“Existing Credit Agreement”: as defined in the preamble hereto.

“Facility”: each of (a) the Initial Term Loans made hereunder (the “Initial Term Loan Facility”), (b) the Revolving Credit Commitments and the extensions of credit made thereunder (the

“Revolving Credit Facility”), (c) the Second Tranche Term Loan Commitments and the extensions of credit made thereunder (the “Second Tranche Term Loan Facility”) and (d) any Series of Incremental Loans (each such Series, an “Incremental Loan Facility”).

“Facility Fee”: as defined in Section 2.7(a).

“Facility Fee Rate”:

(a)    on any date of determination from and after the Second Amendment Effective Date until the Third Amendment Effective Date, a rate equal to the rate determined by reference to the Consolidated Leverage Ratio as set forth below:

Consolidated Leverage Ratio	Facility Fee Rate
< 0.35 to 1.00	0.15%
≥ 0.35 to 1.00 and <0.40 to 1.00	0.15%
≥ 0.40 to 1.00 and < 0.45 to 1.00	0.20%
≥ 0.45 to 1.00 and < 0.50 to 1.00	0.20%
≥ 0.50 to 1.00 and < 0.55 to 1.00	0.30%
≥ 0.55 to 1.00	0.30%

; and

(b)    on any date of determination on and after the Third Amendment Effective Date, a percentage per annum determined by reference to the Credit Rating Level as set forth below:

Credit Rating Level	Facility Fee Rate
Credit Rating Level 1	0.125%
Credit Rating Level 2	0.150%
Credit Rating Level 3	0.200%
Credit Rating Level 4	0.250%
Credit Rating Level 5	0.300%

If this subparagraph (b) is applicable, the Facility Fee Rate shall be determined by reference to the Credit Rating Level in effect from time to time; provided that no change in the Applicable Margin resulting from the applicability of a Credit Rating Level or a change in the Credit Rating Level shall be effective until three Business Days after the date on which the Administrative Agent receives written notice of the applicability such of the Credit Rating Level or a change in such Credit Rating Level.

“FATCA”: Sections 1471 through 1474 of the Code, as of Third Amendment Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FCPA”: the Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§ 78dd-1, et seq., as amended from time to time.

“Federal Funds Effective Rate”: for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate.

“Federal Reserve Bank of New York’s Website”: the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Fitch”: Fitch, Inc. and its successors.

“FRB”: the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure”: at any time there is a Revolving Credit Lender that is a Defaulting Lender, with respect to any Issuing Lender, such Defaulting Lender’s L/C Exposure with respect to Letters of Credit issued by such Issuing Lender other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Credit Lenders or Cash Collateralized in accordance with the terms hereof.

“Funding Office”: the office specified from time to time by the Administrative Agent as its funding office by notice to the Borrower and the Lenders.

“GAAP”: subject to Section 1.3, generally accepted accounting principles in the United States of America as in effect from time to time, as adopted by the Financial Accounting Standards Board and the SEC.

“Governmental Authority”: any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners and any supra-national bodies such as the European Union or the European Central Bank).

“Granting Lender”: as defined in Section 10.6(g).

“Group Members”: the Parent REIT and all of its Subsidiaries, including, without limitation, the Borrower.

“Guarantee Agreement”: the Amended and Restated Guarantee Agreement executed and delivered by the Parent REIT and each Subsidiary Guarantor, substantially in the form of Exhibit A, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees any Indebtedness, leases, dividends or other payment obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (a) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure the payment of such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lesser of (A) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (B) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Guarantors”: the collective reference to the Parent REIT and the Subsidiary Guarantors.

“Hedge Agreements”: all interest rate or currency swaps, caps or collar agreements, foreign exchange agreements, commodity or currency futures contracts, options to purchase or sell a commodity or currency, or option, warrant or other right with respect to a commodity or currency futures contract or similar arrangements entered into by the Group Members providing for protection against fluctuations in interest rates, currency exchange rates, commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies.

“Hedge Bank”: any Person that is an Agent, a Lender, an Arranger or an Affiliate of any of the foregoing at the time it enters into a Specified Hedge Agreement, in its capacity as a party thereto, whether or not such Person subsequently ceases to be an Agent, a Lender, an Arranger or an Affiliate of any of the foregoing; provided that, at the time of entering into a Specified Hedge Agreement, no Hedge Bank shall be a Defaulting Lender.

“KPIS”: as defined in Section 2.25.

“Incremental Lenders”: as defined in Section 2.23.

“Incremental Loan Amendment”: as defined in Section 2.23.

“Incremental Loan Commitment”: as defined in Section 2.23.

“Incremental Loan Effective Date”: as defined in Section 2.23.

“Incremental Loan Facility”: as defined in the definition of “Facility” in this Section 1.1.

“Incremental Loan Maturity Date”: with respect to any Series of Incremental Loans, the date on which such Series shall become due and payable in full hereunder, as specified in the applicable Incremental Loan Amendment (whether at the stated maturity, by acceleration or otherwise).

“Incremental Loans”: as defined in Section 2.23.

“Indebtedness”: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property (excluding any obligations under a contract to purchase Property that has not been consummated) or services (other than trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit, surety bond or similar facilities, (g) all obligations of such Person with respect to Disqualified Equity Interests, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of others of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, but limited to the lesser of the fair market value of such property and the aggregate amount of the obligations so secured, and (j) for the purposes of Section 7.2(n) and Section 8.1(e) only, all net obligations of such Person in respect of Hedge Agreements. The Indebtedness of any Person shall (x) include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor and (y) exclude liabilities or obligations associated with operating leases whether or not included in Indebtedness in accordance with GAAP. For purposes of clause (j) above, the principal amount of Indebtedness in respect of Hedge Agreements shall equal the net amount that would be payable (giving effect to netting) at such time if such Hedge Agreement were terminated.

“Indemnified Liabilities”: as defined in Section 10.5.

“Indemnified Taxes”: means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee”: as defined in Section 10.5.

“Initial Term Loan Commitment”: as to any Lender, the obligation of such Lender, if any, to make, or continue to make, an Initial Term Loan to the Borrower hereunder during the Initial Term Loan Commitment Period in a principal amount not to exceed the amount set forth under the heading “Initial Term Loan Commitment” opposite such Lender’s name on Annex A, as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the Initial Term Loan Commitments on the Restatement Effective Date was $200,000,000. The Initial Term Loan Commitment shall automatically terminate on the Initial Term Loan Commitment Termination Date.

“Initial Term Loan Commitment Period”: the period from the Restatement Effective Date through and including April 12, 2024.

“Initial Term Loan Commitment Termination Date”: the date that is the earlier of (x) the Initial Term Loan Funding Date and (y) April 12, 2024.

“Initial Term Loan Funding Date”: the date the Initial Term Loans were funded pursuant to Section 2.3.

“Initial Term Loan Lenders”: each Lender that (a) has an Initial Term Loan Commitment or that is a holder of an Initial Term Loan or (b) has any other Incremental Loan Commitment for other Incremental Loans designated as Initial Term Loans pursuant to Section 2.23 or is the holder of any other Incremental Loan designated as an Initial Term Loan pursuant to Section 2.23.

“Initial Term Loans”: the term loans made on the Initial Term Loan Funding Date pursuant to Section 2.3(a), together with any Incremental Loans designated as Initial Term Loans pursuant to Section 2.23.

“Insolvency”: with respect to any Multiemployer Plan, the condition that such Multiemployer Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvent”: pertaining to a condition of Insolvency.

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Interest Payment Date”: (a) as to any Base Rate Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Term SOFR Loan having an Interest Period of three months or shorter, the last day of such Interest Period, (c) as to any Term SOFR Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any portion of a Loan (other than any Revolving Credit Loan that is a Base Rate Loan), the date of repayment or prepayment thereof.

“Interest Period”: as to any Term SOFR Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Term SOFR Loan and ending one day or one or three months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Term SOFR Loan and ending one day or one or three months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not later than 11:00 A.M. (local time in New York City) on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto, in each case subject to the following:

(i)    if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii)    any Interest Period that would otherwise extend beyond the Revolving Credit Termination Date or beyond any Term Loan Maturity Date shall end on the Revolving Credit Termination Date or such Term Loan Maturity Date, as applicable; and

(iii)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period.

“Investment Grade Rating”: a Credit Rating determined by (a) S&P of at least BBB-, (b) Moody’s of at least Baa3, or (c) Fitch of at least BBB-.

“Investments”: as defined in Section 7.7.

“Issuing Lenders”: (a) Wells Fargo Bank, National Association and Bank of America, N.A. or (b) any other Revolving Credit Lender from time to time designated by the Borrower as an Issuing Lender with the consent of such Revolving Credit Lender and the Administrative Agent.

“Joint Venture”: any joint venture entity, whether a company, unincorporated firm, association, partnership or any other entity, in each case, in which the Parent REIT or its Subsidiaries has a direct or indirect equity or similar interest and which is not a Wholly-Owned Subsidiary of the Borrower.

“L/C Commitment”: as to any Issuing Lender, the amount set forth under the heading “L/C Commitment” opposite such Issuing Lender’s name on Annex A as such amount may be increased or decreased from time to time as agreed to in writing by such Issuing Lender and the Borrower and notified to the Administrative Agent. The aggregate of all L/C Commitments for all Issuing Lenders as of the Restatement Effective Date is $10,000,000.

“L/C Exposure”: for any Lender, at any time, its Revolving Credit Percentage of the total L/C Obligations at such time.

“L/C Fee Payment Date”: the last day of each March, June, September and December and the last day of the Revolving Credit Commitment Period.

“L/C Obligations”: at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

“L/C Participants”: with respect to any Letter of Credit, the collective reference to all the Revolving Credit Lenders other than the Issuing Lender that issued such Letter of Credit.

“L/C Sublimit”: $10,000,000, as such amount may be reduced pursuant to Section 3.9.

“Lender Payment Amount”: as defined in Section 2.16(g).

“Lenders”: the Term Loan Lenders, the Incremental Lenders and the Revolving Credit Lenders, as applicable, party to this Agreement from time to time and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Letters of Credit”: as defined in Section 3.1(a).

“Lien”: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Loan Documents”: this Agreement, the Guarantee Agreement, the Applications and the Notes.

“Loan Parties”: the Parent REIT, the Borrower and each Subsidiary of the Borrower that is a party to a Loan Document. For the avoidance of doubt, a Group Member shall not be a Loan Party solely because it is a beneficiary to an Application.

“Loans”: the Term Loans, the Incremental Loans (if any) and the Revolving Credit Loans.

“Majority Facility Lenders”: at any time, with respect to any Facility, the holders of more than 50% of in the case of (a) the Initial Term Loan Facility, the aggregate unpaid principal amount of the Initial Term Loans then outstanding; (b) the Second Tranche Term Loan Facility, the aggregate unpaid principal amount of the Second Tranche Term Loans then outstanding, (c) each Series of Incremental Loans, the aggregate unpaid principal amount of the Incremental Loans of such Series then outstanding (and, in the case any Incremental Loan Commitments of such Series remains undrawn and available, prior to the termination of such Commitments, the holders of more than 50% of the aggregate Incremental Loan Commitments of such Series then in effect), and (d) the Revolving Credit Facility, the Total Revolving Extensions of Credit, as the case may be, then outstanding under such Facility (or, in the case of the Revolving Credit Facility, prior to any termination of the Revolving Credit Commitments, the holders of more than 50% of the Total Revolving Credit Commitments then in effect).

“Majority Revolving Credit Facility Lenders”: the Majority Facility Lenders in respect of the Revolving Credit Facility.

“Majority Second Tranche Term Loan Facility Lenders”: the Majority Facility Lenders in respect of the Second Tranche Term Loan Facility.

“Marketable Securities”: securities evidencing indebtedness issued by Persons located in, and formed under the laws of, any State of the United States or America or the District of Columbia, which Persons have a senior unsecured long term credit rating of BBB- or higher from S&P or Fitch, Baa3 or higher from Moody’s or an equivalent or higher rating from another Rating Agency.

“Material Acquisition”: any Acquisition (or series of related Acquisitions) or any Investment (or series of related Investments) permitted by Section 7.7 and consummated in accordance with the terms of Section 7.7 for which the aggregate consideration paid in respect of such Acquisition or Investment (including any Indebtedness assumed in connection therewith) is $250,000,000 or more.

“Material Adverse Effect”: (a) a material adverse effect on the business, assets, operations or financial condition of the Loan Parties, taken as a whole; (b) a Material Property Event with respect to the Eligible Unencumbered Assets, taken as a whole; (c) a material impairment of the ability of the Loan Parties, taken as a whole, to perform their obligations under the Loan Documents; or (d) a material adverse effect on the legality, validity, binding effect or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Agents or the Lenders hereunder or thereunder.
“Material Environmental Amount”: an amount or amounts payable by any of the Group Members or in respect to any Real Property in the aggregate in excess of $80,000,000, for: costs to comply with any applicable Environmental Law; costs of any investigation, and any remediation, of any Materials of Environmental Concern which is required by applicable Environmental Law or a Governmental Authority; and compensatory damages (including, without limitation damages to natural resources), punitive damages, fines, and penalties pursuant to any applicable Environmental Law.

“Material Property Event”: with respect to any Eligible Unencumbered Asset, the occurrence of any event or circumstance occurring or arising after the Third Amendment Effective Date that could reasonably be expected to have a (a) material adverse effect with respect to the financial condition or the operations of such Eligible Unencumbered Asset, (b) material adverse effect on the ownership of such Eligible Unencumbered Asset, or (c) result in a Material Environmental Amount.

“Materials of Environmental Concern”: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products (virgin or used), polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other materials, substances or forces of any kind, whether or not any such material, substance or force is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could reasonably be expected to give rise to liability under any applicable Environmental Law.

“Maximum Revolving Facility Availability”: at any date, an amount equal to the Total Revolving Credit Commitments on such date.

“Money Laundering Control Act”: the Money Laundering Control Act of 1986, as amended from time to time.

“Moody’s”: Moody’s Investors Service, Inc. and its successors.

“Mortgage Notes Receivable”: a note receivable representing indebtedness owed to the Borrower or one of the Parent REIT’s Subsidiaries which is secured by a mortgage lien on real property having a value in excess of the amount of such indebtedness, provided that, any such indebtedness owed by an Unconsolidated Joint Venture shall be reduced by the portion of such indebtedness attributable to the Borrower’s or such Subsidiary’s, as applicable, Ownership Share of such Unconsolidated Joint Venture.

“Multiemployer Plan”: a multiemployer plan as defined in Section 4001(a)(3) of ERISA that is subject to Title IV of ERISA and to which the Borrower or any Commonly Controlled Entity has an obligation to contribute.

“NAICS Industry Group”: any “Industry Group” as defined by The North American Industry Classification System, as published by the Executive Office of the President Office of Management and Budget, United States 2012.

“Negative Pledge”: with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for the Obligations; provided that, an agreement that (a) conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, or (b) contains Permitted Transfer Restrictions, shall not, in any such case, constitute a Negative Pledge.

“Net Operating Income”: for any Real Property Asset and for a given period, the following (without duplication and determined on a consistent basis with prior periods): (i) total revenues (as determined in accordance with GAAP) attributable to such Real Property Asset during the given period, including but not limited to rents, additional rents (including tenant reimbursement income for expenses not excluded from the description in clause (ii) below) and all other revenues (including earned income from direct financing leases) from such Real Property Asset, as well as proceeds from rent/payment loss or business interruption insurance, condemnation awards to the extent relating to lost usage compensation, lease termination fees and legal settlements or awards related to lease or loan payments (but not in excess of the actual rent/payments otherwise payable) but excluding pre-paid rents and revenues and security deposits except to the extent applied in satisfaction of tenants’ obligations for rent/payments, minus (ii) all expenses paid (excluding interest, amortization and depreciation, but including an appropriate accrual for property taxes and insurance) related to the ownership, operation or maintenance of such Real Property Asset during the given period, including but not limited to property taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such Real Property Asset, but specifically excluding (w) any of the foregoing to the extent included in imputed management fee referred to in clause (iv) below as reasonably determined by the Borrower, (x) any general overhead expenses of the Parent REIT and its subsidiaries, (y) capital expenses, debt service charges, losses covered by insurance, and non-cash expenses, and (z) any property management fees) all of the preceding expenses shall only be included to the extent not covered by the tenant as required in the lease agreement, minus (iii) the Reserve for Replacements for such Real Property Asset as of the end of such period, minus (iv) an imputed management fee in an amount equal to the greater of actual management fees incurred or 1% of the gross revenues for such Real Property Asset for such period, minus (v) all rents received from tenants or licensees in default of payment or other material monetary obligations under their lease for 45 days or more, or with respect to leases as to which the tenant or licensee or any guarantor thereunder is subject to any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or similar debtor relief proceeding (and that, with respect to tenants or licensees in bankruptcy, have filed a motion to reject their lease or license respectively in such bankruptcy or other insolvency proceeding).

For purposes of determining Net Operating Income, to the extent that greater than 5% of Net Operating Income is attributable to leases where the mortgagee, tenant or licensee or any guarantor thereunder is subject to any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or similar debtor relief proceeding, such excess shall be excluded.

Net Operating Income shall be adjusted to remove any impact from straight line rent leveling adjustments required under GAAP and amortization of above and below market rent intangibles pursuant to FASB ASC 805.

For the purpose of calculating Net Operating Income for any Real Property Asset, (i) the revenue from rents attributable to such Real Property Asset during the given period of free rent shall be deemed to be the contracted monthly amount of initial rent immediately following such free rent period, provided that, such period of deemed revenue from rents shall not exceed three months for any Real Property Asset for any tenant and its affiliates and (ii) the Net Operating Income for any Real Property Asset owned by an Unconsolidated Joint Venture shall be equal to the Parent REIT’s Ownership Share of the Net Operating Income for such Real Property Asset.

For the purpose of calculating Net Operating Income for any Real Property Asset, if the Net Operating Income attributable to such Real Property Asset with respect to any period shall be negative, the Net Operating Income of such Real Property Asset with respect to such period shall be deemed to be zero.

“New Revolving Credit Lender”: as defined in Section 2.23(b)(ii).

“Non-Consenting Lender”: as defined in Section 2.22(b).

“Non-Defaulting Lender”: at any time, each Lender that is not a Defaulting Lender at such time.

“Nonrecourse Indebtedness”: with respect to a Person as of a given date and without duplication, (a) the aggregate principal amount of all indebtedness for borrowed money (or the portion thereof) in respect of which recourse for payment (except Nonrecourse Indebtedness Exceptions) is contractually limited to specific assets of such Person, including Capital Stock in such Person, encumbered by a lien securing such indebtedness and (b) if such Person is a Single Asset Entity, any indebtedness of such Person (and a loan secured by multiple properties owned by Single Asset Entities shall be considered Nonrecourse Indebtedness of such Single Asset Entities even if such indebtedness is cross-defaulted and cross-collateralized with the loans to such other Single Asset Entities; provided that, such indebtedness that is cross-defaulted and cross-collateralized otherwise satisfies clause (a) above with respect to the applicable Single Asset Entities).

“Nonrecourse Indebtedness Exceptions”: with respect which Indebtedness for which recourse for payment is generally limited to specific assets encumbered by a lien securing such Indebtedness, customary exceptions for fraud, material misrepresentations, gross negligence, willful misconduct, unlawful acts, misapplication of funds, environmental indemnities, prohibited transfers, claims that result from intentional mismanagement of or waste at the Real Property Asset securing such Nonrecourse Indebtedness or which are the result of any unpaid real estate taxes and assessments (whether contained in a loan agreement, promissory note, indemnity agreement or other document), failure to pay taxes, failure to maintain insurance, insurance deductibles, ERISA liability, violation of “special purpose entity” covenants, bankruptcy, insolvency receivership or other similar events and other exceptions customarily excluded by institutional lenders in nonrecourse financings of real estate.

“Non-Consenting Term Loan Lender”: each Lender that was a Term Loan Lender on the Second Amendment Effective Date, immediately after giving effect to the Second Amendment, other than any such Term Loan Lender that is party to the Second Amendment, including in its capacity as a Revolving Credit Lender.

“Non-U.S. Lender”: as defined in Section 2.18(f).

“Non-U.S. Participant”: as defined in Section 2.18(f).

“Note”: any promissory note evidencing any Loan.

“Obligations”: (i) the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, the Reimbursement Obligations and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise and (ii) all obligations and liabilities of any Loan Party to any Hedge Bank under any Specified Hedge Agreement; provided that, the definition of “Obligations” shall not create or include any guarantee by any Loan Party of (or grant of security interest by any Loan Party to support, as applicable) any Excluded Hedge Obligations of such Loan Party.

“OFAC”: Office of Foreign Assets Control of the United States Department of the Treasury.

“Other Charges”: all ground rents, maintenance charges, impositions other than taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Real Property, now or hereafter levied or assessed or imposed against the Real Property or any part thereof.

“Other Connection Taxes”: with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes”: any and all present or future stamp, court or documentary, intangible, recording, filing or similar taxes arising from any payment made hereunder or from the execution, delivery, performance, registration of, enforcement of, receipt or perfection of a security interest under or otherwise with respect to, any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment request made pursuant to Section 2.22).

“Ownership Share”: with respect to any subsidiary of a Person (other than a Wholly-Owned Subsidiary) or any Unconsolidated Joint Venture of a Person, the greater of (a) such Person’s relative nominal direct and indirect ownership interest (expressed as a percentage) in such subsidiary or Unconsolidated Joint Venture or (b) such Person’s relative direct and indirect economic interest (calculated as a percentage) in such subsidiary or Unconsolidated Joint Venture determined in accordance with the applicable provisions of the declaration of trust, articles or certificate of incorporation, articles of organization, partnership agreement, joint venture agreement or other applicable organizational document of such subsidiary or Unconsolidated Joint Venture.

“Parent REIT”: as defined in the preamble hereto.

“Participant”: as defined in Section 10.6(b).

“Participation Amount”: as defined in Section 3.4(b).

“Payment Amount”: as defined in Section 3.5.

“Payment Office”: the office specified from time to time by the Administrative Agent as its payment office by notice to the Borrower and the Lenders.

“Payment Recipient”: as defined in Section 9.15.

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Permitted Liens”: as to any Person: (a) Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority not yet due and payable (excluding any Lien imposed pursuant to any of the provisions of ERISA or pursuant to any Environmental Laws if the imposition of such Lien could reasonably be expected to have a Material Adverse Effect) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which are not at the time required to be paid or discharged under Section 6.3; (b) deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance or similar applicable Requirements of Law or in connection with performance of bids and trade contracts and leases where such Person is the tenant; (c) encumbrances on Real Property consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto which do not materially detract from the value of such property for its intended business use or impair the intended business use thereof in the business of such Person; (d) the rights of tenants under leases or subleases not interfering with the ordinary conduct of business of such Person; (e) Liens in favor of (i) the Administrative Agent for the benefit of the Lenders (including their affiliates in respect of any Specified Hedge Agreement permitted hereunder) or (ii) in favor of the administrative agent or other representative on behalf of the administrative agent under the Capital One Credit Agreement to secure the obligations thereunder (including in respect of any Capital One Hedge Agreement permitted thereunder); (f) normal and customary rights of setoff against deposits in favor of banks and other depository institutions; (g) Liens of a collecting bank under Section 4-210 of the Uniform Commercial Code, or similar law, on items in the course of collection; and (h) Liens in favor of any Group Member in connection with an Eligible Unencumbered Mortgage Note Receivable.

Notwithstanding the foregoing, in no event shall any Lien be created, incurred, assumed or suffered to exist on (x) any Eligible Unencumbered Asset (except Liens pursuant to clauses (a), (c) or (e) above), or (y) the Capital Stock of any Person that is the direct or indirect owner of any Eligible Unencumbered Asset (except inchoate Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority not yet due and payable pursuant to clause (a) above or Liens pursuant to clause (e) above).
“Permitted Negative Pledge”: as defined in Section 7.12.

“Permitted Transfer Restrictions”: (a) obligations, encumbrances or restrictions contained in any sale agreement restricting the creation of liens on, or the sale, transfer or other disposition of Capital Stock or Property, including any Real Property Asset, pending the sale thereof; provided that such encumbrances and restrictions apply only to the Subsidiary or Property that are the subject of such sale agreement, (b) reasonable and customary restrictions on transfer, mortgage liens, pledges and changes in beneficial ownership arising under management agreements, franchise agreements and ground leases entered into in the ordinary course of business (including in connection with any acquisition or development of any applicable Real Property Asset, without regard to the transaction value thereof), including rights of first offer or refusal arising under such agreements and leases, in each case, that limit, but do not prohibit, sale or mortgage transactions, (c) reasonable and customary obligations, encumbrances or restrictions contained in agreements not constituting Indebtedness entered into with limited partners or members of the Borrower or of any other Subsidiary of the Parent REIT imposing obligations in respect of contingent obligations to make any tax “make whole” or similar payment arising out of the sale or other transfer of assets reasonably related to such limited partners’ or members’ interest in the Borrower or such Subsidiary pursuant to “tax protection” or other similar agreements and (d) obligations, encumbrances or restrictions under the Capital One Credit Agreement and any Capital One Hedge Agreement.

“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan”: any employee benefit plan, other than a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA, that is covered by ERISA and in respect of which the Borrower is an “employer” as defined in Section 3(5) of ERISA.

“Preferred Dividends”: for any period and without duplication, all Restricted Payments paid during such period on Preferred Equity Interests issued by the Parent REIT or any of its subsidiaries. Preferred Dividends shall not include dividends or distributions (a) paid or payable solely in Capital Stock (other than mandatorily redeemable stock) payable to holders of such class of Capital Stock, (b) paid or payable to the Parent REIT or a Subsidiary, or (c) constituting or resulting in the redemption of Preferred Equity Interests, other than scheduled redemptions not constituting balloon, bullet or similar redemptions in full.

“Preferred Equity Interests”: with respect to any Person, Capital Stock in such Person which are entitled to preference or priority over any other Capital Stock in such Person in respect of the payment of dividends or distribution of assets upon liquidation or both.

“Prime Rate”: as defined in the definition of “Base Rate”.

“Principal Financial Officer”: the chief financial officer, any director (or equivalent) or officer from time to time of the Parent REIT with actual knowledge of the financial affairs of the Parent REIT and its Subsidiaries.

“Property”: any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

“Pro Forma Balance Sheet” as defined in Section 4.1.

“PTE”: a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Rating Agency”: each of S&P, Moody’s and Fitch, or any other nationally recognized statistical rating agency or organization which has been approved by the Administrative Agent in its sole discretion.

“Real Property”: with respect to any Person, all of the right, title, and interest of such Person in and to land, improvements and fixtures, including ground leases.

“Real Property Asset”: a real property asset (including improvements, fixtures, equipment and related tangible personal property) owned by the Borrower or any of the subsidiaries in fee simple or leased pursuant to a ground lease located in the United States, the District of Columbia or the Commonwealth of Puerto Rico and intended for retail, medical, industrial, service-based or entertainment use (and any operating business ancillary thereto).

“Recipient”: means (a) the Administrative Agent or (b) any Lender as applicable.

“Recourse Indebtedness”: any Indebtedness other than any Nonrecourse Indebtedness. For the avoidance of doubt, Recourse Indebtedness shall not include the Obligations.

“Register”: as defined in Section 10.6(d).

“Regulation U”: Regulation U of the Board as in effect from time to time.

“Reimbursement Obligation”: the obligation of the Borrower to reimburse each Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit issued by such Issuing Lender.

“REIT Controlled Affiliate”: any Person that directly or indirectly, is controlled by the Parent REIT. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“REIT Status”: with respect to any Person, (a) the qualification of such Person as a real estate investment trust under Sections 856 through 860 of the Code (a “REIT”), and (b) the applicability to such Person and its shareholders of the method of taxation provided for in Section 857 et seq. of the Code, including a deduction for dividends paid.

“Relevant Governmental Body”: the Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the 30-day notice period is waived.

“Required Lenders”: at any time, Lenders holding more than 50% of the sum of (a) the aggregate unpaid principal amount of the Term Loans and Incremental Loans, if any, then outstanding, (b) the aggregate undrawn and available amount of Incremental Loan Commitments, if any, then outstanding, and (c) the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding; provided that, if any Lender shall be a Defaulting Lender at such time then there shall be excluded from the determination of Required Lenders the Commitments and Aggregate Exposure of such Lender at such time.

“Requirements of Law”: as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any treaty, federal, state, county, municipal and other governmental statutes, laws, orders, rules, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities or determination of an arbitrator or a court, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject, or the construction, use, alteration or operation of any Real Property, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and, with respect to any Real Property, all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to the Group Members, at any time in force affecting such Real Property or any part thereof.

“Reserve for Replacements”: for any period and with respect to any Real Property Asset, an amount equal to (i)(a) the aggregate square footage of all completed space of such Real Property Asset that is not subject to “triple net” or “double-net” leases multiplied by (b) $0.10 multiplied by (c) the number of days in such period divided by (ii) 365. If the term Reserve for Replacements is used without reference to any specific Real Property, then it shall be determined on an aggregate basis with respect to all Real Property Assets and the applicable Ownership Shares of all Real Property Assets of all Unconsolidated Joint Ventures.

“Resolution Authority”: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer”: the chief executive officer, president, treasurer or chief financial officer of the Parent REIT, but in any event, with respect to financial matters, the chief financial officer or treasurer of the Parent REIT.

“Restatement Effective Date”: April 12, 2019.

“Restricted Payments”: (a) any dividend or other distribution, direct or indirect, on account of any Capital Stock of the Parent REIT or any of its subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of Capital Stock to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Capital Stock of the Parent REIT or any of its subsidiaries now or hereafter outstanding; (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Capital Stock of the Parent REIT or any of its subsidiaries now or hereafter outstanding and (d) any derivatives or other transaction with any financial institution, commodities or stock exchange or clearinghouse (a “Derivatives Counterparty”) obligating any Group Member to make payments to such Derivatives Counterparty as a result of any change in market value of any Capital Stock of the Parent REIT.

“Revolving Commitment Increase Notice”: each notice delivered by the Borrower to the Administrative Agent pursuant to Section 2.23 requesting an increase to the Revolving Credit Commitments.

“Revolving Credit Commitment”: as to any Lender, the obligation of such Lender, if any, to make Revolving Credit Loans and participate in Letters of Credit, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Revolving Credit Commitment” opposite such Lender’s name on Annex A, or, as the case may be, in the Assignment and Assumption substantially in the form of Exhibit E pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the Total Revolving Credit Commitments as of the Third Amendment Effective Date is $600,000,000.

“Revolving Credit Commitment Period”: the period from and including the Restatement Effective Date to the Revolving Credit Termination Date.

“Revolving Credit Increase Effective Date”: as defined in Section 2.23(b).

“Revolving Credit Lender”: each Lender that has a Revolving Credit Commitment or that is the holder of Revolving Credit Loans.

“Revolving Credit Loans”: as defined in Section 2.1.

“Revolving Credit Note”: as defined in Section 2.5.

“Revolving Credit Percentage”: as to any Revolving Credit Lender at any time, the percentage which such Lender’s Revolving Credit Commitment then constitutes of the Total Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate amount of such Lender’s Revolving Extensions of Credit then outstanding constitutes of the Total Revolving Extensions of Credit then outstanding).

“Revolving Credit Termination Date”: February 10, 2026, as such date may be extended pursuant to Section 2.6.

“Revolving Extensions of Credit”: as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding and (b) such Lender’s L/C Exposure then outstanding.

“Revolving Offered Increase Amount”: with respect to any Revolving Commitment Increase Notice, the amount of the increase in Revolving Credit Commitments requested by the Borrower in such Revolving Commitment Increase Notice pursuant to Section 2.23(a).

“S&P”: Standard & Poor’s Ratings Services and its successors.

“SEC”: the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).

“Second Amendment”: the Second Amendment to Amended and Restated Credit Agreement dated as of February 10, 2022, by and among the Borrower, the Parent REIT, the Subsidiary Guarantors party thereto, Wells Fargo Bank, National Association, as Administrative Agent, Sustainability Structuring Agent, Lender and Issuing Lender, the Lenders party thereto and each of the other parties thereto that are designated as a Subsidiary Guarantor on the signature page thereof.

“Second Amendment Effective Date”: February 10, 2022.

“Second Tranche Term Loan Commitment”: as to any Lender, the obligation of such Lender, if any, to make, or continue to make, a Second Tranche Term Loan to the Borrower hereunder on each Second Tranche Term Loan Funding Date in a principal amount not to exceed the amount set forth under the heading “Second Tranche Term Loan Commitment” opposite such Lender’s name on Annex A, as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the Second Tranche Term Loan Commitments on the Third Amendment Effective Date is $400,000,000. The remaining unfunded Second Tranche Term Loan Commitment of each Lender shall automatically terminate on the earlier to occur of (x) the date as of which all Second Tranche Term Loan Commitments have been borrowed in accordance with the terms of Section 2.3 and (y) the 90th day after the Third Amendment Effective Date (such date, the “Second Tranche Term Loan Commitment Expiration Date”).

“Second Tranche Term Loan Commitment Expiration Date”: as defined in the definition of the “Second Tranche Term Loan Commitment”.

“Second Tranche Term Loan Funding Date”: has the meaning assigned to such term in the Third Amendment.

“Second Tranche Term Loan Lenders”: each Lender that has a Second Tranche Term Loan Commitment or that is a holder of a Second Tranche Term Loan.

“Second Tranche Term Loans”: the term loans made pursuant to Section 2.3(c).

“Series”: as defined in Section 2.23.

“Single Asset Entity”: a bankruptcy remote, single purpose entity which is a Subsidiary of the Parent REIT and which is neither the owner of an Eligible Unencumbered Asset nor a Subsidiary Guarantor, which owns real property and related assets which are security for Indebtedness of such entity, and which Indebtedness does not constitute Indebtedness of any other Person except as provided in the definition of Nonrecourse Indebtedness (except for Nonrecourse Indebtedness Exceptions). In addition, if the financial assets of a Person that is a bankruptcy remote, single purpose entity which is a Subsidiary of the Parent REIT and which is neither the owner of an Eligible Unencumbered Asset nor a Subsidiary Guarantor consist solely of (i) Capital Stock in one or more other Single Asset Entities and (ii) cash and other assets of nominal value incidental to such Person’s ownership of the other Single Asset Entities, such Person shall also be deemed to be a Single Asset Entity for purposes hereof.

“Single Employer Plan”: any employee benefit plan, other than a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA, that is covered by Title IV of ERISA or Section 412 of the Code, and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“SOFR”: with respect to any day, the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator”: the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Solvent”: with respect to any Person, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“SPC”: as defined in Section 10.6(g).

“Specially Designated Nationals List”: the Specially Designated Nationals and Blocked Persons List maintained by OFAC and available at http://www.ustreas.gov/offices/ enforcement/ofac/sdn/, or as otherwise published from time to time.

“Specified Cash Management Agreement”: any Cash Management Agreement that is made or entered into at any time, or in effect as of the Third Amendment Effective Date or at any time thereafter, whether as a result of an assignment or transfer or otherwise, between or among any Loan Party and any Specified Cash Management Bank.

“Specified Cash Management Bank”: any Person that (a) at the time it enters into a Cash Management Agreement with a Loan Party, is a Lender or an Affiliate of a Lender or (b) at the time it (or its Affiliate) becomes a Lender or the Administrative Agent (including on the Closing Date), is a party to a Cash Management Agreement with a Loan Party, in each case in its capacity as a party to such Cash Management Agreement.

“Specified Hedge Agreement”: any Hedge Agreement permitted under Section 7.2(n) that is entered into by and between any Loan Party and any Hedge Bank and designated in writing by the Borrower to the Administrative Agent as a “Specified Hedge Agreement”.

“State”: any state, commonwealth or territory of the United States of America, in which the subject of such reference or any part thereof is located.

“Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Parent REIT.

“Subsidiary Guarantor”: each Subsidiary of the Borrower that is or becomes a party to the Guarantee Agreement.

“Sustainability Structuring Agent” as defined in the preamble hereto.

“Sustainability Linked Loan Principles”: the Sustainability Linked Loan Principles (as published in May 2021 and updated on July 19, 2021 by the Loan Market Association, Asia Pacific Loan Market Association and Loan Syndications & Trading Association) or such other principles and metrics mutually agreed to by the Borrower and the Sustainability Structuring Agent (each acting reasonably).

“Taxes”: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan Facilities”: the collective reference to the Initial Term Loan Facility, the Second Tranche Term Loan Facility and each Incremental Loan Facility.

“Term Loan Lenders”: the collectively reference to the Initial Term Loan Lenders, the Second Tranche Term Loan Lenders and the Incremental Lenders, if any.

“Term Loan Maturity Date”: (a) with respect to the Initial Term Loans, April 12, 2024, (b) with respect to the Second Tranche Term Loan, January 25, 2028, and (c) with respect to any Incremental Loans designated as Terms Loans, the final maturity date as specified in the applicable Incremental Loan Amendment.

“Term Loan Percentage”: as to any Term Loan Lender at any time, with respect to any Term Loan Facility, the percentage which such Lender’s Commitment for such Facility then constitutes of the aggregate Commitments for such Facility (or, with respect to any Term Loan Facility that has been funded, the aggregate then unpaid principal amount of such Lender’s Term Loans in respect of such Term Loan Facility).

“Term Loans”: the collective reference to the Initial Term Loans, the Second Tranche Term Loans and the Incremental Loans, if any.

“Term Note”: as defined in Section 2.5(d).

“Term SOFR”:

(a) for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, that if as of 5:00 p.m. (Eastern time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding Business Day is not more than three Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to a Base Rate Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, that if as of 5:00 p.m. (Eastern time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding Business Day is not more than three Business Days prior to such Base Rate SOFR Determination Day.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Loan”: any Loan that bears interest at a rate based on Adjusted Term SOFR other than pursuant to clause (c) of the definition of “Base Rate”.

“Term SOFR Reference Rate”: the forward-looking term rate based on SOFR.

“Term SOFR Tranche”: the collective reference to Term SOFR Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

“Third Amendment”: the Third Amendment to Amended and Restated Credit Agreement dated as July 25, 2022, by and among the Borrower, the Parent REIT, the Subsidiary Guarantors party thereto, Wells Fargo Bank, National Association, as Administrative Agent, Sustainability Structuring Agent, Lender and Issuing Lender, the Lenders party thereto and each of the other parties thereto that are designated as a Subsidiary Guarantor on the signature page thereof.

“Third Amendment Effective Date”: has the meaning assigned to such term in the Third Amendment.
“Ticking Fee”: as defined in Section 2.7(d).

“Total Asset Value”: at a given time, the sum (without duplication) of all of the following of the Parent REIT and its Subsidiaries determined on a consolidated basis in accordance with GAAP applied on a consistent basis:

(a)    cash, cash equivalents (other than tenant deposits and other cash and cash equivalents that are subject to a Lien (other than Permitted Liens) or a Negative Pledge (other than a Permitted Negative Pledge) or the disposition of which is restricted in any way (other than Permitted Transfer Restrictions)) and the GAAP book value of Marketable Securities; plus

(b)    subject to the proviso below, the sum of (x) for any Real Property Asset owned or leased by the Borrower and its subsidiaries for more than four fiscal quarters, the Net Operating Income of such Real Property Asset for the fiscal quarter most recently ended multiplied by four, divided by the applicable Capitalization Rate for such asset and (y) for any Real Property Asset owned or leased by the Borrower and its subsidiaries for less than four fiscal quarters, an amount equal to the lesser of the appraised value and the sum of the purchase price plus lease incentives of such Real Property Asset; plus

(c)    the GAAP book value of Mortgage Notes Receivable or notes receivable (owned as of the end of the fiscal quarter most recently ended); plus

(d)    the lesser of (i) 10% of the Total Asset Value and (ii) the aggregate sums expended on the construction or redevelopment of improvements (including land acquisition costs) with respect to properties on which construction or redevelopment has commenced but has not yet been completed;

except that:

(i)    as of any dated of determination, the aggregate amount (expressed as percentage of Total Asset Value) of each of the following items in excess of the amount set forth opposite such item below shall be excluded from the determination of Total Asset Value as of such date:

(1)	Eligible Unencumbered Other Assets	5%
(2)	Marketable Securities constituting Eligible Unencumbered Other Assets	5%
(3)	Mortgage Notes Receivables	10%
(4)	Pro rata share of Unconsolidated Joint Ventures	5%
(5)	Ground lease properties	5%
(6)	Raw land upon which no structure exists	5%
(7)	Publicly traded and non-traded securities	5%
(8)	Aggregate of (3) to (7)	15%;

(ii)    the Parent REIT’s Ownership Share of assets held by Unconsolidated Joint Ventures (excluding assets of the type described in the immediately preceding clause (a)) shall be included in the calculation of Total Asset Value consistent with the above described treatment for assets owned by the Parent REIT or a consolidated Subsidiary thereof; and

(iii)    Net Operating Income from Real Property Assets disposed of by the Parent REIT, any Subsidiary or any Unconsolidated Joint Venture, as applicable, during the fiscal quarter most recently ended on or prior to any date of determination shall be excluded from the calculation of Total Asset Value as of such date.

“Total Revolving Credit Commitments”: at any time, the aggregate amount of the Revolving Credit Commitments then in effect.

“Total Revolving Extensions of Credit”: at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Credit Lenders outstanding at such time.

“Transferee”: as defined in Section 10.14.

“Type”: as to any Loan, its nature as a Base Rate Loan or a Term SOFR Loan.

“UK Financial Institution”: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority”: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement”: the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Unconsolidated Joint Venture”: with respect to any Person, any other Person in whom such Person holds an investment that is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person. Unless otherwise specified, any reference to “Unconsolidated Joint Venture” shall mean an Unconsolidated Joint Venture of the Parent REIT or its subsidiaries.

“Unencumbered Interest Coverage Ratio”: for any period, the ratio of (a) Unencumbered NOI of the Group Members for such period to (b) Consolidated Unsecured Interest Expense of the Group Members for such period.

“Unencumbered Leverage Ratio”: on any date of determination the ratio of (a) Consolidated Unsecured Debt of the Group Members on such date to (b) the sum of (i) Eligible Unencumbered Pool Asset Value of the Eligible Unencumbered Assets on such date plus (ii) the GAAP book value of Eligible Unencumbered Other Assets on such date.

“Unencumbered NOI”: for any period:

(a)    with respect to all Eligible Unencumbered Real Property Assets, Net Operating Income for the most recent fiscal quarter ended from all such Eligible Unencumbered Real Property Assets owned as of the end of such fiscal quarter and owned for the full fiscal quarter most recently ended; plus

(b)    solely when calculating the Unencumbered Interest Coverage Ratio and without duplication of amounts captured in clause (a) above, with respect to all Eligible Unencumbered Real Property Assets owned as of the end of the most recent fiscal quarter, but not for the full fiscal quarter, Net Operating Income from all such assets; plus

(c)    solely when calculating the Unencumbered Interest Coverage Ratio, income from Eligible Unencumbered Mortgage Notes Receivable and interest from notes receivable; provided that income from any Eligible Unencumbered Mortgage Notes Receivable owned by an Unconsolidated Joint Venture shall be equal to the Parent REIT’s Ownership Share of the income for such from Eligible Unencumbered Mortgage Notes Receivable.

“Unimproved Land”: land on which no development (other than improvements that are not material and are temporary in nature) has occurred.

“USA PATRIOT Act”: the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56), as amended from time to time.

“Wholly-Owned Subsidiary”: as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly-Owned Subsidiaries.

“Write-Down and Conversion Powers”: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2    Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b)    As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Parent REIT, the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, in each case, subject to Section 1.3.

(c)    The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified. Unless the context requires otherwise, any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein).

(d)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(f)    All calculations of financial ratios set forth in Section 7.1 and the calculation of the Consolidated Leverage Ratio for purposes of determining the Applicable Margin shall be calculated to the same number of decimal places as the relevant ratios are expressed in and shall be rounded upward if the number in the decimal place immediately following the last calculated decimal place is five or greater. For example, if the relevant ratio is to be calculated to the hundredth decimal place and the calculation of the ratio is 5.126, the ratio will be rounded up to 5.13. All calculations of financial ratios and other similar calculations hereunder shall be for the Parent REIT and its Subsidiaries on a consolidated basis.

1.3    Accounting Changes. In the event that any Accounting Change (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Accounting Change as if such Accounting Change had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred. “Accounting Change” refers to any change in accounting principles, including, but not limited to, GAAP, required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board or, if applicable, the SEC. Notwithstanding anything to the contrary contained herein or in the definition of “Capital Lease Obligations,” to the extent any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842) (“FAS 842”), would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 15, 2018, such lease shall not be considered a capital lease, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.

SECTION 2    AMOUNT AND TERMS OF COMMITMENTS

2.1    Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans (the “Revolving Credit Loans”) to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding that will not cause (i) such Lender’s Revolving Credit Percentage of the sum of the aggregate principal amount of all Revolving Credit Loans then outstanding plus the L/C Obligations then outstanding to exceed the amount of such Lender’s Revolving Credit Commitment or (ii) the Total Revolving Extensions of Credit to exceed the Maximum Revolving Facility Availability at such time. During the Revolving Credit Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Credit Loans may from time to time be Term SOFR Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.11.

(b)    The Borrower shall repay all outstanding Revolving Credit Loans on the Revolving Credit Termination Date.

2.2    Procedure for Revolving Credit Borrowing. The Borrower may borrow under the Revolving Credit Commitments on any Business Day during the Revolving Credit Commitment Period, provided that the Borrower shall deliver to the Administrative Agent a Borrowing Notice (which Borrowing Notice must be received by the Administrative Agent (i) prior to 11:00 A.M. (local time in New York City) or such later time as agreed to by the Administrative Agent in its sole discretion, three Business Days prior to the requested Borrowing Date, in the case of Term SOFR Loans, or (ii) prior to 11:00 A.M. (local time in New York City) on the Borrowing Date, in the case of Base Rate Loans). Each borrowing of Revolving Credit Loans under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $1,000,000 or a whole multiple in excess thereof and (y) in the case of Term SOFR Loans, $1,000,000 or a whole multiple in excess thereof. Upon receipt of any such Borrowing Notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make its Revolving Credit Percentage of the amount of each borrowing of Revolving Credit Loans available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 1:00 P.M. (local time in New York City) on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower in the account specified by the Borrower in the Disbursement Instruction Agreement, by the Administrative Agent in like funds as received by the Administrative Agent.

2.3    Initial Term Loans and Second Tranche Term Loans. (a) Subject to the terms and conditions hereof, each Initial Term Loan Lender severally agrees to make a single term loan (each, an “Initial Term Loan”) to the Borrower at any time during the Initial Term Loan Commitment Period in an amount for each Initial Term Loan Lender not to exceed the amount of the Initial Term Loan Commitment of such Lender. The Initial Term Loans may from time to time be Term SOFR Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.4 and 2.11.

(b)    The Borrower shall repay all outstanding Initial Term Loans on the Term Loan Maturity Date for the Initial Term Loans. Once borrowed and repaid, no Initial Term Loan Commitment may be re-borrowed.

(c)    Subject to the terms and conditions of the Third Amendment and the terms and conditions hereof, each Second Tranche Term Loan Lender severally agrees to make a term loan (each, a “Second Tranche Term Loan”) to the Borrower on each Second Tranche Term Loan Funding Date in the principal amount requested by the Borrower on such date; provided that (i) the amount of the Second Tranche Term Loans requested by the Borrower at such time shall not exceed the aggregate amount of unfunded Second Tranche Term Loan Commitments at such time and (ii) the aggregate amount of Second Tranche Term Loans made by any Second Tranche Term Loan Lender shall not exceed its Second Tranche Term Loan Commitment. The Second Tranche Term Loan may from time to time be Term SOFR Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.4 and 2.11. The Second Tranche Term Loans may be drawn in up to four (4) separate drawings, in each case in an aggregate minimum amount of $25,000,000 on or before the Second Tranche Term Loan Commitment Expiration Date.

(d)    The Borrower shall repay all outstanding Second Tranche Term Loans on the Term Loan Maturity Date for the Second Tranche Term Loans. Once borrowed and repaid, no Second Tranche Term Loan Commitment may be re-borrowed.

2.4    Procedure for Initial Term Loan Borrowing and Second Tranche Term Loan Borrowing. (a) With respect to the Initial Term Loans, the Borrower shall deliver to the Administrative Agent a Borrowing Notice with respect thereto (which Borrowing Notice must be received by the Administrative Agent prior to 11:00 A.M. (local time in New York City) (i) three Business Days prior to the Initial Term Loan Funding Date, in the case of Term SOFR Loans, or (ii) one Business Day prior to the Initial Term Loan Funding Date, in the case of Base Rate Loans). Upon receipt of such Borrowing Notice the Administrative Agent shall promptly notify each Initial Term Loan Lender thereof. Not later than 1:00 P.M. (local time in New York City) on the Initial Term Loan Funding Date each Initial Term Loan Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Initial Term Loan or Initial Term Loans to be made by such Lender. The Administrative Agent shall make available to the Borrower in the account specified by the Borrower in the Disbursement Instruction Agreement, the aggregate of the amounts made available to the Administrative Agent by the Initial Term Loan Lenders, in like funds as received by the Administrative Agent. Borrower, Administrative Agent and Lenders acknowledge that the Initial Term Loan Funding Date occurred on or before the Second Amendment Effective Date and that the Initial Term Loans have been fully advanced.

(b)    With respect to the Second Tranche Term Loans, the Borrower shall deliver to the Administrative Agent a Borrowing Notice with respect thereto (which Borrowing Notice must be received by the Administrative Agent prior to 11:00 A.M. (local time in New York City) (i) three Business Days prior to any Second Tranche Term Loan Funding Date, in the case of Term SOFR Loans, or (ii) one Business Day prior to any Second Tranche Term Loan Funding Date, in the case of Base Rate Loans), except that the Borrowing Notice with respect to the Second Tranche Term Loan requested to be made on the Third Amendment Effective Date, may be delivered on such date. Upon receipt of such Borrowing Notice the Administrative Agent shall promptly notify each Second Tranche Term Loan Lender thereof. Not later than 1:00 P.M. (local time in New York City) on any Second Tranche Term Loan Funding Date, each Second Tranche Term Loan Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Second Tranche Term Loan or Second Tranche Term Loans to be made by such Lender. The Administrative Agent shall make available to the Borrower in the account specified by the Borrower in the Disbursement Instruction Agreement, the aggregate of the amounts made available to the Administrative Agent by the Second Tranche Term Loan Lenders, in like funds as received by the Administrative Agent.

2.5    Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the appropriate Revolving Credit Lender or Term Loan Lender, as the case may be, (i) the then unpaid principal amount of each Revolving Credit Loan of each Revolving Credit Lender on the Revolving Credit Termination Date (or on such earlier date on which the Loans become due and payable pursuant to Section 8.1) and (ii) the then unpaid principal amount of each Term Loan of each Term Loan Lender on the Term Loan Maturity Date for such Term Loans (or on such earlier date on which the Loans become due and payable pursuant to Section 8.1). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the Restatement Effective Date until payment in full thereof, in each case, at the rates per annum, and on the dates, set forth in Section 2.13.

(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing Indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c)    [Reserved].

(d)    [Reserved].

(e)    The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will promptly execute and deliver to such Lender a promissory note of the Borrower evidencing any Revolving Credit Loans or Term Loans, as the case may be, of such Lender, substantially in the forms of Exhibit F-1 or F-2, respectively (a “Revolving Credit Note” or “Term Note”), with appropriate insertions as to date and principal amount; provided, that delivery of Notes shall not be a condition precedent to the occurrence of the Second Amendment Effective Date, the Third Amendment Effective Date or the making of the Loans or issuance of Letters of Credit on the Restatement Effective Date or any Second Tranche Term Loan Funding Date.

2.6    Extension of Revolving Credit Termination Date. (a) During the period commencing not more than 120 days prior to, and ending not less than 30 days prior to, the then effective Revolving Credit Termination Date, the Borrower may, in its sole discretion, extend such Revolving Credit Termination Date up to two times of up to six months each by delivering to the Administrative Agent on each occasion a written notice (the “Extension Request”), which the Administrative Agent shall distribute promptly to the Lenders, provided that, the Revolving Credit Termination Date, as extended, shall not be later than February 10, 2027.

(b)    Each extension of the Revolving Credit Termination Date shall become automatically effective on the date on which the following conditions have been satisfied:

(i)    the Administrative Agent shall have received the Extension Request by the time specified in Section 2.6(a) above;

(ii)    no Default or Event of Default shall have occurred and be continuing either on the date that the Borrower delivers the Extension Request, or on the original Revolving Credit Termination Date immediately prior to or after giving effect to such extension, provided that, the Borrower shall deliver (A) a certificate from a Responsible Officer together with the Extension Request certifying that no Default or Event of Default shall have occurred and be continuing on the date the Borrower delivers such Extension Request and (B) on the original Revolving Credit Termination Date, a certificate from a Responsible Officer certifying that no Default or Event of Default shall have occurred and be continuing on the original Revolving Credit Termination Date; and

(iii)    the Borrower shall have paid to the Administrative Agent, for distribution to each Lender, a one-time fee in an amount equal to 0.0625% of the Revolving Credit Commitment of such Lender on such date (or, if the Revolving Credit Commitments have been terminated, the aggregate principal amount of the Revolving Credit Loans then outstanding).

2.7    Facility Fees, etc. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a facility fee (the “Facility Fee”) for the period from and including the Second Amendment Effective Date to the last day of the Revolving Credit Commitment Period, computed at the applicable Facility Fee Rate on the average daily amount of the Total Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date, commencing on the first of such dates to occur after the Second Amendment Effective Date. If there is any change in the Facility Fee Rate during any quarter, the actual daily amount of the Facility Fee shall be computed and multiplied by the Facility Fee Rate separately for each period during such quarter that such Facility Fee Rate was in effect.

(b)    The Borrower agrees to pay to each Co-Syndication Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and such Co-Syndication Agent.

(c)    The Borrower agrees to pay to the Administrative Agent and the Sustainability Structuring Agent the fees in the amounts and on the dates from time to time agreed to in writing by the Borrower, the Administrative Agent and the Sustainability Structuring Agent.

(d)    The Borrower agrees to pay to the Administrative Agent for the account of each Second Tranche Term Loan Lender a ticking fee (the “Ticking Fee”) for the period commencing on the 30th day after the Third Amendment Effective Date and ending on and including the Second Tranche Term Loan Commitment Expiration Date, which fee shall accrue at the rate of 0.15% per annum on the average daily undrawn amount of such Second Tranche Term Loan Lender’s Second Tranche Term Loan Commitment during such period, payable quarterly in arrears on the last day of each March, June, September and December and on the Second Tranche Term Loan Commitment Expiration Date. All Ticking Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

2.8    Termination or Reduction of Revolving Credit Commitments. The Borrower shall have the right, upon not less than three Business Days’ notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the aggregate amount of the Revolving Credit Commitments; provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Maximum Revolving Facility Availability. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Credit Commitments then in effect.

2.9    Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty (except as required pursuant to Section 2.18), upon irrevocable notice delivered to the Administrative Agent no later than 11:00 A.M. (local time in New York City) three Business Days prior thereto in the case of Term SOFR Loans and no later than 11:00 A.M. (local time in New York City) one Business Day prior thereto in the case of Base Rate Loans, which notice shall specify the date and amount of such prepayment, whether such prepayment is of Term Loans or Revolving Credit Loans and whether such prepayment is of Term SOFR Loans or Base Rate Loans; provided, that if a Term SOFR Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.18; provided, further, that a notice of prepayment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or other transactions specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Credit Loans that are Base Rate Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Credit Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof.

2.10    Mandatory Prepayments. If at any date the Total Revolving Extensions of Credit exceed the Maximum Revolving Facility Availability calculated as of such date, the Borrower shall prepay the Revolving Credit Loans and the outstanding Letters of Credit shall be Cash Collateralized within three Business Days of such date in an aggregate amount equal to or greater than such excess so that the Total Revolving Extensions of Credit no longer exceed the Maximum Revolving Facility Availability as of such date. Amounts to be applied in connection with prepayments made pursuant to this Section shall be applied, first, to the prepayment of the Revolving Credit Loans (without a corresponding reduction of the Revolving Credit Commitments) and, second, to Cash Collateralize the outstanding Letters of Credit.

2.11    Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Term SOFR Loans to Base Rate Loans by giving the Administrative Agent at least two Business Days’ prior irrevocable notice of such election, provided that any such conversion of Term SOFR Loans may be made only on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to Term SOFR Loans by giving the Administrative Agent at least three Business Days’ prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor); provided that, no Base Rate Loan under a particular Facility may be converted into a Term SOFR Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Majority Facility Lenders in respect of such Facility have, determined in its or their sole discretion not to permit such conversions or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

(b)    The Borrower may elect to continue any Term SOFR Loan as such upon the expiration of the then current Interest Period with respect thereto by giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loan, provided that no Term SOFR Loan under a particular Facility may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Majority Facility Lenders in respect of such Facility have, determined in its or their sole discretion not to permit such continuations or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility and, provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso, such Loans shall be converted or continued and have an Interest Period of the same duration as such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

2.12    Minimum Amounts and Maximum Number of Term SOFR Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of and Term SOFR Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Term SOFR Loans comprising each Term SOFR Tranche, in each case, shall be equal to $1,000,000 or a whole multiple in excess thereof and (b) no more than ten Term SOFR Tranches shall be outstanding at any one time.

2.13    Interest Rates and Payment Dates. (a) Each Term SOFR Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Adjusted Term SOFR determined for such day plus the Applicable Margin in effect for such day.

(b)    Each Base Rate Loan shall bear interest for each day on which it is outstanding at a rate per annum equal to the Base Rate in effect for such day plus the Applicable Margin in effect for such day.

(c)    Notwithstanding the foregoing, if any principal of or interest on any Loan, any Reimbursement Obligation or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest at a rate per annum that is equal to (i) in the case of the Loans, at the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2%, (ii) in the case of Reimbursement Obligations, at a rate per annum equal to the rate then applicable to Base Rate Loans under the Revolving Credit Facility plus 2% and (iii) in the case of any interest payable on any Loan or any other amount payable hereunder at a rate per annum equal to the rate then applicable to Base Rate Loans under the relevant Facility plus 2%, in each case, with respect to clauses (i), (ii) and (iii) above, from the date of such non-payment until such amount is paid in full (after as well as before judgment).

(d)    Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

2.14    Computation of Interest and Fees; Retroactive Adjustments of Applicable Margin. (a) Interest, fees and commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans on which interest is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Term SOFR. Any change in the interest rate on a Loan resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

(b)    Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.13(a) or (b).

2.15    Inability to Determine Interest Rate. (a) If prior to the first day of any Interest Period:

(i)    the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Term SOFR Reference Rate for such Interest Period, or

(ii)    the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Term SOFR Reference Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Term SOFR Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Term SOFR Loans shall be continued as Base Rate Loans and (z) any outstanding Term SOFR Loans under the relevant Facility shall be converted, on the last day of the then current Interest Period with respect thereto, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Term SOFR Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Term SOFR Loans.

2.16    Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of the Facility Fee or Letter of Credit fee, and any reduction of the Commitments of the Lenders under any Facility, shall be made pro rata according to the respective Term Loan Percentages or Revolving Credit Percentages, as the case may be, of the relevant Lenders. Each payment of interest in respect of the Loans and each payment in respect of fees payable hereunder shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders.

(b)    Each payment (including each prepayment) by the Borrower on account of principal of the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Revolving Credit Lenders. Each payment in respect of Reimbursement Obligations in respect of any Letter of Credit shall be made to the Issuing Lender that issued such Letter of Credit. Each payment (including each prepayment) by the Borrower on account of principal of any Series of Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans in such Series then held by the Term Loan Lenders.

(c)    The application of any payment of Loans under any Facility (including mandatory prepayments but excluding optional prepayments, which shall be applied as directed by the Borrower) shall be made, first, to Base Rate Loans under such Facility and, second, to Term SOFR Loans under such Facility. Each payment of the Loans (except in the case of Revolving Credit Loans that are Base Rate Loans) shall be accompanied by accrued interest to the date of such payment on the amount paid.

(d)    All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 2:00 pm, local time in New York City, on the due date thereof to the Administrative Agent, for the account of the relevant Lenders, at the Payment Office, in Dollars and in immediately available funds. Any payment made by the Borrower after 2:00 pm, local time in New York City, on any Business Day shall be deemed to have been on the next following Business Day. If any payment hereunder (other than payments on the Term SOFR Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Term SOFR Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(e)    Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing of Loans that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans, on demand, from the Borrower.

(f)    Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

(g)    Upon receipt by the Administrative Agent of payments on behalf of Lenders, the Administrative Agent shall promptly distribute such payments to the Lender or Lenders entitled thereto, in like funds as received by the Administrative Agent. If and to the extent the Administrative Agent shall not make such payments to a Lender when due as set forth in the preceding sentence, then such unpaid amounts shall accrue interest, payable by the Administrative Agent, at the Federal Funds Rate from the due date until (but not including) the date on which the Administrative Agent makes such payments to such Lender. Notwithstanding the foregoing, if the Administrative Agent receives any payment (whether voluntarily or involuntarily, pursuant to events or proceedings of the nature referred to in Section 8.1(f), or otherwise) (the amount of such payment, the “Lender Payment Amount”) for the account of any Lender (whether in such Lender’s capacity as a Revolving Credit Lender or L/C Participant), and at the time of such receipt such Lender, in its capacity as L/C Participant, is in default in any of its obligations pursuant to Section 3.4(a) (the amount of such obligations in default, the “Defaulted Amount”), the Administrative Agent may withhold from the Lender Payment Amount an amount up to the Defaulted Amount, and apply the amount so withheld toward payment to the relevant Issuing Lender of the Defaulted Amount or, if applicable, toward reimbursement of any other Person that has previously reimbursed such Issuing Lender for the Defaulted Amount.

2.17    Requirements of Law. (a) If any Change in Law:

(i)    shall subject any Lender to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

(ii)    shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Term SOFR hereunder; or

(iii)    shall impose on such Lender any other condition (other than Taxes);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Term SOFR Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable as reasonably determined by such Lender (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and substantially consistent with similarly situated customers of such Lender under agreements having provisions similar to this Section 2.17(a)). If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

(b)    If any Lender shall have determined that any Change in Law regarding capital adequacy or liquidity requirements or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the Third Amendment Effective Date shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such Change in Law or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction as reasonably determined by such Lender (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and substantially consistent with similarly situated customers of such Lender under agreements having provisions similar to this Section 2.17(b) after consideration of such factors as such Lender then reasonably determines to be relevant).

(c)    A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

2.18    Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)    In addition, the Borrower shall pay, or at the option of Administrative Agent reimburse it for the payment of, any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)    The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)    Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.6 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e)    As soon as practicable after the payment of Taxes by the Borrower to a Governmental Authority pursuant to this section, the Borrower shall send to the Administrative Agent for the account of the relevant Agent or Lender, as the case may be, a the original or a certified copy of a receipt received by the Borrower showing payment thereof, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, each Lender shall deliver documentation and information to the Borrower and the Administrative Agent, at the times and in form required by applicable law or reasonably requested by the Borrower or the Administrative Agent, sufficient to permit the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding and information reporting requirements. Notwithstanding anything to the contrary in the preceding sentence, the completion, execution and submission of such document (other than such documentation set forth in the immediately following clauses (i)(A), (i)(B), and (i)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(i)    Without limiting the generality of the foregoing,

(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent;

(B)    any Lender that is not a “United States person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (or, in the case of a Participant that would be a Non-U.S. Lender if it were a Lender (each, a “Non-U.S. Participant”), to the Lender from which the related participation shall have been purchased) in such number of copies as shall be requested by the recipient on or about the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)    in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)    executed copies of IRS Form W-8ECI;

(3)    in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W 8BEN-E; or

(4)    to the extent a Non-U.S. Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W 8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(C)    any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that that it shall update previously delivered forms promptly upon such form becoming inaccurate or upon the expiration, obsolescence or invalidity of any form previously delivered by such Lender. Each Lender shall promptly notify the Borrower in writing at any time it determines that it is no longer in a position to provide any previously delivered form or certificate to the Borrower that has become expired, obsolescent or inaccurate (or any other form of certification adopted by the U.S. taxing authorities for such purpose).

(g)    If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)    Each party’s obligation under this Section 2.18 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

2.19    Indemnity. The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Term SOFR Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment or conversion of Term SOFR Loans on a day that is not the last day of an Interest Period with respect thereto. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.20    Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Term SOFR Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Term SOFR Loans, continue Term SOFR Loans as such and convert Base Rate Loans to Term SOFR Loans shall forthwith be canceled and (b) such Lender’s Loans then outstanding as Term SOFR Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Term SOFR Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.18.

2.21    Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.17, 2.18(a) or 2.20 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.17, 2.18(a) or 2.20.

2.22    Replacement of Lenders under Certain Circumstances. (a) The Borrower shall be permitted to replace any Lender that (i) requests reimbursement for amounts owing pursuant to Section 2.17 or 2.17(c) or gives a notice of illegality pursuant to Section 2.20, (ii) is a Defaulting Lender or (iii) is a Non-Consenting Lender (as defined below) with a replacement financial institution; provided that (A) such replacement does not conflict with any Requirement of Law, (B) no Event of Default under Section 8.1(a) or 8.1(f) shall have occurred and be continuing at the time of such replacement, (C) prior to any such replacement, such Lender shall have taken no action under Section 2.21 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.17 or 2.17(c) or to eliminate the illegality referred to in such notice of illegality given pursuant to Section 2.20, (D) [reserved], (E) the Borrower shall be liable to such replaced Lender under Section 2.18 (as though Section 2.18 were applicable) if any Term SOFR Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (F) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (G) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (H) the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.17 or 2.17(c), as the case may be, in respect of any period prior to the date on which such replacement shall be consummated, and (I) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

(b)    In the event that (i) the Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment requires the agreement of all Lenders or all affected Lenders in accordance with the terms of Section 10.1 and (iii) the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender”.

(c)    Each party hereto agrees that (i) an assignment required pursuant to this Section 2.22 may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee, and (ii) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.

2.23    Incremental Borrowings. (a) At any time after the Third Amendment Effective Date, so long as no Default or Event of Default has occurred and is continuing, the Borrower may either (i) by delivery of notice to the Administrative Agent, request the establishment of one or more new term loan commitments which may be in the form of a new series of Incremental Loans or an increase in the amount of the Initial Term Loans or any then outstanding Series of Incremental Loans (such new term loan commitments or increase, the “Incremental Loan Commitments”) or (ii) by delivery of a Revolving Commitment Increase Notice to the Administrative Agent, which notice shall promptly be copied by the Administrative Agent to each Lender, request an increase in the Total Revolving Credit Commitments pursuant to a Revolving Commitment Increase Notice. The Borrower may request any such increases in an aggregate amount, together with the aggregate amount of the Revolving Offered Increase Amounts or any Incremental Loans made since the Third Amendment Effective Date, not exceeding $600,000,000, provided that, any such Revolving Offered Increase Amounts or any Incremental Loans shall be in a minimum amount of not less than $10,000,000.

(b)    Revolving Credit Increase Amounts.

(i)    The Borrower shall (A) first, offer each of the Revolving Credit Lenders the opportunity to provide a pro rata portion of any Revolving Offered Increase Amount pursuant to Section 2.23(b)(iii) below, (B) second, offer each of the Revolving Credit Lenders the opportunity to provide all or a portion of any Revolving Offered Increase Amount not otherwise accepted by the other Revolving Credit Lenders (pursuant to clause (A) above) pursuant to Section 2.23(b)(iii) below and (C) third, with the consent of each Issuing Lender and the Administrative Agent (which consent shall not be unreasonably withheld), offer one or more additional banks, financial institutions or other entities the opportunity to provide all or a portion of such Revolving Offered Increase Amount not accepted by the Revolving Credit Lenders pursuant to Section 2.23(b)(ii) below. Each Revolving Commitment Increase Notice shall specify which banks, financial institutions or other entities the Borrower desires to provide such Revolving Offered Increase Amount not accepted by the Revolving Credit Lenders. The Borrower or, if requested by the Borrower, the Administrative Agent, will notify the Revolving Credit Lenders, and, if the Revolving Credit Lenders do not accept the entire Revolving Offered Increase Amount, such banks, financial institutions or other entities shall be offered the opportunity to provide the portion of the Revolving Offered Increase Amount not accepted by the Revolving Credit Lenders.

(ii)    Any additional bank, financial institution or other entity that the Borrower selects to offer participation in any increased Total Revolving Credit Commitments and that elects to become a party to this Agreement and provide a Revolving Credit Commitment in an amount so offered and accepted by it pursuant to this Section 2.23(b)(ii) shall execute a New Lender Supplement substantially in the form of Exhibit I, with the Borrower, each Issuing Lender and the Administrative Agent, whereupon such bank, financial institution or other entity (herein called a “New Revolving Credit Lender”) shall become a Revolving Credit Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement, provided that, the Revolving Credit Commitment of any such New Revolving Credit Lender shall be in an amount not less than $5,000,000.

(iii)    Any Revolving Credit Lender that accepts an offer to it by the Borrower to increase its Revolving Credit Commitment pursuant to this Section 2.23(b)(iii) shall, in each case, execute a Commitment Increase Supplement substantially in the form of Exhibit J (each, a “Commitment Increase Supplement”), with the Borrower, each Issuing Lender and the Administrative Agent, whereupon such Revolving Credit Lender shall be bound by and entitled to the benefits of this Agreement with respect to the full amount of its Revolving Credit Commitment as so increased.

(iv)    On any Revolving Credit Increase Effective Date, (A) each bank, financial institution or other entity that is a New Revolving Credit Lender pursuant Section 2.23(b)(ii) or any Revolving Credit Lender that has increased its Revolving Credit Commitment pursuant to Section 2.23(b)(iii) shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other relevant Revolving Credit Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other relevant Revolving Credit Lenders, each Revolving Credit Lender’s portion of the outstanding Revolving Credit Loans of all the Lenders to equal its Revolving Credit Percentage of such Revolving Credit Loans and (B) the Borrower shall be deemed to have repaid and reborrowed all outstanding Revolving Credit

Loans of all the Revolving Credit Lenders to equal its Revolving Credit Percentage of such outstanding Revolving Credit Loans as of the date of any increase in the Revolving Credit Commitments (with such reborrowing to consist of the Types of Loans, with related Interest Periods if applicable, specified in a notice delivered by the Borrower in accordance with the requirements of Section 2.2). The deemed payments made pursuant to clause (B) of the immediately preceding sentence in respect of each Term SOFR Loan shall be subject to indemnification by the Borrower pursuant to the provisions of Section 2.18(g) if the deemed payment occurs other than on the last day of the related Interest Periods.

(v)    The increase in the Revolving Credit Commitments provided pursuant to this Section 2.23 shall be effective on the date (the “Revolving Credit Increase Effective Date”) the Administrative Agent receives satisfactory legal opinions (which shall include, for the avoidance of doubt, an opinion that such increase in Revolving Credit Commitments does not contravene this Agreement as of the date of such increase), board resolutions and other closing documents deemed reasonably necessary by the Administrative Agent in connection with such increase; provided that, immediately prior to and after giving effect to such increase, (A) no Default or Event of Default shall have occurred and be continuing, (B) each of the Parent REIT and the Borrower is in pro forma compliance with Section 7.1, such determination of pro forma compliance to be based on the then outstanding principal amount of Loans, (C) after giving effect to the such increase in the Revolving Credit Commitments, the aggregate amount of Revolving Credit Loans and Letters of Credit then outstanding does not exceed the Maximum Revolving Facility Availability and (D) each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, provided that, (x) to the extent that any such representation or warranty relates to a specific earlier date, they shall be true and correct in all material respects as of such earlier date and (y) to the extent that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates. For the avoidance of doubt, no increase in the Revolving Credit Commitments pursuant to this Section 2.23 shall require, as a condition to its effectiveness, the signature of, or any consent or approval from, any Lender that is not obligated to increase its Revolving Credit Commitments pursuant to a Commitment Increase Supplement.

(c)    Incremental Loans.

(i)    Incremental Loan Commitments shall become Commitments under this Agreement pursuant to an amendment to this Agreement (each, an “Incremental Loan Amendment”) executed by the Borrower, each Lender or other Person to whom any portion of such Incremental Loan Commitments has been allocated (each, an “Incremental Lender”) and such amendments to the other Loan Documents (executed by the relevant Loan Party and the Administrative Agent only) as the Borrower and the Administrative Agent shall reasonably deem appropriate to effect such purpose. For the avoidance of doubt, no amendment executed for the purpose of making Incremental Loan Commitments under this Agreement shall require, as a condition to its effectiveness, the signature of any Lender that is not obligated to make an Incremental Loan under such amendment. The Incremental Loan Amendment shall be effective on the date the Administrative Agent receives satisfactory legal opinions (which shall include, for the avoidance of doubt, an opinion that such Incremental Loans Commitments do not contravene this Agreement as of the date of such increase), board resolutions and other closing documents deemed reasonably necessary by the Administrative Agent in connection with such increase; provided that, immediately prior to and after giving effect to such Incremental Loans, (A) no Default or Event of Default shall have occurred and be continuing, (B) each of the Parent REIT and the Borrower is in pro forma compliance with Section 7.1, such determination of pro forma compliance to be based on the then outstanding principal amount of Loans, and (C) each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, provided that, (x) to the extent that any such representation or warranty relates to a specific earlier date, they shall be true and correct in all material respects as of such earlier date, and (y) to the extent that any representation and warranty that is qualified as to “materiality”,

“Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates.

(ii)    Each Incremental Loan Commitment shall designate the applicable Incremental Loans either as a separate series, an increase to the Initial Term Loans or an increase to any prior series of Incremental Loans (in each case, a “Series”; for purposes of this Section 2.23, the Initial Term Loans and any increase thereof shall be deemed to be a Series) for all purposes of this Agreement. Except for purposes of this Section 2.23, any Incremental Loans that are designated as an increase to the Initial Term Loans shall be deemed to be, effective as of the date (each, an “Incremental Loan Effective Date”) on which the Borrower proposes such Incremental Loan Commitments shall be effective, and after the making of such Incremental Loans, Initial Term Loans for all purposes of this Agreement. For the avoidance of doubt all Incremental Loans shall be incurred under this Agreement.

(iii)    On any Incremental Loan Effective Date on which any Incremental Loan Commitments of any Series are effective, subject to the satisfaction of the foregoing terms and conditions (including, but not limited to, delivery of a Borrowing Notice), (i) each Incremental Lender of any Series shall make a Loan to the Borrower (an “Incremental Loan”) in an amount equal to its Incremental Loan Commitment of such Series and (ii) each Incremental Lender of any Series shall become a Lender hereunder with respect to the Incremental Loan Commitment of such Series and the Incremental Loans of such Series made pursuant thereto.

(iv)    The Administrative Agent shall notify Lenders promptly upon receipt of Borrower’s notice of each Incremental Loan Effective Date and in respect thereof the Series of Incremental Loan Commitments and the Incremental Lenders of such Series.

(v)    The Incremental Loans and Incremental Loan Commitments established pursuant to this Section 2.23 shall constitute Term Loans and Initial Term Loan Commitment under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit from the Guarantee Agreement equally and ratably with the other Obligations.

(vi)    The terms and provisions of the Incremental Loans and Incremental Loan Commitments of any Series shall be identical to the Initial Term Loans, provided that, (x) the applicable Incremental Loan Maturity Date of each Series shall be as set forth in the applicable Incremental Loan Amendment for such Series which date shall not be earlier than the Term Loan Maturity Date of the Initial Term Loans, (y) the terms and conditions applicable to any Series of Incremental Loans maturing after the Term Loan Maturity Date of the Initial Term Loans may provide for material additional or different financial or other covenants or prepayment requirements applicable only during periods after the such Term Loan Maturity Date and (z) the Incremental Loans may be priced differently than the Revolving Credit Loans and the Initial Term Loans.

2.24    Defaulting Lender.

(a)    Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.7 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Lender hereunder; third, to Cash Collateralize the Issuing Lenders’ Fronting Exposure with respect to such Defaulting Lender; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Lenders’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement; sixth, to the payment of any amounts owing to the Lenders or the Issuing Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Lenders against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 5.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations are held by the Lenders pro rata in accordance with the Revolving Credit Commitments without giving effect to Section 2.24(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.24(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)    Certain Fees. (A) No Defaulting Lender shall be entitled to receive any Facility Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)    Each Defaulting Lender shall be entitled to receive fees pursuant to Section 3.3(a) with respect to Letters of Credit for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Revolving Credit Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral.

(C)    With respect to any fee on account of Letters of Credit not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Lender the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)    Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Credit Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 5.2 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Extensions of Credit of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. Subject to Section 10.17 hereof, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)    Cash Collateral. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize the Issuing Lenders’ Fronting Exposure.

d)    Defaulting Lender Cure. If the Borrower, the Administrative Agent and, in the case that a Defaulting Lender is a Revolving Credit Lender, each Issuing Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the Revolving Credit Commitments (without giving effect to Section 2.24(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)    New Letters of Credit. So long as any Revolving Credit Lender is a Defaulting Lender, no Issuing Lender shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

(d)    Hedge Banks. So long as any Lender is a Defaulting Lender, such Lender shall not be a Hedge Bank with respect to any Specified Hedge Agreement entered into while such Lender was a Defaulting Lender.

(e)    Purchase of Defaulting Lender’s Commitment/Loans. During any period that a Lender is a Defaulting Lender, the Borrower may, by the Borrower giving written notice thereof to the Administrative Agent, such Defaulting Lender and the other Lenders, demand that such Defaulting Lender assign its Commitment and Loans to an Eligible Assignee subject to and in accordance with the provisions of Section 10.6(c). No party hereto shall have any obligation whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. In addition, any Lender who is not a Defaulting Lender may, but shall not be obligated, in its sole discretion, to acquire the face amount of all or a portion of such Defaulting Lender’s Commitment and Loans via an assignment subject to and in accordance with the provisions of Section 10.6(c). In connection with any such assignment, such Defaulting Lender shall promptly execute all documents reasonably requested to effect such assignment, including an appropriate Assignment and Assumption and, notwithstanding Section 10.6(c), shall pay to the Administrative Agent an assignment fee in the amount of $7,500. The exercise by the Borrower of its rights under this Section shall be at the Borrower’s sole cost and expense and at no cost or expense to the Administrative Agent or any of the Lenders.

2.25    ESG Adjustments. (a)After the Second Amendment Effective Date, the Borrower, in consultation with the Sustainability Structuring Agent, shall be entitled, but shall not be required, to establish specified key performance indicators (“KPIs”) with respect to certain environmental, social and governance (“ESG”) targets of the Borrower and its Subsidiaries. The Sustainability Structuring Agent and the Borrower may amend this Agreement (such amendment, an “ESG Amendment”) solely for the purpose of incorporating the KPIs and other related provisions (the “ESG Pricing Provisions”) into this Agreement, and any such amendment shall become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising Required Lenders have delivered to the

Administrative Agent (who shall promptly notify the Borrower) written notice that such Required Lenders object to such ESG Amendment. In the event that Required Lenders deliver a written notice objecting to any such ESG Amendment, an alternative ESG Amendment may be effectuated with the consent of the Required Lenders, the Borrower and the Sustainability Structuring Agent. Upon the effectiveness of any such ESG Amendment, based on the Borrower’s performance against the KPIs, certain adjustments (increase, decrease or no adjustment) (such adjustments, the “ESG Applicable Margin Adjustments”) to the Applicable Margin applicable to the Revolving Credit Facility (and as it applies to the fees payable on the Letters of Credit) will be made (but no adjustments shall be permitted to the Facility Fee); provided that such adjustments shall be made in two steps based on two appropriate KPIs and that the amount of all such adjustments shall not exceed a decrease of 0.02% per annum. The KPIs, the Borrower’s performance against the KPIs, and any related ESG Applicable Margin Adjustments resulting therefrom, will be determined based on certain certificates, reports and other documents, in each case, setting forth the calculation and measurement of the KPIs in a manner that is aligned with the Sustainability Linked Loan Principles and to be mutually agreed between the Borrower and the Sustainability Structuring Agent (each acting reasonably). Following the effectiveness of any ESG Amendment, any modification to the ESG Pricing Provisions shall be subject only to the consent of the Required Lenders so long as such modification does not have the effect of reducing the Applicable Margin or the Facility Fee to a level not otherwise permitted by this Section 2.25.

(b)    The Sustainability Structuring Agent will assist the Borrower in (i) determining the ESG Pricing Provisions in connection with any ESG Amendment and (ii) preparing informational materials focused on ESG to be used in connection with any ESG Amendment.

(c)    This Section 2.25 shall supersede any provisions in Section 10.1 to the contrary.

2.26    Effect of Benchmark Transition Event.

(a)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace such Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment (the “Benchmark Replacement Amendment”) to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement Amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.26 will occur prior to the applicable Benchmark Transition Start Date.

(b)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes pursuant to the Benchmark Replacement Amendment and otherwise from time to time with the Borrower’s consent and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 2.26, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.26.

(d)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if any then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)    Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of a Term SOFR Loan to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During a Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

2.27    Funds Transfer Disbursements. The Borrower hereby authorizes the Administrative Agent to disburse the proceeds of any Loan made by the Lenders or any of their Affiliates pursuant to the Loan Documents as requested by an authorized representative of the Borrower to any of the accounts designated in the Disbursement Instruction Agreement.

SECTION 3    LETTERS OF CREDIT

3.1    L/C Commitment. (a) Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in Section 3.4(a), agrees to issue standby letters of credit (the “Letters of Credit”) for the account of the Borrower or its Subsidiaries on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by such Issuing Lender; provided, that (x) no Issuing Lender shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations in respect of Letters of Credit issued by such Issuing Lender would exceed such Issuing Lender’s L/C Commitment, (ii) the L/C Obligations would exceed the L/C Sublimit, (iii) the Total Revolving Extensions of Credit would exceed the Maximum Revolving Facility Availability at such time or (iv) the L/C Obligations in respect of Letters of Credit issued by such Issuing Lender, together with the aggregate principal amount of its other outstanding Revolving Credit Loans hereunder, would exceed such Issuing Lender’s Revolving Credit Commitment then in effect and (y) the Borrower shall alternate the selection of the applicable Issuing Lender based on the number and size of the Letters of Credit requested by the Borrower in order for each Issuing Lender to be selected for the issuance of Letters of Credit on an equivalent basis. Each Letter of Credit shall (A) be denominated in Dollars and (B) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date which is five Business Days prior to the Revolving Credit Termination Date; provided that (i) if the Borrower requests that any Letter of Credit have an expiration date after the Revolving Credit Termination Date, it is understood and agreed that such Letter of Credit shall only be issued, amended, renewed or extended, as applicable, if agreed to by the applicable Issuing Lender and the Administrative Agent in their sole discretion and (ii) to the extent that any Letter of Credit shall have an expiration date after the Revolving Credit Termination Date, subject in all cases to the immediately preceding clause (i), such Letter of Credit may expire on the date that is one year after the Revolving Credit Termination Date if the Borrower has provided Cash Collateral therefor in an amount equal to 105% of the face amount of such Letter of Credit no later than the Revolving Credit Termination Date; provided, further that any Letter of Credit with a one-year term may provide for the automatic renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above unless the conditions set forth in the immediately preceding proviso are met).

(b)    Notwithstanding any other provision of this Agreement or any other Loan Document to the contrary, no Issuing Lender shall at any time be obligated to issue, amend, extend, renew or increase any Letter of Credit hereunder if such issuance, amendment, extension or increase would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law or one or more of the applicable Issuing Lender’s policies (now or hereafter in effect) applicable to letters of credit.

(c)    For the avoidance of doubt, any Letters of Credit issued by any Issuing Lender shall be limited to standby letters of credit.

3.2    Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that an Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may request. Concurrently with the delivery of an Application to an Issuing Lender, the Borrower shall deliver a copy thereof to the Administrative Agent. Upon receipt of any Application, the applicable Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such Issuing Lender and the Borrower (but in no event shall any Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto). Promptly after issuance by an Issuing Lender of a Letter of Credit, such Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower. Each Issuing Lender shall promptly give notice to the Administrative Agent of the issuance of each Letter of Credit issued by such Issuing Lender (including the face amount thereof), and shall provide a copy of such Letter of Credit to the Administrative Agent as soon as possible after the date of issuance.

3.3    Fees and Other Charges. (a) The Borrower will pay a fee on the aggregate drawable amount of all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Term SOFR Loans under the Revolving Credit Facility, shared ratably among the Revolving Credit Lenders in accordance with their respective Revolving Credit Percentages and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date. In addition, the Borrower shall pay to the relevant Issuing Lender for its own account a fronting fee on the aggregate drawable amount of all outstanding Letters of Credit issued by it of 0.125% per annum, payable quarterly in arrears on each L/C Fee Payment Date after the issuance date.

(b)    In addition to the foregoing fees, the Borrower shall pay or reimburse each Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

3.4    L/C Participations. (a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce each Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from each Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant’s own account and risk, an undivided interest equal to such L/C Participant’s Revolving Credit Percentage in each Issuing Lender’s obligations and rights under each Letter of Credit issued by such Issuing Lender hereunder and the amount of each drawing paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a drawing is paid under any Letter of Credit issued by such Issuing Lender for which such Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Administrative Agent for the account of such Issuing Lender upon demand at such Issuing Lender’s address for notices specified herein (and thereafter the Administrative Agent shall promptly pay to such Issuing Lender) an amount equal to such L/C Participant’s Revolving Credit Percentage of the amount of such drawing, or any part thereof, that is not so reimbursed. Each L/C Participant’s obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Participant may have against any Issuing Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other L/C Participant or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(b)    If any amount (a “Participation Amount”) required to be paid by any L/C Participant to an Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit is paid to such Issuing Lender within three Business Days after the date such payment is due, such Issuing Lender shall so notify the Administrative Agent, which shall promptly notify the L/C Participants, and each L/C Participant shall pay to the Administrative Agent, for the account of such Issuing Lender, on demand (and thereafter the Administrative Agent shall promptly pay to such Issuing Lender) an amount equal to the product of (i) such Participation Amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any Participation Amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Administrative Agent for the account of the relevant Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Administrative Agent on behalf of such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such Participation Amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans under the Revolving Credit Facility. A certificate of the Administrative Agent submitted on behalf of an Issuing Lender to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

(c)    Whenever, at any time after an Issuing Lender has made payment under any Letter of Credit and has received from the Administrative Agent any L/C Participant’s pro rata share of such payment in accordance with Section 3.4(a), such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will distribute to the Administrative Agent for the account of such L/C Participant (and thereafter the Administrative Agent will promptly distribute to such L/C Participant) its pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to the Administrative Agent for the account of such Issuing Lender (and thereafter the Administrative Agent shall promptly return to such Issuing Lender) the portion thereof previously distributed by such Issuing Lender.

3.5    Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse each Issuing Lender, on or before the Business Day following the date on which such Issuing Lender notifies the Borrower of the date and amount of a drawing presented under any Letter of Credit and paid by such Issuing Lender, for the amount of (a) such drawing so paid and (b) any taxes, fees, charges or other costs or expenses incurred by such Issuing Lender in connection with such payment (the amounts described in the foregoing clauses (a) and (b) in respect of any drawing, collectively, the “Payment Amount”). Each such payment shall be made to such Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds. Interest shall be payable on each Payment Amount from the date of the applicable drawing until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable drawing, Section 2.13(b) and (ii) thereafter, Section 2.13(c). Each drawing under any Letter of Credit shall (unless an event of the type described in clause (i) or (ii) of Section 8.1(f) shall have occurred and be continuing with respect to the Borrower, in which case the procedures specified in Section 3.4 for funding by L/C Participants shall apply) constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to Section 2.2 of Base Rate Loans in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the first date on which a borrowing of Revolving Credit Loans could be made, pursuant to Section 2.2, if the Administrative Agent had received a notice of such borrowing at the time the Administrative Agent receives notice from the relevant Issuing Lender of such drawing under such Letter of Credit.

3.6    Obligations Absolute. The Borrower’s obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against any Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with each Issuing Lender that such Issuing Lender shall not be responsible for, and the Borrower’s Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Issuing Lender. The Borrower agrees that any action taken or omitted by an Issuing Lender under or in connection with any Letter of Credit issued by it or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of such Issuing Lender to the Borrower.

3.7    Letter of Credit Payments. If compliant documents shall be presented for payment under any Letter of Credit, the relevant Issuing Lender shall within the period stipulated by the terms and conditions of such Letter of Credit examine such compliant documents. After such examination, the relevant Issuing Lender shall promptly notify the Borrower and the Administrative Agent in writing of such demand for payment and if such Issuing Lender has made or will make payment thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Lender with respect to any such payment. The responsibility of the relevant Issuing Lender to the Borrower in connection with compliant documents presented for payment under any Letter of Credit, in addition to any payment obligation expressly provided for in such Letter of Credit issued by such Issuing Lender, shall be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment appear on their face to be in substantial conformity with the requirements of such Letter of Credit.

3.8    Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.
3.9    Resignation of an Issuing Lender. Any Issuing Lender may resign upon 30 days’ notice to the Administrative Agent, the Lenders and the Borrower. In the event of any such resignation, the Borrower shall be entitled to appoint from among the Lenders a successor Issuing Lender hereunder by written agreement among the Borrower, the Administrative Agent, such successor Issuing Lender and the resigning Issuing Lender (provided that the resigning Issuing Lender shall not be required to execute or deliver any written agreement if the resigning Issuing Lender has no Letters of Credit or Reimbursement Obligations outstanding); provided that, the failure by the Borrower to appoint a successor shall not affect the resignation of such Issuing Lender. On the date of effectiveness of such resignation, the Borrower shall pay all accrued and unpaid fees to the resigning Issuing Lender pursuant to Section 3.3. Any Issuing Lender resigning hereunder, (i) shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender set forth in this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation, including the right to require the Lenders to make Loans pursuant to Section 3.5 or to purchase participations in outstanding Letters of Credit pursuant to Section 3.4, but, after receipt by the Administrative Agent, the Lenders and the Borrower of notice of resignation from such Issuing Lender, such Issuing Lender shall not be required, and shall be discharged from its obligations, to issue additional Letters of Credit or extend or increase the amount of Letters of Credit then outstanding, without affecting its rights and obligations with respect to Letters of Credit previously issued by it and (ii) the provisions of Sections 2.17, 2.17(c) and 10.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Issuing Lender under this Agreement. Upon the appointment of a successor Issuing Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the resigning Issuing Lender and (b) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to such resigning Issuing Lender. In the event that the Borrower does not appoint a successor Issuing Lender to replace a resigning Issuing Lender, on the effective date of such resigning Issuing Lender’s resignation, (x) such Issuing Lender’s L/C Commitment shall automatically terminate and (y) the L/C Sublimit shall automatically be reduced by an amount equal to such Issuing Lender’s L/C Commitment until the Borrower appoints a successor Issuing Lender, if any, in accordance with this Section 3.9, provided that, the aggregate L/C Commitments of all Issuing Lenders shall not exceed the L/C Sublimit. The Administrative Agent shall notify the Revolving Credit Lenders of any such resignation or replacement of an Issuing Lender.

SECTION 4    REPRESENTATIONS AND WARRANTIES

To induce the Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Parent REIT and the Borrower hereby jointly and severally represent and warrant to each Agent and each Lender that:

4.1    Financial Condition (a) The unaudited pro forma consolidated balance sheet of the Parent REIT and its consolidated Subsidiaries as at December 31, 2020, (including the notes thereto) as prepared and filed in connection with the Parent REIT Follow-On Offering (the “Pro Forma Balance Sheet”), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the Parent REIT Follow-On Offering, any Loans to be made on the Restatement Effective Date and the use of proceeds thereof and (ii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the Parent REIT as of the date of delivery thereof, and presents fairly in all material respects on a pro forma basis the estimated financial position of the Parent REIT and its consolidated Subsidiaries as at December 31, 2018, assuming that the events specified in the preceding sentence had actually occurred at such date.

(b)    The audited consolidated balance sheets of (i) the Parent REIT and its consolidated Subsidiaries as at December 31, 2018 and (ii) Essential Properties Realty Trust, LLC (as predecessor in interest to the Borrower, the “Pre-Conversion Borrower”) as at December 31, 2017 and, in each case, the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Ernst & Young LLP copies of which have heretofore been furnished to each Lender, present fairly in all material respects the consolidated financial condition of the Parent REIT and its consolidated Subsidiaries and the Pre-Conversion Borrower and its consolidated Subsidiaries, as applicable, as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended.

(c)    All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein).

4.2    No Change. Since December 31, 2021 there has been no event or circumstances that either individually or in the aggregate has had or would reasonably be expected to have a Material Adverse Effect.

4.3    Corporate Existence; Compliance with Law. Each of the Group Members (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate power and authority, and the legal right and all material governmental licenses, authorizations, consents and approvals necessary to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (iii) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification and

(iv) is in compliance with all Requirements of Law, except in the case of clauses (iii) and (iv) to the extent that the failure to so qualify or comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.4    Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate or other power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate or other action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents, except consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect. Each Loan Document has been duly executed and delivered on behalf of each Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

4.5    No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof (a) will not violate any material Requirement of Law or any material Contractual Obligation of any Group Member and (b) will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (except, in the case of Liens on properties or assets that are not Eligible Unencumbered Assets, any such Lien that could not reasonably be expected to have a Material Adverse Effect). No Requirement of Law or Contractual Obligation applicable to any Group Member could reasonably be expected to have a Material Adverse Effect.

4.6    No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Parent REIT or the Borrower, threatened by or against any Group Member or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, (b) with respect to the ability of the Group Members, taken as a whole, to perform their obligations hereunder, or (c) that could reasonably be expected to have a Material Adverse Effect.

4.7    No Default. None of the Group Members is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

4.8    Ownership of Property; Liens. (a) Each of the Group Members has good record and marketable title, and with respect to the Eligible Unencumbered Assets, title in fee simple to, or a valid leasehold interest in, all its Real Property, and good title to, or a valid leasehold interest in, all its other Property, and none of such Property is subject to any Lien except as permitted by Section 7.3 or (in the case of any Property other than an Eligible Unencumbered Asset) as could otherwise be expected to have a Material Adverse Effect. Such Liens in the aggregate do not materially and adversely affect the value, operation or use of the applicable Real Property (as currently used) or the Borrower’s ability to repay the Loans.
(b)    No Loan Party has received written notice of the assertion of any material valid claim by anyone adverse to any such Loan Party’s ownership or leasehold rights in and to any Eligible Unencumbered Asset (except as disclosed in writing and approved by the Required Lenders).

4.9    Intellectual Property. Each of the Group Members owns, or is licensed to use, all material Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any

Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the Parent REIT or the Borrower know of any valid basis for any such claim. The use of Intellectual Property by the Group Members does not infringe on the rights of any Person in any material respect.

4.10    Taxes. Each of the Group Members has filed or caused to be filed all Federal, state and other tax returns that are required to be filed and has paid all federal, state and other taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property, income, profits and assets and all other taxes, fees or other charges imposed on it or any of its Property, income, profits and assets by any Governmental Authority except (a) any taxes that are being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP are being maintained on the books of the applicable Group Member; or (b) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

4.11    Federal Regulations. (a) No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in Regulation U.

(b)    The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U), or extending credit for the purpose of purchasing of carrying margin stock.

4.12    Labor Matters. There are no strikes or other labor disputes against any Group Member or involving the operations of the Eligible Unencumbered Assets pending or, to the knowledge of the Parent REIT or the Borrower, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payments made to employees of the Group Members have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from the Group Members on account of employee health and welfare insurance, including payments in respect of employees, that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Group Members.

4.13    ERISA. Except as could not reasonably be expected to have a Material Adverse Effect, neither a Reportable Event nor a failure to meet the minimum funding standards and benefit limitations of Section 412, 430 or 436 of the Code with respect to any Single Employer Plan (whether or not waived) has occurred during the period of ownership of any of the Eligible Unencumbered Assets by a Group Member or Affiliate, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. Except as could not reasonably be expected to have a Material Adverse Effect, no termination of a Single Employer Plan has occurred for which any liability remains outstanding, and no Lien with respect to the Borrower in favor of the PBGC or a Plan has arisen. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect on account of liability under ERISA. Except as could not be reasonably expected to have a Material Adverse Effect, no such Multiemployer Plan is, to the knowledge of Borrower or any Commonly Controlled Entity, Insolvent.

4.14    Investment Company Act; Other Regulations. No Loan Party is required to be registered as an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

4.15    Subsidiaries. (a) The Subsidiaries listed on Schedule 4.15 constitute all the Subsidiaries of the Parent REIT and the Borrower on the Third Amendment Effective Date. Schedule 4.15 sets forth as of the Third Amendment Effective Date, the name and jurisdiction of incorporation, formation or organization, as applicable, of each Subsidiary and, as to each Subsidiary, the percentage of each class of Capital Stock thereof owned by each Group Member.

(b)    As of the Third Amendment Effective Date, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of any Group Member, except as disclosed on Schedule 4.15.

4.16    Use of Proceeds. The proceeds of the Revolving Credit Loans and the Letters of Credit, shall be used for general corporate purposes, including to refinance existing Indebtedness, and funding acquisitions, redevelopment and expansion. The proceeds of any Incremental Loans in any Series shall be used for such purposes as agreed between the Borrower and the Lenders providing such Incremental Loan Commitments for such Series in the applicable Incremental Loan Amendment.

4.17    Environmental Matters. Other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to result in the payment of a Material Environmental Amount:

(a)    Each of the Group Members and all Real Property and facilities owned, leased, or otherwise operated by them: (i) is, and within the period of all applicable statutes of limitation has been to the knowledge of the Borrower, in compliance with all applicable Environmental Laws; (ii) holds or as applicable is covered by all Environmental Permits (each of which is in full force and effect) required by applicable Environmental Law for its current or intended operations; (iii) is, and within the period of all applicable statutes of limitation has been, to the knowledge of the Borrower, in compliance with all applicable Environmental Permits; and (iv) to the extent within the control of the Borrower and its Subsidiaries: each of such Environmental Permits will be timely renewed and complied with and additional Environmental Permits that are required by applicable Environmental Law will be timely obtained and complied with, without material expense; and compliance with any Environmental Law that is or is expected to become applicable to it will be timely attained and maintained, without material expense.

(b)    Materials of Environmental Concern are not present at, on, under, or in any Real Property or facilities now or, to the knowledge of the Borrower, formerly owned, leased or operated by any Group Member, or, to the knowledge of the Borrower, at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage, or disposal) which could reasonably be expected to (i) give rise to liability or obligations of any Group Member under any applicable Environmental Law, or (ii) interfere with the Borrower’s or any of its Subsidiaries’ continued operations, or (iii) impair the fair saleable value of any Real Property owned or leased by any Group Member.

(c)    There is no judicial, administrative, or arbitral proceeding (including any written notice of violation or alleged violation) under or relating to any Environmental Law to which any Group Member is, or to the knowledge of any Group Member will be, named as a party that is pending or, to the knowledge of any Group Member, threatened.

(d)    No Group Member has received any written notice of, or has any knowledge of, any Environmental Claim or any completed, pending, or to the knowledge of any Group Member, proposed or threatened investigation or inquiry, concerning the presence or release of any Materials of Environmental Concern at any Real Property or facilities owned, leased, or otherwise operated by it.

(e)    None of the Group Members has received any written request for information, or been notified that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law.

(f)    None of the Group Members, or as applicable any Real Property or facilities owned, leased, or otherwise operated by them, has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with or liability under any Environmental Law.

(g)    None of the Group Members has expressly assumed or retained, by contract, conduct or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Materials of Environmental Concern.

(h)    No Eligible Unencumbered Real Property Asset or any other Real Property owned by or leased to a Group Member is subject to any liens imposed pursuant to Environmental Law.

4.18    Accuracy of Information, etc. (a) No statement or information contained in this Agreement, any other Loan Document or any other document, certificate or statement furnished to the Administrative Agent or the Lenders or any of them (other than any projections and information of a general industry nature), by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein, taken as a whole, not misleading in light of the circumstances under which such statements are made. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact, is subject to significant uncertainties and contingencies and that actual results during the period or periods covered by any such information may differ significantly from the projected results, and that no assurance can be given that the projected results will be realized. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in any other documents, certificates and statements furnished to the Agents and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

(b)    As of the Third Amendment Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

4.19    [Intentionally Omitted].

4.20    Solvency. The Loan Parties, taken as a whole, are, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be, Solvent.

4.21    [Intentionally Omitted].

4.22    REIT Status; Borrower Tax Status. The Parent REIT has been, and is as of the Third Amendment Effective Date, organized and operated in a manner that has allowed it, and will allow it to continue, to qualify for REIT Status, and has maintained its election to be treated as a REIT, commencing with its taxable year ending December 31, 2018. The Borrower is not an association taxable as a corporation under the Code.

4.23    Insurance. The Group Members maintain, or cause their tenants to maintain, with financially sound and reputable insurance companies insurance on all their Properties in at least such amounts and against such risks (but including in any event public liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

4.24    [Intentionally Omitted].

4.25    Compliance with Anti-Terrorism, Embargo and Anti-Money Laundering Laws. (a) No Group Member or REIT Controlled Affiliate, nor, to the knowledge of any Group Member, their respective directors, officers, employees, or agents, has, directly or indirectly (i) engaged in business dealings with any party listed on U.S. or applicable non-U.S. restricted party lists, including the Specially Designated Nationals List or other similar lists maintained by OFAC, or in any related Executive Order issued by the President, (ii) conducted business dealings with a party, subject to sanctions administered by U.S. or applicable non-U.S. governmental agencies, including OFAC and the U.S. Department of State or (iii) derived income from business dealings with a party, subject to or a target of sanctions administered by U.S. or applicable non-U.S. governmental agencies, including OFAC and the U.S. Department of State.

(b)    No Group Member or REIT Controlled Affiliate has derived any of its assets in violation of the anti-money laundering or anti-terrorism laws or regulations of the United States or any applicable foreign jurisdiction, including but not limited to the USA PATRIOT Act, the Money Laundering Control Act, the Bank Secrecy Act and any related Executive Order issued by the President.

(c)    No Group Member or REIT Controlled Affiliate, nor, to the knowledge of any Group Member, their respective directors, officers, employees or agents, has failed to comply with applicable anti-bribery and anti-corruption laws and regulations (including FCPA), including failing to comply in any manner that may result in the forfeiture of any Eligible Unencumbered Asset or the proceeds of the Loans or a claim of forfeiture of any Eligible Unencumbered Asset or the proceeds of the Loans.

(d)    No Group Member or REIT Controlled Affiliate, nor to the knowledge of any Group Member, their respective directors, officers, employees, or agents, is a Person (1) subject to sanctions administered by the United States, including being listed on the Specially Designated Nationals List or other similar lists maintained by OFAC, or in any related Executive Order issued by the President, (2) located, organized or resident in a country or territory that is subject to sanctions administered by OFAC, or (3) controlled by any Person or Persons described in the foregoing clause (1) or clause (2).

(e)    No Group Member or REIT Controlled Affiliate, nor, to the knowledge of any Group Member, their respective directors, officers, employees, or agents, shall lend, contribute or otherwise make available the proceeds of the Loans or any Letter of Credit to any Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of sanctions administered by the United States.

4.26    Acquisition of Eligible Unencumbered Assets. The Eligible Unencumbered Assets were originated or purchased, as applicable, by the Borrower or one of its Subsidiaries and the origination, acquisition and collection practices used by the Borrower and its Subsidiaries with respect to the Eligible Unencumbered Assets have been, in all material respects, conducted in compliance with all applicable Requirements of Law, and proper, prudent and customary in the mortgage loan and real estate investment origination business. The servicing of each of the Eligible Unencumbered Assets has been, in all material respects, conducted in compliance with all applicable Requirements of Law, and proper, prudent and customary in the mortgage loan and real estate investment business.

SECTION 5    CONDITIONS PRECEDENT

5.1    Conditions to Effectiveness. The effectiveness of this Agreement is subject to the satisfaction or waiver of the following conditions precedent:

(a)    Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Parent REIT and the Borrower, (ii) the Guarantee Agreement, executed and delivered by a duly authorized officer of the Parent REIT and each Subsidiary Guarantor and (iii) an executed counterpart to this Agreement executed and delivered by each Lender.

(b)    Pro Forma Balance Sheet; Financial Statements. The Lenders shall have received (i) the Pro Forma Balance Sheet, (ii) audited consolidated financial statements of the Parent REIT for the 2018 fiscal year, (iii) audited consolidated financial statements of the Pre-Conversion Borrower for the 2017 fiscal year, and (iii) unaudited interim consolidated financial statements of the Parent REIT (as applicable) and its consolidated Subsidiaries for each quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause (ii) of this paragraph as to which such financial statements are available; and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of the Borrower and its consolidated Subsidiaries, as reflected in the financial statements or projections delivered to the Agents and the Lenders prior to the Restatement Effective Date.

(c)    Fees. The Lenders, the Arrangers and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including reasonable fees, disbursements and other charges of counsel to the Agents), at least two days prior to the Restatement Effective Date.

(d)    Solvency Analysis. The Lenders shall have received a reasonably satisfactory solvency analysis certified by the chief executive officer of the Borrower’s general partner, on behalf of the Borrower, which shall document the solvency of the Borrower and its Subsidiaries considered as a whole after giving effect to the transactions contemplated hereby (including the Parent REIT Follow-On Offering, the Facilities and the use of the proceeds thereof).

(e)    [Reserved].

(f)    Closing Certificate. The Administrative Agent shall have received a certificate of each Loan Party, dated the Restatement Effective Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

(g)    Legal Opinions. The Administrative Agent shall have received the executed legal opinions of counsel to the Group Members, in form and substance reasonably acceptable to the Administrative Agent. Such legal opinions shall cover such matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require and shall be addressed to the Administrative Agent and the Lenders.

(h)    USA PATRIOT Act. The Lenders shall have received, at least three days prior to the Restatement Effective Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act, to the extent requested at least five days prior to the Restatement Effective Date.

(i)    No Litigation. There shall exist no action, suit, investigation or proceeding, pending or threatened, in any court or before any arbitrator or governmental authority that purports to affect the Loan Parties in a materially adverse manner or any transaction contemplated hereby, or that would reasonably be expected to have a Material Adverse Effect or a material adverse effect on any transaction contemplated hereby or on the ability of the Loan Parties, taken as a whole, to perform their obligations under the Loan Documents.

(j)    No Material Adverse Effect. No event or condition shall have occurred since the date of the Group Members’ most recent audited financial statements delivered to the Administrative Agent which has or would reasonably be expected to have a Material Adverse Effect.

(k)    Borrowing Base Certificate. The Administrative Agent and the Lenders shall have received a Borrowing Base Certificate dated as of the Restatement Effective Date.

(l)    Compliance Certificate. The Administrative Agent shall have received a Compliance Certificate dated as of the date of the Restatement Effective Date demonstrating pro-forma compliance with each of the covenants set forth in Section 7.1 as of the most recent calendar quarter of the Borrower for which the Borrower has provided financial statements.

(m)    Corporate Documents. The Administrative Agent shall have received:

(i)    For the Borrower and each Guarantor a copy, certified as of a recent date by the appropriate officer of each State in which such Person is organized and a duly authorized officer, partner or member of such Person, as applicable, to be true and complete, of the partnership agreement, corporate charter or operating agreement and/or other organizational agreements of the Borrower or any Guarantor (or if previously delivered to the Administrative Agent, solely a certification of such partnership agreement, corporate charter or operating agreement and/or other organizational agreements of the Borrower or any Guarantor as being true and complete and there have been no changes to such documents since they were last delivered) and its qualification to do business or good standing, as applicable, as in effect on such date of certification;

(ii)    copies of resolutions of the Board of Directors and/or similar governing bodies of each Loan Party approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, the borrowings hereunder; and

(iii)    an incumbency certificate, dated as of the Restatement Effective Date, certified by a duly authorized officer of each Loan Party and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name of and on behalf of such Person, each of the Loan Documents to which such Person is or is to become a party.

(n)    Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the Restatement Effective Date as if made on and as of such date, provided that, (x) to the extent that any such representation or warranty relates to a specific earlier date, they shall be true and correct in all material respects as of such earlier date, and (y) to the extent that any such representation and warranty is qualified as to “materiality”, “Material Adverse Effect” or similar language, such representation or warranty shall be true and correct in all respects on such respective dates.

(o)    No Default. No Default or Event of Default shall have occurred and be continuing on the Restatement Effective Date or after giving effect to the transactions to occur on such date.

(p)    Follow-On Offering. (i) The follow-on offering of the common Capital Stock of the Parent REIT (collectively, the “Parent REIT Follow-On Offering”) and (ii) the receipt by the Borrower of gross cash proceeds of at least $150,000,000 from the Parent REIT Follow-On Offering shall each have occurred.

(q)    Beneficial Ownership Regulation. At least five days prior to the Restatement Effective Date, any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, shall deliver a Beneficial Ownership Certification in relation to such Borrower.

(r)    [Reserved].

(s)    Other. The Administrative Agent shall have received such other documents, instruments, certificates, assurances, consents and approvals as the Administrative Agent shall have reasonably requested.

5.2    Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it hereunder on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction or waiver of the following conditions precedent:

(a)    Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, provided that, (x) to the extent that any such representation or warranty relates to a specific earlier date, they shall be true and correct as of such earlier date and (y) to the extent that any such representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates.

(b)    No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date, including pro forma compliance with each of the financial covenants set forth in Section 7.1(a) and (e) (for the avoidance of doubt the Borrower shall not be required to deliver a Compliance Certificate containing calculations necessary for determining such pro forma compliance).

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied.

SECTION 6    AFFIRMATIVE COVENANTS

The Parent REIT and the Borrower hereby jointly and severally agree that, so long as the Revolving Credit Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, each of the Parent REIT and the Borrower shall and shall cause each of its Subsidiaries to:

6.1    Financial Statements. Furnish to the Administrative Agent:

(a)    as soon as available, but in any event within 95 days after the end of each fiscal year of the Parent REIT (or such later date as permitted by the SEC), commencing with the fiscal year ending December 31, 2019, a copy of the audited consolidated balance sheet of the Parent REIT and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of such year and for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit (other than customary exceptions for current obligations and successor auditing firms), by Ernst & Young LLP, Grant Thornton LLP or other independent certified public accountants of nationally recognized standing; and

(b)    as soon as available, but in any event not later than 50 days after the end of each of the first three quarterly periods of each fiscal year of the Parent REIT (or such later date as permitted by the SEC), commencing with the fiscal quarter ending March 31, 2019, the unaudited consolidated balance sheet of the Parent REIT and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures as of the end of such quarter and for the corresponding period in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

6.2    Certificates; Other Information. Furnish to the Administrative Agent.

(a)    [reserved];

(b)    concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that no Default or Event of Default shall have occurred and be continuing as of the date of such certificate except as specified in such certificate and (ii) a Compliance Certificate containing (A) all information and calculations necessary for determining compliance by the Group Members with the covenants set forth in Section 7.1 as of the last day of the fiscal quarter or fiscal year of the Parent REIT, as the case may be, accompanied by reasonable detail, (B) reasonably detailed reports on newly acquired Eligible Unencumbered Real Property Assets and (C) a reasonably detailed report on any sale of (I) any Eligible Unencumbered Real Property Asset or (II) other Real Property Asset for consideration in excess of $15,000,000;

(c)    as soon as available, and in any event no later than 95 days after the end of each fiscal year of the Parent REIT (commencing with the year ending December 31, 2021), projected consolidated balance sheets of the Parent REIT and its consolidated Subsidiaries and related operating and cash flow statements for each quarter of the next succeeding fiscal year of the Parent REIT, all presented in a manner consistent with the Parent REIT’s public reporting and accompanied by a summary of the assumptions used in the preparation of the aforementioned statements, and the calculations that establish whether or not the Parent REIT and the Borrower will be in compliance with the covenants contained in Section 7.1. at the end of each fiscal quarter of such next succeeding fiscal year;

(d)    [reserved];

(e)    within 60 days after the end of each fiscal quarter of the Borrower, a narrative discussion and analysis of the financial condition and results of operations of the Parent REIT and its Subsidiaries that is usual and customary in scope and detail for quarterly reporting for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the comparable periods of the previous year; provided that such discussion and analysis may be included as part of the Borrower’s financial statements delivered pursuant to Section 6.1(a) or 6.1(b) and in such case, delivery of such financial statements shall satisfy this Section 6.2(e);

(f)    (i) within five Business Days after the dates of the respective deliveries set forth in Sections 6.1(a) or 6.1(b), copies, including copies sent electronically, of all non-public financial statements and reports that the Parent REIT or the Borrower sends to the holders of any class of its debt securities or public equity securities to the extent such financial statements and reports (or the contents thereof) would reasonably be expected to have a Material Adverse Effect; and (ii) within five Business Days after the receipt thereof, copies of all non-public correspondence received from the SEC concerning any material investigation or inquiry regarding financial or other operational results of any Group Member that would reasonably be expected to result in a Material Adverse Effect; and

(g)    promptly, (i) such additional financial and other information as the Administrative Agent may from time to time reasonably request and (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act or other applicable anti-money laundering laws.

6.3    Payment of Obligations. (a) Pay, discharge or otherwise satisfy as the same shall become due and payable (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income, profits, assets or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien (other than a Permitted Lien) on any properties of such Person, provided that, in each case, nothing in this Section 7.6 shall require the payment or discharge of any such tax, assessment, charge, levy or claim (x) which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP on such Person’s books, or (y) if the failure to pay or discharge any such tax, assessment, charge or levy or claim, together with any associated interest fines or penalties, could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(b)    File or cause to be filed all Federal, state and other material tax returns that are required to be filed by it or in respect of its income, profits, assets and properties when due (after giving effect to all valid extensions of such deadlines).

6.4    Conduct of Business and Maintenance of Existence; Compliance. (a)(i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (i) (other than with respect to any Loan Parties) or clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.5    Maintenance of Property; Insurance. (a) Keep, or cause its tenants to keep, all Property and systems useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, or use commercially reasonably efforts to cause its tenants to maintain, with financially sound and reputable insurance companies insurance on all its Property in at least such amounts and against such risks (but including in any event public liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business, except in the case of clause (a) above, where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

6.6    Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct (in all material respects) entries in conformity with GAAP and all material Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) subject to limitations, if any, imposed under regulatory or confidentiality requirements and agreements to which the Parent REIT or one of its subsidiaries is subject or could otherwise reasonably be expected to contravene attorney client privilege or constitute attorney work product, permit representatives of the Administrative Agent to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Group Members with officers and employees of the Group Members and with its independent certified public accountants; provided that so long as no Default or Event of Default shall have occurred and be continuing, the Administrative Agent shall not be permitted to conduct such visits and inspections more often than once in any 12 month period. The Administrative Agent shall use good faith efforts to coordinate such visits and inspections so as to minimize the interference with and disruption to the normal business operations of such Persons.

6.7    Notices. Promptly (unless otherwise specified below) give notice to the Administrative Agent and each Lender of:

(a)    the occurrence of any Default or Event of Default;

(b)    any (i) default or event of default under any Contractual Obligation of any Group Member or (ii) litigation, investigation or proceeding between any Group Member and any Governmental Authority, that in either case could reasonably be expected to have a Material Adverse Effect;

(c)    any litigation or proceeding affecting any Group Member (i) in which the aggregate actual or estimated liability of the Group Members is $80,000,000 or more and not covered by insurance, (ii) in which injunctive or similar relief is sought or (iii) which relates to any Loan Document;

(d)    the following events, but only to the extent such events could reasonably be expected to have a Material Adverse Effect, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination or Insolvency of, any Plan;

(e)    as soon as a Responsible Officer of any Group Member first obtains knowledge thereof: (i) any Environmental Claim (ii) any written notice that any Governmental Authority may deny any application for an Environmental Permit sought by, or revoke or refuse to renew any Environmental Permit held by, any Group Member (iii) any condition or occurrence on any Real Property that (x) results in noncompliance by any Group Member or any Real Property with any applicable Environmental Law or (y) could reasonably be anticipated to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property under any Environmental Law; and (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Materials of Environmental Concern on any Real Property; in each case that could reasonably be expected to result in the payment by the Group Members, in the aggregate, of a Material Environmental

Amount, including a full description of the nature and extent of the matter for which notice is given and all relevant circumstances;

(f)    as soon as possible and in any event within five days after a Responsible Officer of any Group Member has knowledge, of any development or event that has had or could reasonably be expected to have a Material Adverse Effect;

(g)    as soon as a Responsible Officer of any Group Member first obtains knowledge thereof any actual or threatened Condemnation of any material portion of any Eligible Unencumbered Real Property Asset (including copies of any and all papers served in connection with such proceeding), any negotiations with respect to any such taking, or any loss of or substantial damage to any Eligible Unencumbered Real Property Asset;

(h)    the failure of the Parent REIT to maintain REIT Status;

(i)    [reserved];

(j)    if any required permit, license, certificate or approval with respect to any Eligible Unencumbered Asset that is material to the operation of such Eligible Unencumbered Asset lapses or ceases to be in full force and effect or claim from any Person that any Eligible Unencumbered Asset, or any use, activity, operation or maintenance thereof or thereon, is not in compliance with any Requirement of Law that would have a Material Adverse Effect; and

(k)    any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto.

6.8    Environmental Laws. (a) Comply in all material respects with, and use commercially reasonable efforts to require compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and use commercially reasonable efforts to require that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all Environmental Permits required by any applicable Environmental Law.

(b)    Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under applicable Environmental Laws and promptly comply in all material respects with all lawful and legally binding orders and directives of all Governmental Authorities regarding applicable Environmental Laws; provided that, the Parent REIT, the Borrower, each of their respective Subsidiaries, and each of their respective tenants shall have the right to contest in good faith any such actions, orders or directives so long as such contest is conducted in accordance with applicable law.

6.9    Additional Guarantors. With respect to any new Eligible Subsidiary (other than any Excluded Subsidiary) created or acquired after the Third Amendment Effective Date by any Wholly-Owned Subsidiary, promptly (i) cause such Eligible Subsidiary to become a party to the Guarantee Agreement, and (ii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

6.10    Use of Proceeds. Use the proceeds of the Revolving Credit Facility on and after the Restatement Effective Date for general corporate purposes, including to refinance existing Indebtedness, and to fund acquisitions, redevelopment and expansion, not in contravention of any Requirement of Law or any Loan Document.

6.11    [Reserved].

6.12    [Reserved].

6.13    Compliance with OFAC; Anti-Corruption Laws and Sanctions. The Borrower shall develop and implement such programs, policies and procedures as are necessary to comply with the covenants contained in Section 7.19(a), (b) and (c).

SECTION 7    NEGATIVE COVENANTS

The Parent REIT and the Borrower hereby jointly and severally agree that, so long as the Revolving Credit Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, each of the Parent REIT and the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

7.1    Financial Condition Covenants.

(a)    Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the last day of any fiscal quarter of the Parent REIT to exceed 60%; provided that, the Borrower may on two non-consecutive occasions elect a one-time step up to 65% for four consecutive fiscal quarters following a Material Acquisition. (For the avoidance of doubt, the Borrower may not elect a step-up to 65% for any eight consecutive fiscal quarters.)

(b)    Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the Parent REIT to be less than 1.50 to 1.00.

(c)    [Reserved].

(d)    Consolidated Secured Debt Leverage Ratio. Permit the Consolidated Secured Debt Leverage Ratio as of the last day of any fiscal quarter of the Parent REIT to exceed 50%.

(e)    Unencumbered Leverage Ratio. Permit the Unencumbered Leverage Ratio as of the last day of any fiscal quarter of the Parent REIT to exceed 60%; provided that, the Borrower may on two non-consecutive occasions elect a one-time step up to 65% for four consecutive fiscal quarters following a Material Acquisition. (For the avoidance of doubt, the Borrower may not elect a step-up to 65% for any eight consecutive fiscal quarters.)

(f)    Unencumbered Interest Coverage Ratio. Permit the Unencumbered Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Parent REIT to be less than 1.75 to 1.00.

7.2    Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except (without duplication):

(a)    Indebtedness of any Loan Party pursuant to any Loan Document;

(b)    Indebtedness of the Borrower or any other Loan Party to any other Loan Party;

(c)    current liabilities incurred in the ordinary course of business but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

(d)    Indebtedness outstanding on the Third Amendment Effective Date and listed on Schedule 7.2(d) and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof (other than by the refinancing costs thereof including premiums and make whole payments) or any shortening of the maturity of any principal amount thereof);

(e)    Indebtedness owed to Affiliates of the Loan Parties that is not prohibited under Section 7.9; provided, that as of the date of incurrence thereof, (i) giving pro forma effect to the incurrence thereof, no Default or Event of Default under the financial covenants set forth in Section 7.1 would result therefrom, and (ii) immediately prior to and after giving effect to the incurrence thereof, no Default or Event of Default shall have occurred and be continuing;

(f)    Consolidated Unsecured Debt of the Parent REIT or any of its Subsidiaries provided, that as of the date of incurrence thereof, (i) giving pro forma effect to the incurrence thereof, no Default or Event of Default under the financial covenants set forth in Section 7.1 would result therefrom, and (ii) immediately prior to and after giving effect to the incurrence thereof, no Default or Event of Default shall have occurred and be continuing;

(g)    Indebtedness of the Borrower and any of its Subsidiaries in respect of customary cash management obligations, netting services, automatic clearing house arrangements, overdraft protections and similar arrangements, in each case in connection with deposit accounts and incurred in the ordinary course;

(h)    Indebtedness in respect of judgments, but only to the extent and for an amount not resulting in an Event of Default;

(i)    endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

(j)    Indebtedness in respect of workers’ compensation claims, self-insurance premiums, performance, bid and surety bonds and completion guaranties, in each case, in the ordinary course of business;

(k)    [reserved];

(l)    Secured Recourse Indebtedness of the Parent REIT and its Subsidiaries that matures at least one year after the Revolving Credit Termination Date and in an aggregate amount not exceeding on any date of determination, an amount equal to 10% of Total Asset Value on such date at any one time outstanding;

(m)    Indebtedness in respect of Capital Lease Obligations and purchase money obligations for fixed or capital assets; provided that the aggregate outstanding principal amount of such Indebtedness at any time does not exceed $20,000,000; and

(n)    Indebtedness in respect of Obligations under Specified Hedge Agreements and obligations under Capital One Hedge Agreements, in each case, not for speculative purposes and Guarantee Obligations thereof.

7.3    Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:

(a)    Permitted Liens;

(b)    [reserved];

(c)    intercompany Liens among the Parent REIT and its Subsidiaries securing intercompany obligations among such Persons that have been subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent;

(d)    Liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) not constituting an Event of Default under Section 8.1(g);

(e)    Liens on assets other than Eligible Unencumbered Assets provided that such Liens secure Indebtedness or other obligations that may be incurred or maintained without violating Section 7.1, Section 7.2 or any other provision of this Agreement, including, without limitation, Liens in existence as of the Third Amendment Effective Date and set forth in Schedule 7.3 and any renewals or refinancings thereof; and

(f)    Liens on fixed or capital assets acquired, constructed or improved by the Parent REIT or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (m) of Section 7.2, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Parent REIT or any Subsidiary.

7.4    Limitation on Fundamental Changes. Enter into any merger, consolidation, Division Transaction, or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business, except that:

(a)    any Subsidiary of the Borrower may be merged or consolidated with (or liquidated or dissolved into) any other Subsidiary of the Borrower or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Wholly-Owned Subsidiary of the Parent REIT (provided that (i) such Wholly-Owned Subsidiary shall be the continuing or surviving corporation or (ii) simultaneously with such transaction, the continuing or surviving entity shall become a Wholly-Owned Subsidiary of the Parent REIT), and, in each case, the Borrower shall comply with Section 6.9 in connection therewith;

(b)    any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation, dissolution, pursuant to a Division or otherwise) to the Borrower or any Subsidiary thereof, except that, if the transferor in such transaction is a Wholly-Owned Subsidiary of the Parent REIT, then the transferee thereof must be a Wholly-Owned Subsidiary of the Parent REIT, and, in each case, the Borrower shall comply with Section 6.9 in connection therewith; and

(c)    any transaction permitted under Section 7.5 and 7.7 shall be permitted, including in connection with an acquisitions not otherwise prohibited hereunder.

7.5    Limitation on Disposition of Property. Dispose of any of its Property (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary’s Capital Stock to any Person, except:

(a)    Dispositions of cash and Cash Equivalents in connection with any transactions not otherwise prohibited by the Loan Documents;

(b)    leases and subleases of assets, as lessor or sublessor (as the case may be), in the ordinary course of business;

(c)    that any Group Member may sell, transfer, or dispose of its assets to a Loan Party; and

(d)    other Dispositions by the Borrower and its Subsidiaries; provided that (x) after giving effect thereto, the Borrower is in pro forma compliance with each of the financial covenants set forth in this Agreement (including the financial covenants under Section 7.1), and (y) no Default or Event of Default exists at the time of such Disposition or would result therefrom.

7.6    Limitation on Restricted Payments. Make any Restricted Payment, except that:

(a)    any Subsidiary may make Restricted Payments to the Parent REIT or any Subsidiary;

(b)    the Parent REIT may make Restricted Payments in the form of Capital Stock (other than any Disqualified Equity Interests) of the Parent REIT;

(c)    the Parent REIT may make Restricted Payments to its direct or indirect owners during any four-quarter period (and the Borrower may make Restricted Payments to the Parent REIT to the extent necessary to enable the Parent REIT to make such Restricted Payments), not to exceed the greater of (x) 95% of Adjusted Funds From Operations and (y) the minimum amount required to maintain REIT Status and avoid the payment of federal or state income or excise Taxes, provided that, (i) no such Restricted Payments shall be made pursuant to this Section 7.6(c) if a Default or Event of Default shall have occurred and be continuing (except that Restricted Payments in the minimum amount required to maintain REIT Status shall be permitted unless an Event of Default under Section 8.1(a) or (f) has occurred and is continuing) and (ii) on the date of any such Restricted Payment, the Borrower shall deliver to the Administrative Agent a certification that immediately prior to and after giving effect to such Restricted Payment, no Default or Event of Default (or no Event of Default under Section 8.1(a) or (f), as applicable) shall have occurred and be continuing;

(d)    the Borrower may make Restricted Payments to the Parent REIT to permit the Parent REIT to (i) pay corporate overhead expenses incurred in the ordinary course of business and (ii) pay any taxes which are due and payable by the Parent REIT, the Borrower or any Subsidiary (and the Parent REIT shall be permitted to pay such expenses or taxes);

(e)    any Joint Venture may make Restricted Payments pursuant to the terms of its joint venture agreement; and

(f)    the Parent REIT may make Restricted Payments in exchange for, or out of the net cash proceeds of, a substantially concurrent sale of Capital Stock (other than Disqualified Equity Interests) of the Parent REIT.

7.7    Limitation on Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting an ongoing business from, or make any other investment in, any other Person (all of the foregoing, “Investments”), except:

(a)    extensions of trade credit in the ordinary course of business;

(b)    Investments in Cash Equivalents;

(c)    Investments arising in connection with the incurrence of Indebtedness permitted by Section 7.2(b);

(d)    loans and advances to officers of the Parent REIT, the Borrower or any Subsidiaries of the Borrower in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) in an aggregate amount for the Parent REIT, the Borrower and Subsidiaries of the Borrower not to exceed $250,000 at any one time outstanding;

(e)    any Investments, so long as (i) immediately prior to and immediately after giving effect to such Investment, no Default or Event of Default shall have occurred and be continuing, and (ii) after giving pro forma effect to such Investment, the Borrower shall be in compliance with the provisions of Sections 6.9 and 7.1 hereof;

(f)    to the extent constituting Investments, non-cash consideration received in connection with a Disposition permitted under this Agreement;

(g)    Investments in Subsidiaries of the Parent REIT existing as of Third Amendment Effective Date, Investments in any Subsidiaries of the Parent REIT created after the Third Amendment Effective Date and Investments in any Person that, after giving effect to such Investment, shall become a Subsidiary of the Parent REIT;

(h)    deposits required by government agencies or public utilities, and other deposits or pledges which constitute Permitted Liens;

(i)    Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(j)    Investments consisting of debt securities, equity securities and other non-cash consideration received as consideration for a disposition permitted by this Agreement;

(k)    Investments in Unimproved Land including construction draws to tenants in connection with improvements thereon in an amount not to exceed 5% of Total Asset Value as of the date any such Investment is made;

(l)    lease incentives (1) extended to tenants in the ordinary course of business in the form of cash contributions to be used for such tenants’ capital expenditures and building improvements, which in each case generate additional Net Operating Income for the applicable Real Property Asset within twelve months after the date of extension of such lease incentive (provided that this clause (1) shall, for the avoidance of doubt, exclude lease incentives in the form of other preferential lease terms including free rent) and (2) in the form of other preferential lease terms (including free rent) in an aggregate amount under this clause (2) not to exceed $20,000,000 at any time outstanding;

(m)    transactions permitted under Section 7.4 to the extent constituting Investments; and

(n)    other Investments not otherwise permitted hereunder in an aggregate amount not to exceed $40,000,000 at any time outstanding.

In determining the aggregate amount of Investments outstanding at any particular time: (A) there shall be included as an investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (B) there shall be deducted in respect of each Investment any amount received as a return of capital; (C) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (A) shall be deducted when paid; and (D) the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value thereof.

7.8    Limitation on Modifications of Organizational Documents. Amend its organizational documents in a manner materially adverse to the Lenders.

7.9    Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than any Group Member), except:
(a)    transactions not otherwise not prohibited under this Agreement, so long as such transactions are (i) in the ordinary course of business of such Group Member, as the case may be, and (ii) upon fair and reasonable terms no less favorable to such Group Member, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate as determined in good faith by the board of directors (or equivalent governing body) of the Parent REIT;

(b)    compensation, bonus and benefit arrangements with employees, officers, directors and trustees of a Group Member that are customary in the industry or are in the ordinary course of business;

(c)    payment of customary fees and reasonable out of pocket costs to, and indemnities for the benefit of, directors, officers and employees of Holdings, the Borrower and its

Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and its Subsidiaries; and

(d)    transactions and payments permitted by Sections 7.4, 7.5, 7.7 and 7.9.

7.10    [Intentionally Omitted].

7.11    Limitation on Changes in Fiscal Periods. Permit the fiscal year of the Parent REIT to end on a day other than December 31 or change the Parent REIT’s method of determining fiscal quarters.

7.12    Limitation on Negative Pledge Clauses. Enter into or suffer to exist or become effective any Negative Pledge that prohibits or limits the ability of any Group Member to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any Guarantor, its obligations under the Guarantee Agreement, other than (each of the following, a “Permitted Negative Pledge” and collectively, the “Permitted Negative Pledges”): (a) this Agreement and the other Loan Documents, the Capital One Credit Agreement and related loan documents thereto, (b) by operation of Requirements of Law; (c) [reserved]; (d) single purpose entity limitations contained in charter documents for Subsidiaries that are not Eligible Subsidiaries; (e) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Group Member; (f) customary provisions restricting assignment of any licensing agreement or other contract entered into by any Group Member in the ordinary course of business; (g) customary restrictions and conditions contained in agreements relating to the sale or other Disposition of a Subsidiary or assets pending such sale (provided that such restrictions and conditions apply only to the Subsidiary or assets that are to be sold and such sale or other Disposition is permitted hereunder); (h) customary provisions in joint venture agreements restricting the transfer or encumbrance of Capital Stock in such joint venture or the assets owned by such joint venture, or otherwise restricting transactions between the joint venture and the Borrower and its Subsidiaries; and (i) restrictions or conditions contained in any agreement relating to Consolidated Secured Debt permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and the direct or indirect Capital Stock in the issuer of such Consolidated Secured Debt.

7.13    Limitation on Restrictions on Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary, (b) make Investments in the Borrower or any other Subsidiary or (c) transfer any of its assets to the Borrower or any other Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents; (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition otherwise permitted under this Agreement; (iii) restrictions imposed by applicable law; (iv) with respect to clauses (b) and (c) above, restrictions pursuant to any joint venture agreement solely with respect to the transfer of the assets or Capital Stock of the related Joint Venture; (v) Permitted Transfer Restrictions; (vi) [reserved]; and (vii) any restrictions existing under an agreement that amends, refinances or replaces any agreement containing restrictions permitted under the preceding clauses (i) through (vi), provided that, the terms and conditions of any such agreement, as they relate to any such restrictions are no less favorable to the Borrower and its Subsidiaries, as applicable, than those under the agreement so amended, refinanced or replaced, taken as a whole.

7.14    Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Group Members are engaged on the Third Amendment Effective Date or that are reasonably related, complementary or ancillary thereto or that are a natural expansion thereof.

7.15    Limitation on Activities of the Parent REIT. In the case of the Parent REIT, (a) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than (i) those incidental to its ownership of the Capital Stock of the Borrower, its operations as a Parent REIT and the performing of activities in preparation for and consummating any public offering of its Capital Stock and related to its status as a public company, (ii) participating in tax, accounting and other administrative and fiduciary matters as a parent of the Group Members or as a direct or indirect owner of the Borrower, in each case, in accordance with the terms of the Loan Documents to which it is a party, (iii) providing customary compensation, indemnification and insurance coverage to officers and directors, or (iv) activities incidental to the businesses or activities described above and incurred in the ordinary course of business, (b) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations (other than liabilities or financial obligations in the ordinary course of its business), except (i) nonconsensual obligations imposed by operation of law, (ii) pursuant to the Loan Documents, the Capital One Credit Agreement and loan documents related thereto, in each case, to which it is a party, (iii) obligations with respect to its Capital Stock, (iv) Consolidated Unsecured Debt permitted by Section 7.2(f), (v) Guarantee Obligations with respect to any Indebtedness permitted by Section 7.2, (vi) liabilities for compensation and other employment matters, including pursuant to employment agreements filed by the Parent REIT with the SEC, (vii) liabilities incidental to its status as a publicly traded real estate investment trust under the Code and not constituting liabilities in respect of Indebtedness for borrowed money (including liabilities associated with employment contracts, executive officer and director indemnification agreements and employee benefit matters), indemnification obligations pursuant to purchase and sale agreements, tax liabilities; (viii) other immaterial obligations, immaterial intercompany obligations or other intercompany obligations owing by the Parent REIT to the Borrower or any Subsidiary of the Borrower; and (ix) as otherwise expressly permitted by the Loan Documents; or (c) own, lease, manage or otherwise operate any properties or assets (including cash and Cash Equivalents) other than the (i) ownership of shares of Capital Stock of the Borrower or any other Wholly Owned Subsidiary of the Parent REIT that owns, directly or indirectly, all or any portion of the Capital Stock of the Borrower, (ii) cash or Cash Equivalents (including cash and Cash Equivalents received in connection with dividends made by the Borrower in accordance with Section 7.6 pending application in the manner contemplated by said Section) and of any other assets on a temporary basis that are in the process of being transferred through the Borrower or any Group Member as part of a permitted Restricted Payment or a downstream contribution, directly or indirectly to the Borrower and (iii) cash and other assets of nominal value incidental to its status as a public company or its ownership of the Capital Stock described in this Section 7.15.

7.16    [Intentionally Omitted].

7.17    REIT Status. Permit the Parent REIT to fail to meet the requirements for REIT Status from and after the date that the Parent REIT’s election to qualify for REIT Status is effective.

7.18    [Intentionally Omitted]

7.19    OFAC; Anti-Corruption Laws and Sanctions. (a)(i) Engage, directly or, to its knowledge, indirectly, in business dealings with any party listed on the Specially Designated Nationals List or other similar lists maintained by U.S. or applicable non-U.S. governmental agencies, including OFAC and the U.S. Department of State, or in any related Executive Order issued by the President; (ii) conduct, directly or, to its knowledge, indirectly, business dealings with a party, subject to sanctions administered by U.S. or applicable non-U.S. governmental agencies, including OFAC and the U.S. Department of State; (iii) derive, directly or to its knowledge, indirectly, income from business dealings with a party, subject to sanctions administered by U.S. or applicable non-U.S. governmental agencies, including OFAC and the U.S. Department of State; (iv) use the proceeds of the Loans or any Letter of Credit to conduct any business dealings or transaction, either directly or, to its knowledge, indirectly, with any party, or in or with any country or territory, subject to sanctions administered by U.S.

(b)    Derive any material amount of its assets in violation of the anti-money laundering or anti-terrorism laws or regulations of the United States, including but not limited to the USA PATRIOT Act, the Money Laundering Control Act, the Bank Secrecy Act and any related Executive Order of the President.

(c)    Fail to comply with applicable anti-bribery and anti-corruption laws and regulations (including the FCPA), in any material respect, including any failure to so comply that may result in the forfeiture of any Eligible Unencumbered Asset or the proceeds of the Loans or a claim of forfeiture of any Eligible Unencumbered Asset or the proceeds of the Loans.

(d)    Fail to provide the Administrative Agent and the Lenders with any information readily available to the Borrower regarding any Group Member or any REIT Controlled Affiliate necessary for the Administrative Agent or any of the Lenders to comply with (i) the anti-money laundering laws and regulations, including but not limited to the USA PATRIOT Act, The Money Laundering Control Act, the Bank Secrecy Act and any related Executive Order issued by the President, (ii) all applicable economic sanctions laws and regulations administered by OFAC, and (iii) all applicable anti-corruption and anti-bribery laws and regulations, including the FCPA.

7.20    Borrower Tax Status. Make any election or otherwise take any action that would result in the Borrower becoming an association (or a publicly traded partnership or taxable mortgage pool) taxable as a corporation for U.S. federal income tax purposes.

SECTION 8    EVENTS OF DEFAULT

8.1    Events of Default. If any of the following events shall occur and be continuing:

(a)    the Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within three Business Days after any such interest or other amount becomes due in accordance with the terms hereof or thereof; or

(b)    any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document, or that is contained in any certificate, document or financial or other statement furnished by it at any time under this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made or furnished; or

(c)    any Loan Party shall default (i) in the observance or performance of any agreement contained in clause (a)(i) of Section 6.4 (with respect to the Parent REIT and the Borrower only), Section 6.7(a) or Section 7 or (ii) in the observance or performance of any agreement contained in Section 6.1, 6.2, 6.5, or 6.7 (except 6.7(a)), and such default under this clause (c)(ii) shall continue unremedied for a period of ten days; or

(d)    any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

(e)    any Group Member shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation, but excluding the Loans and Reimbursement Obligations) or interest thereon on the scheduled or due date with respect thereto and such default shall continue beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause such Indebtedness to become due prior to its stated maturity or to become subject to a mandatory offer to purchase by the obligor thereunder prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable prior to the stated maturity of the guaranteed Indebtedness; provided, that a default, event or condition described in any of clauses (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness having an aggregate principal amount which exceeds in the aggregate (A) $30,000,000, if such Indebtedness is Recourse Indebtedness or (B) $80,000,000, if such Indebtedness is Nonrecourse Indebtedness; or

(f)    (i) any Group Member shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Group Member shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Group Member any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 90 days; or (iii) there shall be commenced against any Group Member any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 90 days from the entry thereof; or (iv) any Group Member shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Group Member shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g)    (i) any failure by the Borrower to satisfy minimum funding requirements (as defined in Section 302 of ERISA), whether or not waived with respect to any Single Employer Plan, or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower, (ii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iii) any Single Employer Plan shall terminate for purposes of Title IV of ERISA in a distress termination pursuant to Section 4041(c) of ERISA, or (iv) the Borrower shall incur any liability (including any liability on account of a Commonly Controlled Entity) in connection with a withdrawal from, or the Insolvency of, a Multiemployer Plan; and in each case in clauses (i) through (iv) above, such event or condition, together with all other such events or conditions described in clauses (i) through (iv), if any, could reasonably be expected to have a Material Adverse Effect; or

(h)    (i) one or more judgments or decrees shall be entered against any Group Member involving for the Group Members taken as a whole a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $30,000,000 or more, or (ii) one or more non-monetary judgments shall have been entered against any Group Member have, or could reasonably be expected to have, a Material Adverse Effect, and, in either case, (x) enforcement proceedings are commenced by any creditor upon such judgment or order or (y) all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 90 days from the entry thereof; or

(i)    the guarantee contained in Section 2 of the Guarantee Agreement shall cease, for any reason (other than by reason of the express release thereof pursuant to Section 10.15 of this Agreement or Section 3.15 of the Guarantee Agreement), to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

(j)    any Change of Control shall occur;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Revolving Credit Facility Lenders, the Administrative Agent may, or upon the request of the Majority Revolving Credit Facility Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. In the case of all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a Cash Collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired face amount of such Letters of Credit. Amounts held in such Cash Collateral account shall be applied by the Administrative Agent to the payment of drawings under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired with no pending drawings or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired with no pending drawings or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such Cash Collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto).

8.2    Allocation of Proceeds. If an Event of Default exists, all payments received by the Administrative Agent (or any Lender as a result of its exercise of remedies permitted under Section 10.7) under any of the Loan Documents in respect of any Guarantee Obligations shall be applied in the following order and priority:

(a)    to payment of that portion of the Guarantee Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such and the Issuing Lenders in their capacity as such, ratably among the Administrative Agent and the Issuing Lenders in proportion to the respective amounts described in this clause (a) payable to them;

(b)    to payment of that portion of the Guarantee Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including attorney fees, ratably among the Lenders in proportion to the respective amounts described in this clause (b) payable to them;

(c)    to payment of that portion of the Guarantee Obligations constituting accrued and unpaid interest on the Loans and Reimbursement Obligations, ratably among the Lenders and the Issuing Lenders in proportion to the respective amounts described in this clause (c) payable to them;

(d)    to payment of that portion of the Guarantee Obligations constituting unpaid principal of the Loans, Reimbursement Obligations, other Letter of Credit liabilities and payment obligations then owing under Specified Hedge Agreements and Specified Cash Management Agreements, ratably among the Lenders, the Issuing Lenders, the Hedge Banks and the Specified Cash Management Banks in proportion to the respective amounts described in this clause (d) payable to them; provided, however, to the extent that any amounts available for distribution pursuant to this clause are attributable to the issued but undrawn amount of an outstanding Letter of Credit, such amounts shall be paid to the Administrative Agent for deposit into the Letter of Credit Cash Collateral account; and

(e)    the balance, if any, after all of the Guarantee Obligations have been paid in full, to the Borrower or as otherwise required by applicable law.

Notwithstanding the foregoing, Guarantee Obligations arising under Specified Cash Management Agreements and Specified Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Specified Cash Management Bank or Hedge Bank, as the case may be. Each Specified Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Agents pursuant to the terms of Article IX. for itself and its Affiliates as if a “Lender” party hereto.

SECTION 9    THE AGENTS

9.1    Appointment. Each Lender hereby irrevocably designates and appoints the Agents as the agents of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent. Each Lender or Affiliate of a Lender party to a Specified Hedge Agreement, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Guarantee Obligations provided under the Loan Documents, to have agreed to the provisions of this Article.

9.2    Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

9.3    Exculpatory Provisions. Neither any Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

9.4    Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, electronic communication, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Loan Parties), independent accountants and other experts selected by such Agent. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 10.6 and all actions required by such Section in connection with such transfer shall have been taken. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

9.5    Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent shall have received notice from a Lender, the Parent REIT or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent shall receive such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

9.6    Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither any of the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

9.7    Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Parent REIT or the Borrower and without limiting the obligation of the Parent REIT or the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), for, and to save each Agent harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

9.8    Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

9.9    Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon ten days’ notice to the Lenders and the Borrower. Any such resignation by the Administrative Agent hereunder shall also constitute its resignation as an Issuing Lender, in which case the retiring Administrative Agent (x) shall not be required to issue any further Letters of Credit hereunder and (y) shall maintain all of its rights as Issuing Lender with respect to any Letters of Credit issued by it prior to the date of such resignation. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8.1(a) or 8.1(f) shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is ten days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Each Co-Syndication Agent may, at any time, by notice to the Lenders and the Administrative Agent, resign as Co-Syndication Agent hereunder, whereupon the duties, rights, obligations and responsibilities of such Co-Syndication Agent hereunder shall automatically be assumed by, and inure to the benefit of, the Administrative Agent, without any further act by such Co-Syndication Agent, the Administrative Agent or any Lender. After any retiring Agent’s resignation as Agent, such Agent shall remain indemnified to the extent provided in this Agreement and the other Loan Documents and the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

9.10    Authorization to Release Guarantees. The Administrative Agent is hereby irrevocably authorized by each of the Lenders to effect any release of guarantee obligations contemplated by Section 10.15 of this Agreement or Section 3.15 of the Guarantee Agreement.

9.11    The Arrangers; the Co-Syndication Agents. None of the Arrangers or the Co-Syndication Agents, in their respective capacities as such, shall have any duties or responsibilities, nor shall any such Person incur any liability, under this Agreement and the other Loan Documents.

9.12    No Duty to Disclose. The Administrative Agent, the Sustainability Structuring Agent, each Co-Syndication Agent, the Arrangers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Parent REIT, the Borrower, the other Loan Parties and their respective Affiliates, and none of the Administrative Agent, the Sustainability Structuring Agent, the Co-Syndication Agents nor the Arrangers has any obligation to disclose any of such interests to the Parent REIT, the Borrower, any other Loan Party or any of their respective Affiliates.

9.13    Waiver. To the fullest extent permitted by law, each of the Parent REIT, the Borrower and the other Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent, each Co-Syndication Agent, the Arrangers and the Sustainability Structuring Agent with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

9.14    Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers, and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)    such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit or the Commitments or this Agreement,

(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)    In addition, unless Section 9.14(a)(i) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in Section 9.14(a)(iv), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent or the Arrangers, or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

9.15    Erroneous Payments.

(a)    Each Lender and each Issuing Lender hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or Issuing Lender or any other Person that has received funds from the Administrative Agent or any of its Affiliates, either for its own account or on behalf of a Lender, Issuing Lender (each such recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x)

that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in such payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 9.15(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(b)    Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Administrative Agent in writing of such occurrence.

(c)    In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(d)    In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) to the Administrative Agent or, at the option of the Administrative Agent, the Administrative Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Administrative Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 10.6 and (3) the Administrative Agent may reflect such assignments in the Register without further consent or action by any other Person.

(e)    Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under this Section 9.15 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making a payment on the Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making a payment on the Obligations; provided, that this Section 9.15 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Loan Parties relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent.

(f)    Each party’s obligations under this Section 9.15 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(g)    Nothing in this Section 9.15 will constitute a waiver or release of any claim of the Administrative Agent hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.

9.16    Approvals of Lenders. All communications from the Administrative Agent to any Lender requesting such Lender’s determination, consent or approval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, consent or approval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved and (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials provided to the Administrative Agent by the Borrower in respect of the matter or issue to be resolved. Unless a Lender shall give written notice to the Administrative Agent that it specifically objects to the requested determination, consent or approval (together with a reasonable written explanation of the reasons behind such objection) within 10 Business Days (or such lesser or greater period as may be specifically required under the express terms of the Loan Documents) of receipt of such communication, such Lender shall be deemed to have conclusively approved such requested determination, consent or approval. No amendment, waiver or consent unless in writing and signed by the Administrative Agent, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Administrative Agent under this Agreement or any of the other Loan Documents; provided, the provisions of this Section shall not apply to any amendment, waiver or consent regarding any of the matters described in this Section 9.16.

SECTION 10    MISCELLANEOUS

10.1    Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, restated, supplemented or modified except in accordance with the provisions of this Section 10.1. Except as otherwise permitted pursuant to Sections 2.25 and 2.26 hereof, the Required Lenders and each Loan Party party to the relevant Loan Document may, or the Administrative Agent (with the written consent or ratification of the Required Lenders) and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents (including amendments and restatements hereof or thereof) for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the

Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

(a)    forgive the principal amount or extend the final scheduled date of maturity of any Loan or Reimbursement Obligation, reduce the stated rate of, or forgive, any interest or fee payable under this Agreement (except (x) in connection with the waiver of applicability of any post-default increase in interest rates or the waiver of any mandatory prepayment requirement (which waiver shall be effective with the consent of the Majority Facility Lenders of each adversely affected Facility) and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (a)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Commitment of any Lender, in each case without the consent of each Lender directly affected thereby;

(b)    (i) amend, modify or waive any provision of this Section or reduce any percentage specified in the definition of Required Lenders or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any right hereunder or make any determination or grant any consent hereunder or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, (ii) release the Parent REIT or, except as provided in Section 10.15(c), all or substantially all of the Subsidiary Guarantors from their guarantee obligations under the Guarantee Agreement or (iii) release the liability of the Borrower hereunder, in each case without the consent of all the Lenders;

(c)    amend, modify or waive any provision of Section 9, or any other provision affecting the rights, duties or obligations of any Agent, without the consent of any Agent directly affected thereby;

(d)    amend, modify or waive any condition precedent to any extension of credit under the Revolving Credit Facility set forth in Section 5.2 (including, without limitation, the waiver of an existing Default or Event of Default required to be waived in order for such extension of credit to be made) without the consent of the Majority Revolving Credit Facility Lenders;

(e)    amend, modify or waive any provision of Section 2.16 in a manner that would alter the manner in which payments are shared, without the consent of each Lender directly affected thereby;

(f)    amend, modify or waive any provision of Section 3 without the consent of each Issuing Lender affected thereby;

(g)    [reserved]; or

(h)    reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the consent of all of the Lenders under such Facility.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section; provided, that delivery of an executed signature page of any such instrument by facsimile transmission or electronic communication shall be effective as delivery of a manually executed counterpart thereof.

In addition, notwithstanding anything to the contrary contained in this Section 10.1, (x) no amendment, modification or waiver of this Agreement or any Loan Document altering the ratable treatment of Obligations arising under Specified Hedge Agreements resulting in such Obligations being junior in right of payment to principal on the Loans shall be effective without the written consent of such Hedge Bank (y) no amendment, modification or waiver of this Agreement or any Loan Document unless in writing and signed by the Sustainability Structuring Agent, in addition to the Lenders required hereinabove to take such action, shall affect the rights, obligations, liabilities or duties of the Sustainability Structuring Agent under this Agreement or any of the other Loan Documents and (z) Section V of the Third Amendment may be amended, modified or waived by, or with the consent of, the Majority Second Tranche Term Loan Facility Lenders and each Loan Party party to (which consent shall be the only consent required hereunder, under this Agreement or any other Loan Document to make of effect such amendment, modification or waiver).

10.2    Notices. (a) All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed (i) in the case of the Parent REIT, the Borrower and the Agents, as follows, (ii) in the case of the Lenders, as set forth in an administrative questionnaire delivered to the Administrative Agent or, in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Assumption substantially in the form of Exhibit E, in such Assignment and Assumption or (iii) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:

The Parent REIT and the Borrower:    Essential Properties Realty Trust, Inc. Essential
Properties, L.P. 902 Carnegie Center, Suite 520 Princeton, NJ 08540
Attention: Mark E. Patten, Chief Financial Officer,
Treasurer and Executive Vice President
Telephone: (609) 436-0613
mpatten@essentialproperties.com

The Administrative Agent:        Wells Fargo Bank, National Association
550 South Tryon Street, 14th Floor
Charlotte, NC 28202
Attention: Terrance Alewine
Telephone: (704) 410-2034
terrance.alewine@wellsfargo.com

If to the Administrative Agent under Section 2:
Wells Fargo Bank, National Association
600 South 4th Street, 8th Floor
Minneapolis, MN 55415
Attention: Anthony Gangelhoff
Telephone: (612) 316-0109
anthony.gangelhoff@wellsfargo.com

If to Wells Fargo, as an Issuing Lender:    Wells Fargo Bank, National Association
550 South Tryon Street, 14th Floor
Charlotte, NC 28202
Attention: Terrance Alewine
Telephone: (704) 410-2034
terrance.alewine@wellsfargo.com

If to Wells Fargo, as Sustainability Structuring Agent:
Wells Fargo Bank, National Association

550 South Tryon Street, 14th Floor
Charlotte, NC 28202
Attention: Terrance Alewine
Telephone: (704) 410-2034
terrance.alewine@wellsfargo.com

Issuing Lenders:            As notified by such Issuing Lender to the Administrative
Agent and the Borrower

provided that any notice, request or demand to or upon any Agent, any Issuing Lender or any Lender shall not be effective until received.

(b)    Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. Each of the Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)    Any financial statement, document and other information that is required to be furnished by Sections 6.01 or 6.02 may be delivered electronically and, if so delivered, shall be deemed to be furnished on the earlier of the dates on which such financial statement, document or other information (i) have been posted on the Parent REIT’s or the Borrower’s website or on the SEC’s website, (ii) are delivered in a format acceptable to the Administrative Agent by electronic mail or (iii) are posted on the Parent REIT’s or the Borrower’s behalf on an electronic system to which each of the Administrative Agent and each Lender has access.

10.3    No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.4    Survival of Representations and Warranties. All representations and warranties made herein, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

10.5    Payment of Expenses. Each of the Parent REIT and the Borrower jointly and severally agrees (a) to pay or reimburse the Agents and the Arrangers for all their reasonable and documented out-of-pocket costs and expenses incurred in connection with the syndication of the Commitments and the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements and other charges of counsel to the Administrative Agent (but limited, in the case of legal fees and expenses, to a single firm of counsel for all such Persons, taken as a whole and, if relevant, of a single firm of local counsel in each applicable jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for all such Persons, taken as a whole (and, in the case of an actual or perceived conflict of interest, where the Person affected by such conflict notifies the Borrower of the existence of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Person and, if relevant, of a single firm of local counsel in each appropriate jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for such affected Person)) and the charges of Intralinks or another similar electronic system, (b) to pay or reimburse each Lender and the Agents for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, including, without limitation, the fees and disbursements of counsel to the Lenders and the Agents (but limited, in the case of legal fees and expenses, to a single firm of counsel for all such Persons, taken as a whole and, if relevant, of a single firm of local counsel in each applicable jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for all such Persons, taken as a whole (and, in the case of an actual or perceived conflict of interest, where the Person affected by such conflict notifies the Borrower of the existence of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Person and, if relevant, of a single firm of local counsel in each appropriate jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for such affected Person)), and (c) to pay, indemnify or reimburse each Lender, each Agent, their respective affiliates, and their respective officers, directors, trustees, employees, advisors, agents and controlling persons (each, an “Indemnitee”) for, and hold each Indemnitee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by an Indemnitee or asserted against any Indemnitee by any third party or by the Parent REIT, the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, any commitment letter or fee letter in connection therewith, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds thereof (including any refusal by any Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Materials of Environmental Concern on or from any property owned, occupied or operated by the Parent REIT, the Borrower or any of their respective Subsidiaries, or any environmental liability related in any way to the Borrower or any of their respective Subsidiaries or any of their respective properties, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by any third party or by the Parent REIT, the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”), provided, that neither the Parent REIT nor the Borrower shall have any obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities resulted directly and primarily from (in each of the succeeding clauses (w), (x) and (y), to the extent determined by a court of competent jurisdiction, in a final and non-appealable judgment) (w) the gross negligence or willful misconduct of such Indemnitee or any of such Indemnitee’s officers, directors and employees (collectively, such Indemnitee’s “Related Parties”), (x) the material breach by such Indemnitee (or any of such Indemnitee’s Related Parties) of its express obligations under the Loan Documents pursuant to a claim initiated by the Borrower, (y) with regard to Section 10.5(d)(iii), are caused solely by Materials of Environmental Concern first brought onto such respective property after neither Parent REIT, the Borrower nor any other Loan Party has possession or control of such property after a foreclosure or other transfer in lieu of foreclosure by an Indemnitee or (z) any proceeding that does not involve an act or omission of the Borrower or any of its Affiliates and that is brought by an Indemnitee against any other Indemnitee (other than any proceeding against any Indemnitee solely in its capacity or in fulfilling its role as an Agent, Issuing Lender, or Arranger). No Indemnitee shall be liable for any damages arising from the use by unauthorized persons of information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons except to the extent resulting from the gross negligence or willful misconduct of such Indemnitee or any of its Related Parties (to the extent determined by a court of competent jurisdiction in a final and non-appealable judgment). No party hereto shall be liable for any special, indirect, consequential or punitive damages in connection with the Facilities or the Loan Documents; provided that nothing contained in this sentence shall limit the Borrower or Parent REIT’s obligations to the extent set forth in this Section 10.5 to the extent such damages are included in any third party claim in connection with which an Indemnitee is entitled to indemnification hereunder. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries so to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee regarding any Indemnified Liabilities for which Borrower has an obligation under this Section 10.5. All amounts due under this Section shall be payable not later than 30 days after written demand therefor. Statements payable by each of the Parent REIT and the Borrower pursuant to this Section shall be submitted at the address and attention of the Parent REIT and the Borrower set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Parent REIT or the Borrower in a notice to the Administrative Agent. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder. This Section 10.5 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

10.6    Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Parent REIT, the Borrower, the Lenders, the Agents, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agents and each Lender.

(b)    Any Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities other than a natural Person or a Defaulting Lender (each, a “Participant”) participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would require the consent of all affected Lenders pursuant to Section 10.1. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if such Participant were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.17 and 2.17(c) (subject to the requirements and limitations therein, including the requirements under 2.18(f) (it being understood that the documentation required under Section 2.17(c)(f) shall be delivered to the participating Lender) with respect to its participation in the Commitments and the Loans outstanding from time to time as if such Participant were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided that such participant agrees to be subject to the provisions of Section 2.22 as if it were an assignee under paragraph (c) of this Section, and, in the case of Section 2.17(c), such Participant shall have complied with the requirements of said Section, and provided, further, that no Participant shall be entitled to receive any greater amount than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

(c)    Any Lender (an “Assignor”) may, in accordance with applicable law and upon written notice to the Administrative Agent, at any time and from time to time assign to any Lender or any affiliate or Approved Fund (other than a Defaulting Lender) or, with the consent of the Borrower and the Administrative Agent and, in the case of any assignment of Revolving Credit Commitments, the written consent of each Issuing Lender (which, in each case, shall not be unreasonably withheld or delayed) (provided that no such consent need be obtained by the Arrangers or the Administrative Agent, each in its capacity as a Lender), to an additional bank, financial institution or other entity (an “Eligible Assignee”) all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Assumption, substantially in the form of Exhibit E, executed by such Eligible Assignee and such Assignor (and, where the consent of the Borrower, the Administrative Agent or the Issuing Lenders is required pursuant to the foregoing provisions, by the Borrower and such other Persons) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an Eligible Assignee (other than any Lender or any affiliate thereof) shall be in an aggregate principal amount of less than $5,000,000 (other than in the case of an assignment of all of a Lender’s interests under this Agreement), unless otherwise agreed by the Borrower and the Administrative Agent. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Assumption, (x) the Eligible Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Assumption, have the rights and obligations of a Lender hereunder with the Revolving Credit Commitments and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of an Assignor’s rights and obligations under this Agreement, such Assignor shall cease to be a party hereto, except as to Section 2.17, 2.17(c) and 10.5 in respect of the period prior to such effective date); provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.6(b). In the event that Borrower fails to object by written notice within five Business Days after the receipt of a request to approve an assignment pursuant to this Section 10.6(c), the Borrower shall be deemed to have consented to such assignment. Notwithstanding any provision of this Section, the consent of the Borrower shall not be required for any assignment that occurs at any time when any Event of Default under Section 8.1(a) or 8.1(f) shall have occurred and be continuing, provided that parties hereby agree that Merrill Lynch, Pierce, Fenner & Smith Incorporated may, without notice to the Loan Parties, assign its rights and obligations under this Agreement to any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement. For purposes of the minimum assignment amounts set forth in this paragraph, multiple assignments by two or more Approved Funds shall be aggregated.

(d)    The Administrative Agent shall, acting for this purpose as a nonfiduciary agent of the Borrower, maintain at its address referred to in Section 10.2 a copy of each Assignment and Assumption delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing such Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Assumption; thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Eligible Assignee, and the old Notes shall be returned by the Administrative Agent to the Borrower marked “canceled”. The Register shall be available for inspection by the Borrower or any Lender (with respect to any entry relating to such Lender’s Loans) at any reasonable time and from time to time upon reasonable prior notice. Each Lender that sells a participation, acting for this purpose as a non-fiduciary agent of the Borrower (solely for tax purposes) shall maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Revolving Credit Commitments, Loans and other Obligations held by it (the “Participant Register”); provided that, no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) or proposed Section 1.163-5(b) of the United States Treasury Regulations (or, in each case, any amended or successor version). For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such interest in the Revolving Credit Commitments, Loans and other Obligations as the owner thereof for all purposes of this Agreement notwithstanding any notice to the contrary.

(e)    Upon its receipt of an Assignment and Assumption executed by an Assignor and an Eligible Assignee (and, in any case where the consent of any other Person is required by Section 10.6(c), by each such other Person) together with payment to the Administrative Agent of a registration and processing fee of $4,500 (treating multiple, simultaneous assignments by or to two or more Approved Funds as a single assignment) (except that no such registration and processing fee shall be payable (x) in connection with an assignment by or to the Arrangers, the Administrative Agent or their Control Investment Affiliates or (y) in the case of an Eligible Assignee which is already a Lender or is an affiliate or Approved Fund of a Lender or a Person under common management with a Lender), the Administrative Agent shall (i) promptly accept such Assignment and Assumption and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Borrower. On or prior to such effective date, the Borrower, at its own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the Revolving Credit Note of the assigning Lender) a new Revolving Credit Note to the order of such Eligible Assignee in an amount equal to the Revolving Credit Commitment assumed or acquired by it pursuant to such Assignment and Assumption and, if the Assignor has retained a Revolving Credit Commitment upon request, a new Revolving Credit Note to the order of the Assignor in an amount equal to the Revolving Credit Commitment retained by it hereunder. Such new Note or Notes shall be dated the Third Amendment Effective Date and shall otherwise be in the form of the Note or Notes replaced thereby.

(f)    For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests in Loans and Notes, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

(g)    Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Revolving Credit Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other Indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof. In addition, notwithstanding anything to the contrary in this Section 10.6(g), any SPC may (A) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender, or with the prior written consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld) to any financial institutions providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans, and (B) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC; provided that non-public information with respect to the Borrower may be disclosed only with the

Borrower’s consent which will not be unreasonably withheld. This paragraph (g) may not be amended without the written consent of any SPC with Loans outstanding at the time of such proposed amendment.

(h)    Notwithstanding anything to the contrary contained herein, no assignment under this Section 10.6 shall be made to (i) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (ii) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (ii).

(i)    Notwithstanding anything to the contrary contained herein, no such assignment under this Section 10.6 shall be made to a natural Person.

(j)    In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each Issuing Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Revolving Credit Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

10.7    Adjustments; Set-off. (a) Except to the extent that this Agreement provides for payments to be allocated to a particular Lender or to the Lenders, if any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8.1(f) or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Obligations, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Obligations, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b)    Subject to Sections 10.7(c) and (d), in addition to any rights and remedies of the Lenders provided by law, each Lender (other than a Defaulting Lender) shall have the right, at any time and from time to time while an Event of Default shall have occurred and be continuing, without prior notice to the Parent REIT or the Borrower, any such notice being expressly waived by the Parent REIT and the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Parent REIT or the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, Indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Parent REIT or the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

(c)    Each Lender hereby acknowledges that the exercise by any Lender of offset, set-off, banker’s lien or similar rights against any deposit account or other property or asset of the Borrower or any other Group Member could result under certain laws in significant impairment of the ability of all

Lenders to recover any further amounts in respect of the Obligations. Each Lender hereby agrees not to charge or offset any amount owed to it by Borrower against any of the accounts, property or assets of the Borrower or any other Group Member held by such Lender without the prior written approval of the Required Lenders.

(d)    In the event that any Defaulting Lender shall exercise any such right of setoff, all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.24 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders.

10.8    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission or other electronic imaging means (e.g. “pdf”) shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

10.9    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.10    Integration. This Agreement and the other Loan Documents represent the entire agreement of the Parent REIT, the Borrower, the Agents, the Arrangers and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Arrangers, any Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

10.11    Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

10.12    Submission To Jurisdiction; Waivers. Each of the Parent REIT and the Borrower hereby irrevocably and unconditionally:

(a)    submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the Commercial Division of the Supreme Court of the State of New York sitting in New York County, the courts of the United States of America for the Southern District of New York sitting in New York County, and appellate courts from any thereof;

(b)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Parent REIT or the Borrower, as the case may be at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

For avoidance of doubt, nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Lenders or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

10.13    Acknowledgments. Each of the Parent REIT and the Borrower hereby acknowledges that:

(a)    it has been advised by and consulted with its own legal, accounting, regulatory and tax advisors (to the extent it deemed appropriate) in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b)    none of the Arrangers, any Agent nor any Lender has any fiduciary relationship with or duty to the Parent REIT or the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Arrangers, the Agents and the Lenders, on one hand, and the Parent REIT and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor;

(c)    it is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents;

(d)    no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Arrangers, the Agents and the Lenders or among the Parent REIT, the Borrower and the Lenders; and

(e)    the Agents, the Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve economic interests that conflict with those of the Parent REIT, the Borrower, and none of the Agents, the Arrangers, nor any Lender has any obligation to disclose any of such interests to the Parent REIT, the Borrower or any of their respective Affiliates.

10.14    Confidentiality. Each of the Agents and the Lenders agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential, unless the prior written consent of the Borrower is obtained; provided that nothing herein shall prevent any Agent or any Lender from disclosing any such information (a) to the Arrangers, any Agent, any other Lender or any affiliate of any thereof, (b) to any Participant or Eligible Assignee (each, a “Transferee”) or prospective Transferee that agrees to comply with the provisions of this Section or substantially equivalent provisions, (c) to any of its or its respective affiliates’ employees, directors, agents, attorneys, accountants and other professional advisors to the extent necessary in connection with the credit facility evidenced hereby and to the extent such persons are notified of their obligations to keep such non-public information confidential and such persons agree to hold the same in confidence, (d) to any financial institution that is a direct or indirect contractual counterparty in swap agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section), (e) upon the request or demand of any Governmental Authority purporting to have jurisdiction over it (in which case (except in the case of requests and demands of regulatory authorities and routine audits) the applicable Agent or Lender shall give written notice thereof to the extent permitted by applicable law), (f) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (g) in connection with any litigation or similar proceeding (including in order to establish a due diligence defense) (in which case the applicable Agent or Lender shall give written notice thereof to the extent permitted by applicable law), (h) that has been publicly disclosed other than in breach of this Section or any other confidentiality obligation known to such Agent or Lender, (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender or (j) in connection with the exercise of any remedy hereunder or under any other Loan Document. In addition, the Administrative Agent and the Lenders may disclose to market data collectors, similar service providers to the lending industry and service providers to the Agents or any Lender, the existence of this Agreement and information about this Agreement routinely provided to such service providers, in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

10.15    Release of Guarantee Obligations. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the Borrower (i) in connection with any Disposition of Property permitted by the Loan Documents, the Administrative Agent shall take such actions as shall be required to release any guarantee obligations under any Loan Document of any Person being Disposed of in such Disposition, to the extent necessary to permit consummation of such Disposition in a transaction permitted by the Loan Documents or (ii) at any time that the Parent REIT has an Investment Grade Rating, to release any Subsidiary Guarantor that is an Excluded Subsidiary from its guarantee obligations under the Loan Documents, the Administrative Agent shall take such actions as shall be required to release such guarantee obligation.

(b)    Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the Borrower in connection with any incurrence of Indebtedness permitted by Section 7.2, the Administrative Agent shall (without notice to, or vote or consent of, any Lender) take such actions as shall be required to release any guarantee obligations under any Loan Document of the Person incurring such Indebtedness, to the extent necessary to permit the incurrence of such Indebtedness (and the granting of Liens to secure such Indebtedness) in accordance with the Loan Documents, provided that, the Borrower shall deliver to the Administrative Agent a pro forma Compliance Certificate (i) certifying that, immediately prior to and after giving effect to the incurrence of such Indebtedness, no Default or Event of Default shall have occurred and be continuing and (ii) containing all information and calculations reasonably necessary, and taking into consideration such Indebtedness, for determining pro forma compliance with the provisions of Section 7.1.

(c)    [Intentionally omitted].

(d)    Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations have been paid in full, all Revolving Credit Commitments have terminated or expired and no Letter of Credit shall be outstanding, upon request of the Borrower, the Administrative Agent shall take such actions as shall be required to release all guarantee obligations under any Loan Document. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower, any Guarantor or any substantial part of their respective property, or otherwise, all as though such payment had not been made.

10.16    Waivers of Jury Trial. THE PARENT REIT, THE BORROWER, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.17    Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)    the effects of any Bail-In Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

10.18    Effect of Amendment and Restatement of the Existing Credit Agreement. On the Restatement Effective Date, the Existing Credit Agreement shall be amended, restated and superseded in its entirety. Each Loan Party hereby reaffirms its duties and obligations under each Loan Document to which it is a party. Each reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Existing Credit Agreement as amended and restated hereby. All “Revolving Credit Loans” (under and as defined in the Existing Credit Agreement) which are outstanding on the Restatement Effective Date shall continue as Revolving Credit Loans under this Agreement and the other Loan Documents, and notwithstanding any provisions to the contrary in the Existing Credit Agreement, the Administrative Agent shall make such reallocations, sales, assignments or other relevant actions in respect of each Revolving Credit Lender’s Revolving Extensions of Credit under the Existing Credit Agreement as are necessary in order that each such Revolving Credit Lender’s Revolving Extensions of Credit hereunder reflects such Revolving Credit Lender’s Revolving Credit Percentage of the aggregate Revolving Extensions of Credit on the Restatement Effective Date.

10.19    Keepwell. The Borrower hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Loan Party to honor all of its obligations under the Guarantee Agreement in respect of Specified Hedge Obligations (provided, however, that the Borrower shall only be liable under this paragraph for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.19 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The Borrower intends that this paragraph constitute, and this paragraph shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

10.20    [Reserved].

10.21    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(i)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(ii)    As used in this Section 10.21, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity”: any of the following:

(a)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[Signature pages intentionally omitted]

Annex A
Commitments

Lender	Initial Term Loan Commitment	Second Tranche Term Loan Commitment	Revolving Credit Commitment	L/C Commitment
Wells Fargo Bank, National Association	--	$50,000,000	$75,000,000	$5,000,000
Bank of America, N.A.	$42,000,000	$50,000,000	$75,000,000	$5,000,000
Truist Bank	$31,000,000	$34,000,000	$55,000,000	--
Barclays Bank PLC	$10,000,000	--	$45,000,000	--
Citibank, N.A.	$22,000,000	$22,000,000	$45,000,000	--
Capital One, National Association	$32,500,000	$34,000,000	$45,000,000	--
TD Bank, N.A.	--	$44,000,000	$45,000,000	--
The Huntington National Bank	--	$44,000,000	$45,000,000	--
Bank of Montreal	--	$44,000,000	$45,000,000	--
Mizuho Bank, LTD.	$32,500,000	$34,000,000	$45,000,000	--
Goldman Sachs Bank USA	$10,000,000	$10,000,000	$37,500,000	--
Citizens Bank, N.A.	$10,000,00	$34,000,000	$37,500,000	--
Associated Bank, National Association	--	--	$5,000,000	--
Royal Bank of Canada	$10,000,000	--	--	--
Total Commitments	$200,000,000	$400,000,000	$600,000,000	$10,000,000